AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1995.
                                                  REGISTRATION NO. 33-


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM S-4
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933



                  RIO HOTEL & CASINO, INC.
   (Exact name of registrant as specified in its charter)


            NEVADA                          7011                  95-3671082

(State or other jurisdiction of      (Primary Standard         (I.R.S. Employer
incorporation or organization)           Industrial             Identification
                                 Classification Code Number)           No.)



                   3700 WEST FLAMINGO ROAD
                   LAS VEGAS, NEVADA 89103
                       (702) 252-7733
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                    RIO PROPERTIES, INC.
   (Exact name of registrant as specified in its charter)
  (Guarantor of 10 5/8% Senior Subordinated Notes Due 2005)

            NEVADA                         7011                 88-0288115

(State or other jurisdiction of     (Primary Standard        (I.R.S. Employer
incorporation or organization)          Industrial          Identification No.)
                                Classification Code Number)

                   3700 WEST FLAMINGO ROAD
                   LAS VEGAS, NEVADA 89103
                       (702) 252-7733
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    JAMES A. BARRETT, JR.
                  RIO HOTEL & CASINO, INC.
                   3700 WEST FLAMINGO ROAD
                   LAS VEGAS, NEVADA 89103
                       (702) 252-7733
      (Name, address, including zip code, and telephone
     number, including area code, of agent for service)

        PLEASE SEND COPIES OF ALL CORRESPONDENCE TO:

                      MICHAEL J. BONNER
                      SHERWOOD N. COOK
              KUMMER KAEMPFER BONNER & RENSHAW
                 3800 HOWARD HUGHES PARKWAY
                        SEVENTH FLOOR
                   LAS VEGAS, NEVADA 89109
                       (702) 792-7000

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[ ]

               CALCULATION OF REGISTRATION FEE

Title of each class of  Amount to    Proposed  Proposed Maximum    Amount of
   securities to be         be       Maximum      Aggregate     Registration Fee
      registered        Registered   Offering   Offering Price
                                    Price per        (1)
                                     Note (1)

10 5/8% Senior
  Subordinated Notes
  Due 2005             $100,000,000    100%      $100,000,000       $34,483
Guarantee Evidencing
  Additional
  Registrant's
  Guarantee of
  10 5/8% Senior
  Subordinated Notes
  Due 2005             $100,000,000     2             2                2

(1)Calculated in accordance with Rule 457(f)(2).
(2)No additonal consideration for the Guarantee of the 10 5/8% Senior Subordinated Notes Due 2005 will be furnished. Pursuant to Rule 457(n), no separate fee is payable with respect to such Guarantee.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Registration Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  RIO HOTEL & CASINO, INC.

                    CROSS-REFERENCE TABLE

  PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K





ITEM      FORM S-4 CAPTION                   PROSPECTUS CAPTION
NO.
Item 1    Forepart of the Registration
          Statement and Outside Front Cover  Outside Front Cover Page of
          Page of Prospectus                 Prospectus
Item 2    Inside Front and Outside Back      Inside Front Cover Pages of
          Cover Pages of Prospectus          Prospectus
Item 3    Risk Factors, Ratio of Earnings
          to Fixed Charges and Other         Summary; Risk Factors; Selected
          Information                        Consolidated Financial Data
Item 4    Terms of the Transaction           Summary; The Exchange Offer;
                                             Description of New Notes;
                                             Certain U.S. Federal Tax
                                             Consequences
Item 5    Pro Forma Financial Information    Not Applicable
Item 6    Material Contacts with the         Not Applicable
          Company Being Acquired
Item 7    Additional Information Required
          for Reoffering by Persons and      Not Applicable
          Parties Deemed to be Underwriters
Item 8    Interests of Named Experts and     Legal Matters; Experts
          Counsel
Item 9    Disclosure of Commission Position
          on Indemnification for Securities  Certain Transactions
          Act Liabilities
Item 10   Information with Respect to S-3    Summary; Risk Factors;
          Registrants                        Capitalization; Management's
                                             Discussion and Analysis of
                                             Financial Condition and Results
                                             of Operations; Business
Item 11   Incorporation of Certain           Incorporation of Certain
          Information by Reference           Documents by Reference
Item 12   Information with Respect to S-2    Not Applicable
          or S-3 Registrants
Item 13   Incorporation of Certain           Incorporation of Certain
          Information by Reference           Documents by Reference
Item 14   Information with Respect to
          Registrants Other than S-3 or S-2  Not Applicable
          Registrants
Item 15   Information with Respect to S-3    Not Applicable
          Companies
Item 16   Information with Respect to S-2    Not Applicable
          or S-3 Companies
Item 17   Information with Respect to
          Companies Other than S-3 or S-2    Not Applicable
          Companies
Item 18   Information if Proxies, Consents
          or Authorizations are to be        Not Applicable
          Solicited
Item 19   Information if Proxies, Consents
          or Authorizations are not to be    Management; Incorporation of
          Solicited or in an Exchange Offer  Certain Documents by Reference

         SUBJECT TO COMPLETION, DATED AUGUST 28, 1995

                  RIO HOTEL & CASINO, INC.
                      OFFER TO EXCHANGE
                       ALL OUTSTANDING
         10 5/8% SENIOR SUBORDINATED NOTES DUE 2005
                             FOR
         10 5/8% SENIOR SUBORDINATED NOTES DUE 2005
                  _________________________

     This  exchange offer and withdrawal rights will  expire
at  5:00 p.m., New York City time, on _______________,  1995
(as such date may be extended, the "Expiration Date").

     Rio Hotel & Casino, Inc. (the "Company") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 10 5/8% Senior Subordinated Notes due 2005 (the "New Notes") for each $1,000 in principal amount of its outstanding 10 5/8% Senior Subordinated Notes due 2005 (the "Old Notes") (the Old Notes and the New Notes are collectively referred to herein as the "Notes") of which an aggregate principal amount of $100,000,000 is outstanding.

     The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Agreement dated as of July 18, 1995 (the "Registration Agreement") among the Company; Rio Properties, Inc., a subsidiary of the Company that has agreed to guarantee the Notes (the "Guarantor"); and Salomon Brothers Inc and Montgomery Securities (the "Initial Purchasers").
The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."

     The Old Notes were issued in a transaction (the "Offering") pursuant to which the Company issued an aggregate of $100 million principal amount of the Old Notes. The Old Notes were sold by the Company to the Initial Purchasers on July 21, 1995 (the "Closing Date") pursuant to a Purchase Agreement dated July 18, 1995 (the "Purchase Agreement") among the Company, the Guarantor and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A and certain other exemptions under the Securities Act of 1933, as amended (the "Securities Act"). The Company and the Initial Purchasers also entered into the Registration Agreement, pursuant to which the Company granted certain registration rights for the benefit of the holders ("Holders") of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Agreement with respect to the Old Notes. See "The Exchange Offer - Purpose and Effect."

     The Old Notes were, and the New Notes will be, issued under the Indenture dated as of July 21, 1995 (the "Indenture") among the Company, the Guarantor and IBJ Schroder Bank & Trust Company as Trustee (in such capacity, the "Trustee"). The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to special interest otherwise payable under the Registration Agreement in respect of Old Notes held by such holders during any period in which a registration statement has not been filed and/or is not effective and (iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to certain rights under the Registration Agreement intended for the holders of unregistered securities; provided, however, that purchasers of the Old Notes shall have the right to require the Company to file a shelf registration statement pursuant to Rule 415 under the Securities Act solely for the benefit of such purchasers and will be entitled to receive special interest if such shelf registration statement is not declared effective on or prior to the 150th day following the date of original issuance of the Old Notes. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer - Termination of Certain Rights" and " Procedures for Tendering Old Notes" and "Description of New
Notes."   (continued on next page)

     SEE  "RISK  FACTORS"  FOR INFORMATION  THAT  SHOULD  BE
CONSIDERED BY HOLDERS IN EVALUATING THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     THE DATE OF THIS PROSPECTUS IS  _____________, 1995

[The following text appears vertically in the left margin of the page.]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

[Text ends]

NEITHER THE NEVADA GAMING COMMISSION NOR THE NEVADA STATE GAMING CONTROL BOARD HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                       ______________

     The New Notes will bear interest at a rate equal to 10 5/8% per annum from and including their date of issuance. Interest on the New Notes is payable semiannually on each January 15 and July 15 (each, an "Interest Payment Date"). Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes. The New Notes will mature on July 15, 2005. See "Description of New Notes - General."

     The New Notes will not be redeemable, in whole or in part, prior to July 15, 2000. Thereafter, the New Notes will be redeemable at the redemption prices set forth herein, plus accrued and unpaid interest to the redemption date. Upon the occurrence of a Change of Control (as defined), each holder of New Notes will have the right to require the Company to purchase all or a portion of such holder's New Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.

     The New Notes will be general unsecured obligations of the Company and will be unconditionally guaranteed by the Guarantor (the "Rio Guarantee"). The Rio Guarantee will be a general unsecured obligation of the Guarantor, subordinated in right of payment to all present and future Senior Indebtedness (as defined) and Senior Indebtedness of Guarantor (as defined), respectively. The New Notes will be structurally subordinated to all liabilities of the Company's subsidiaries and the Rio Guarantee will be structurally subordinated to all liabilities of the Guarantor's subsidiaries. As of July 31, 1995, there was no outstanding Senior Indebtedness of Guarantor to which the Rio Guarantee was subordinated. There are no significant outstanding liabilities of subsidiaries of the Guarantor.

     Based  on  an  interpretation  by  the  staff  of   the
Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or (ii) a person who is an affiliate of the Company within the meaning of Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the
New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Agreement, that such conditions have been met. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer - Resales of the New Notes." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by any broker-dealer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealers and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the
Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     As of July 31, 1995, Cede & Co. ("Cede"), as nominee for The Depository Trust Company, New York, New York ("DTC"), was a registered Holder of the Old Notes, holding Old Notes for its participants, and 36 other Holders held
Old Notes directly. The Company believes that only one Holder, Marnell Corrao Associates, Inc., is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company. There has previously been only a limited secondary market and no public market for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. In addition, the Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes; however, neither is obligated to do so and any market making activities may be discontinued by either of the Initial Purchasers at any time. Therefore, there can be no assurance that an active market for the New Notes will develop. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk Factors - Absence of Public Trading Market."

     The Company will not receive any proceeds from this Exchange Offer, but, pursuant to the Registration Agreement, the Company will bear certain registration expenses. No underwriter is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION. IN ADDITION, HOLDERS OF THE NEW NOTES FOLLOWING THE EXCHANGE OFFER SHALL BE PROHIBITED FROM SELLING THE NEW NOTES TO NON-INSTITUTIONAL BUYERS IN THE STATES OF ALABAMA, CALIFORNIA AND WISCONSIN IN THE ABSENCE OF REGISTRATION OF THE NEW NOTES (OR A VALID EXEMPTION THEREFROM) UNDER THE SECURITIES LAWS OF SUCH STATES.

     The Old Notes were issued originally in both global form (the "Global Old Note") and in the form of 36 physical certificates. The Global Old Note was deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the "Depository"). The Global Old Note is registered in the name of Cede, as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depository and its participants. The use of the Global Old Note to represent certain of the Old Notes permits the Depository's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depository's established procedures without the need to transfer a physical certificate. Except as provided below, the New Notes will also be issued initially as a note in global form (the "Global New Note," and together with the Global Old Note, the "Global Notes") and deposited with, or on behalf of, the Depository.
Notwithstanding the foregoing, holders of Old Notes that were held, at any time, by a person that is not a qualified institutional buyer under Rule 144A (a "QIB"), and any Holder that is not a QIB that exchanges Old Notes in the Exchange Offer, will receive the New Notes in certificated form and is not, and will not be, able to trade such securities through the Depository unless the New Notes are resold to a QIB. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

                      TABLE OF CONTENTS


                                                        PAGE

AVAILABLE INFORMATION                                         4
PROSPECTUS SUMMARY                                            6
RISK FACTORS                                                 13
THE EXCHANGE OFFER                                           18
CAPITALIZATION                                               25
SELECTED CONSOLIDATED FINANCIAL DATA                         26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS                          28
BUSINESS                                                     36
MANAGEMENT                                                   47
CERTAIN TRANSACTIONS                                         49
PRINCIPAL STOCKHOLDERS                                       52
DESCRIPTION OF NEW NOTES                                     54
CERTAIN U.S. FEDERAL TAX CONSEQUENCES                        79
PLAN OF DISTRIBUTION                                         81
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE              82
LEGAL MATTERS                                                82
EXPERTS                                                      82
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                  F-1


                    AVAILABLE INFORMATION

     The Company has filed a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the New Notes. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such summary is qualified in its entirety by such reference.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. In addition, upon registration of the Rio Guarantee in connection with the
Exchange  Offer,  Guarantor will  also  be  subject  to  the reporting requirements of the Exchange Act so long as the Rio Guarantee remains outstanding. Upon effectiveness of the Registration Statement, Guarantor will be subject to the reporting requirements of the Exchange Act and the interpretations issued thereunder by the Commission staff. The Registration Statement (including the exhibits and schedules thereto) and the periodic reports, proxy and information statements and other information may be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, 14th Floor, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.

20549. The Company's Common Stock, $.01 par value per share (the "Common Stock") is listed on the Nasdaq National Market and traded under the symbol "RIOH." Material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006. In addition, for so long as any of the Notes remains outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM JAMES A. BARRETT, JR., PRESIDENT, RIO HOTEL & CASINO, INC., 3700 W. FLAMINGO ROAD, LAS VEGAS, NEVADA 89103. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

     ALL DOCUMENTS FILED BY THE COMPANY AND THE GUARANTOR PURSUANT TO SECTION 13(A), 13(C), 14 OR 15(D) OF THE
EXCHANGE ACT SUBSEQUENT TO THE DATE OF THIS PROSPECTUS AND PRIOR TO THE TERMINATION OF THE EXCHANGE OFFER TO WHICH THIS PROSPECTUS RELATES SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE HEREIN AND TO BE A PART HEREOF FROM THE DATE OF THE FILING OF SUCH REPORTS AND DOCUMENTS. THE COMPANY WILL PROVIDE A COPY OF ANY AND ALL OF SUCH DOCUMENTS (EXCLUSIVE OF EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO JAMES A. BARRETT, JR., PRESIDENT AND CHIEF OPERATING OFFICER, 3700 W. FLAMINGO ROAD, LAS VEGAS, NEVADA 89103, (702) 252-7733.

                     PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, OR THE CONTEXT OTHERWISE REQUIRES, THE TERM "COMPANY" REFERS TO RIO HOTEL & CASINO, INC., A NEVADA CORPORATION, AND ITS SUBSIDIARIES. SEE "RISK FACTORS" FOR CERTAIN FACTORS A PROSPECTIVE INVESTOR SHOULD CONSIDER IN EVALUATING THE COMPANY BEFORE PURCHASING THE NOTES.


                         THE COMPANY

     Rio Hotel & Casino, Inc. owns and operates the country's only all-suite hotel-casino, the Rio Suite Hotel & Casino (the "Rio") in Las Vegas, Nevada. The Rio, a 21-story hotel utilizing a colorful Brazilian Carnival and rain forest theme, features 1,410 suites, 89,000 square feet of casino space, eight restaurants, 2,200 slot machines, 65 table games and other related amenities. The Rio is situated on a 45-acre elevated site near the Las Vegas Strip and adjacent to a major exit from Interstate 15, the freeway linking  Las  Vegas  with Southern California.  The  Company markets to the middle to upper-middle income segments of gaming customers, both local residents and Las Vegas visitors. Rio's unique all-suite concept, diverse high
quality   dining  and  easy  access  provide  an  attractive
alternative   to  the  Strip  and  a  fun  and   comfortable
environment   in   which  to  enjoy   gaming,   dining   and
entertainment.

     The Rio originally opened in January 1990 with 424 suites and 44,000 square feet of casino space. Within the past three years the Rio has been expanded to its present configuration in three major phases in accordance with its original master plan. The Company is currently in the process of adding 144 additional suites, expanding its meeting room facilities, doubling the capacity of its Buzios Restaurant and adding a new health club and salon facility ("the "Phase IV Expansion"). Completion of the Phase IV Expansion is expected to occur in stages through the end of 1995 and will bring the Rio's total number of hotel suites to 1,554 suites. In addition, the Company announced in May 1995 that its Board of Directors had approved a three-phased expansion and development plan to be implemented over the next several years. The plan consists of an expansion of the Rio (the "Phase V Expansion"), acquisition of approximately 22 acres of land adjacent to the Rio to be master-planned for the development of another hotel-casino property and the purchase of approximately 64 acres southeast of Las Vegas for possible future hotel-casino development.

     The approximately $185 million Phase V Expansion is planned to include 120,000 square feet of public space containing a casino expansion with 600 slot machines and 27 table games, new retail and entertainment space, and additional restaurants, as well as an expanded pool and beach area and additional parking facilities. The Phase V Expansion will center around a dramatic 40-story hotel tower containing approximately 1,000 new suites located immediately southeast of the existing towers. The public area expansion will be based on a Brazilian Carnival Mardi Gras theme and will include a variety of owned and leased retail and restaurant outlets. Construction is scheduled to commence in September 1995, subject to governmental approvals and finalization of financing, with opening expected to occur in the spring of 1997.

     The Company's business strategy focuses on attracting and fostering repeat business from customers in the middle to upper-middle income segments of the local resident and tourist markets. To implement its business strategy, the Company capitalizes on its unique all-suite concept, strategic location and fun-filled Brazilian Carnival theme. The Company strives to provide a quality, affordable gaming and entertainment experience in order to generate high customer satisfaction and loyalty. The Company's location at Interstate 15 and Flamingo Road helps to attract both of its target market segments. The Rio's value-priced suites provide an attractive alternative to conventional Las Vegas rooms for visitors who desire to avoid the crowds and congestion of the Strip. Rio's suites offer approximately 50% more space than other comparably priced Las Vegas hotel rooms. Management believes that it must offer consistent quality, a comfortable and fun atmosphere and, most importantly, friendly service at affordable prices to provide a high value experience to its customers.

     The success of the Company's business strategy is evidenced by the large number of awards the Rio has received. In March 1995, the Rio won recognition through 10 "Best of Las Vegas" awards in an annual survey published by Nevada's largest daily newspaper. Among others, these distinctions included: "Best Buffet," "Best Italian

Restaurant," "Best Coffee Shop," "Best Steakhouse," "Friendliest Employees" and "Most Efficient Service." In addition, the Rio received recognition in the 1995 Zagat Hotel and Restaurant Survey for "Best Rooms," "Best Dining," "Best Service" and "Best Overall" in Las Vegas. These awards exemplify the Company's reputation for quality and value.


                  ISSUANCE OF THE OLD NOTES

     The outstanding 10 5/8% Senior Subordinated Notes Due 2005 (the "Old Notes") were sold by the Company to Salomon Brothers Inc and Montgomery Securities (the "Initial Purchasers") on July 21, 1995 (the "Closing Date") pursuant to the Purchase Agreement dated July 18, 1995 (the "Purchase Agreement"), among the Company, the Guarantor, and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the
Securities Act and other available exemptions under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Agreement dated July 18, 1995 (the "Registration Agreement"), among the Company, the Guarantor, and the Initial Purchasers, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Agreement with respect to the Old Notes. See "The Exchange Offer - Purpose and Effect."


                     THE EXCHANGE OFFER




The Exchange Offer                The  Company is offering upon the  terms  and
                                 subject  to  the conditions set forth  herein
                                 and    in   the   accompanying   letter    of
                                 transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 10 5/8% Senior Subordinated Notes Due 2005 (the "New Notes," with the Old Notes and the New Notes collectively referred to herein as the "Notes") for each $1,000 in
                                 principal  amount  of  the  outstanding   Old
                                 Notes  (the  "Exchange Offer").   As  of  the
                                 date of this Prospectus, $100 million in aggregate principal amount of the Old Notes
                                 is    outstanding,   the    maximum    amount
                                 authorized  by the Indenture for  all  Notes.
                                 As   of   July  31,  1995,  there   were   37
                                 registered Holders of the Old Notes, Cede & Co. ("Cede"), which held the Old Notes for its participants, and holders of 36 physical
                                 certificates.   See  "The  Exchange  Offer  -
                                 Terms of the Exchange Offer."

Expiration Date                  5:00   p.m.,   New   York   City   time,   on
                                 _______________,  1995 as  the  same  may  be
                                 extended.    See   "The  Exchange   Offer   -
                                 Expiration Date; Extensions; Amendments."

Termination of Certain Rights    Pursuant  to  the Registration Agreement  and
                                 the  Old  Notes,  Holders of Old  Notes  have
                                 rights  to receive special interest upon  the
                                 nonoccurrence  of  certain   events.   If   a
                                 registration   statement  for  the   Exchange
                                 Offer  is not (i) filed within 45 days  after
                                 the  date  of original issuance  of  the  Old
                                 Notes  or (ii) declared effective within  120
                                 days  after the date of original issuance  of
                                 the  Old Notes, special interest will  accrue
                                 and  be payable semiannually until such  time
                                 as  a registration statement for the Exchange
                                 Offer  is filed or becomes effective, as  the
                                 case  may  be.  In addition, if  an  exchange
                                 offer  is  not consummated or a resale  shelf
                                 registration   statement  is   not   declared
                                 effective within 150 days after the  date  of
                                 original  issuance  of  the  Notes,   special
                                 interest   will   accrue   and   be   payable
                                 semiannually until such time as  an  exchange
                                 offer   is  consummated  or  a  resale  shelf
                                 registration  is declared effective,  as  the
                                 case  may  be.   Holders of New  Notes,  and,
                                 upon  consummation of the Exchange  Offer  or
                                 declaration  of  effectiveness  of  a   shelf
                                 registration  statement provided  it  remains
                                 effective for the requisite period  of  time,
                                 Holders  of  Old  Notes, will  no  longer  be
                                 entitled    to    special    interest    upon
                                 consummation of the Exchange Offer.

Accrued Interest on the Old
Notes The New Notes will bear interest at a rate equal to 10 5/8% per annum from and including their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which accrued at the rate of 10 5/8% per annum, will cease to accrue on, the day prior to the issuance of the New Notes.

Procedures for Tendering Old
Notes Unless a tender of Old Notes is effected pursuant to the procedures for book-entry transfer as provided herein, each Holder desiring to accept the Exchange Offer must complete and sign the Letter of Transmittal, have the signature thereon guaranteed if received by the Letter of Transmittal, and mail or deliver the Letter of Transmittal, together with the Old Notes or a Notice of Guaranteed Delivery and any other required documents (such as evidence of authority to act, if the Letter of Transmittal is signed by someone acting in a fiduciary or representative capacity), to the Exchange Agent (as defined) at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any Beneficial Owner (as defined) of the Old Notes whose Old Notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company and who wishes to tender Old Notes in the Exchange Offer, should instruct such entity or person to promptly tender on such Beneficial Owner's behalf. See "The Exchange Offer - Procedures for Tendering Old Notes."

Consequences of Failure to
Tender Old Notes by Expiration
Date Holders who do not tender their Old Notes by the Expiration Date will be unable to exchange Old Notes for New Notes pursuant to the Exchange Offer. Holders who acquired
                                 Old Notes pursuant to the Offering and who do not participate in the Exchange Offer can require the Company to file as promptly as practicable after so requested a shelf registration statement relating to the Old Notes and cause such shelf registration statement to be declared effective by the 150th day following original issuance of the Old Notes. Old Notes held by Holders who do not tender their Old Notes pursuant to the Exchange Offer or who do not request that a shelf registration statement be filed with respect to such Old Notes may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof.

Guaranteed Delivery Procedures   Holders  of  Old  Notes who  wish  to  tender
                                 their  Old Notes and (i) whose Old Notes  are
                                 not  immediately available or (ii) who cannot
                                 deliver   their  Old  Notes  or   any   other
                                 documents   required   by   the   Letter   of
                                 Transmittal  to the Exchange Agent  prior  to
                                 the   Expiration   Date  (or   complete   the
                                 procedure  for  book-entry  transfer   on   a
                                 timely  basis),  may tender their  Old  Notes
                                 according   to   the   guaranteed    delivery
                                 procedures  set  forth  in  the   Letter   of
                                 Transmittal.   See  "The  Exchange  Offer   -

                                 Guaranteed Delivery Procedures."

Acceptance of Old Notes and
Delivery of New Notes            Upon   satisfaction   or   waiver   of    all
                                 conditions   of  the  Exchange   Offer,   the
                                 Company  will  accept any and all  Old  Notes
                                 that  are  properly tendered in the  Exchange
                                 Offer  prior  to  5:00 p.m.,  New  York  City
                                 time,  on the Expiration Date.  The New Notes
                                 issued  pursuant to the Exchange  Offer  will
                                 be  delivered  promptly after  acceptance  of
                                 the  Old  Notes.  See "The Exchange  Offer  -
                                 Acceptance   of   Old  Notes  for   Exchange;
                                 Delivery of New Notes."

Withdrawal Rights                Tenders of Old Notes may be withdrawn at  any
                                 time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange
                                 Offer - Withdrawal Rights."

The Exchange Agent               IBJ  Schroder  Bank & Trust  Company  is  the
                                 exchange   agent  (in  such   capacity,   the
                                 "Exchange    Agent").    The   address    and
                                 telephone number of the Exchange Agent are set forth in "The Exchange Offer - The
                                 Exchange Agent; Assistance."

Fees and Expenses                All   expenses  incident  to  the   Company's
                                 consummation  of  the  Exchange   Offer   and
                                 compliance  with  the Registration  Agreement
                                 will  be  borne by the Company.  The  Company
                                 will   also   pay   certain  transfer   taxes
                                 applicable to the Exchange Offer.   See  "The
                                 Exchange Offer - Fees and Expenses."

Resales of the New Notes         Based  on  an interpretation by the staff  of
                                 the   Commission  set  forth   in   no-action
                                 letters  issued to third parties, the Company
                                 believes  that New Notes issued  pursuant  to
                                 the  Exchange Offer to a Holder  in  exchange
                                 for  Old  Notes  may be offered  for  resale,
                                 resold  and  otherwise  transferred  by  such
                                 Holder  (other  than (i) a broker-dealer  who
                                 purchased   Old  Notes  directly   from   the
                                 Company  for  resale pursuant  to  Rule  144A
                                 under   the  Securities  Act  or  any   other
                                 available   exemption  under  the  Securities
                                 Act,  or  (ii) a person that is an  affiliate
                                 of  the  Company (within the meaning of  Rule
                                 405   under  the  Securities  Act),   without
                                 compliance   with   the   registration    and
                                 prospectus   delivery   provisions   of   the
                                 Securities Act, provided that the Holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange
                                 Offer-Resales of the New Notes" and "Plan of Distribution."

                  DESCRIPTION OF NEW NOTES

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the New Notes will not be entitled to special interest and
(iii) holders of the New Notes will not be, and upon consummation of the Exchange Offer, Holders of the Old Notes will no longer be, entitled to certain rights under the Registration Agreement intended for the holders of unregistered securities, except in certain limited circumstances. See "Exchange Offer-Termination of Certain
Rights." The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture (as defined) in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer - Termination of Certain Rights" and "- Procedures for Tendering Old Notes;" and "Description of New Notes."


New Notes                         $100   million   in  aggregate   principal
                                  amount  of  10  5/8%  Senior  Subordinated
                                  Notes Due 2005 (the "New Notes").

Maturity Date                     July 15, 2005.

Interest Payment Dates            January   15   and  July  15,   commencing
                                  January 15, 1996.

Rio Guarantee                     The    New   Notes   are   unconditionally
                                  guaranteed  (the  "Rio  Guarantee")  on  a
                                  senior    subordinated   basis   by    Rio
                                  Properties, Inc. ("Rio Properties" or  the
                                  "Guarantor"),   the  Company's   principal
                                  operating subsidiary.

Subordination of Notes            The  New  Notes are subordinated in  right
                                  of  payment  to  all existing  and  future
                                  Senior  Indebtedness (as defined)  of  the
                                  Company  and are structurally subordinated
                                  to  all  existing and future  indebtedness
                                  and  other  liabilities  (including  trade
                                  payables)  of  the Company's subsidiaries.
                                  As  of  July 31, 1995, after giving effect
                                  to  the  Offering and application  of  the
                                  net   proceeds  thereof,  there  were   no
                                  current   liabilities  of  the   Company's
                                  subsidiaries  outstanding  ranking  senior
                                  to  the  Notes.  There was outstanding  no
                                  indebtedness or other liabilities  of  the
                                  Company's  subsidiaries ranking senior  to
                                  the    New   Notes.    The   Company   has
                                  outstanding    no   senior    subordinated
                                  indebtedness    or   Senior   Indebtedness
                                  (excluding the Company's guarantee of the Rio Bank Loan). See "Description of New
                                  Notes - Subordination of Notes."

Subordination of Rio Guarantee    The  Rio  Guarantee  is  subordinated   in
                                  right  of  payment  to  all  existing  and
                                  future  Senior Indebtedness  of  Guarantor
                                  (as    defined)    and   is   structurally
                                  subordinated  to all existing  and  future
                                  indebtedness    and   other    liabilities
                                  (including   trade   payables)   of    the
                                  Guarantor's subsidiaries. As of  July  31,
                                  1995,  there  was  outstanding  no  Senior
                                  Indebtedness  of Guarantor  to  which  the
                                  Rio   Guarantee   would  be  subordinated.
                                  Assuming the subsequent incurrence by  the
                                  Guarantor of the full $175 million of  its
                                  available  bank borrowings under  the  Rio
                                  Bank  Loan,  the  Rio Guarantee  would  be
                                  subordinated  to  that  amount  of  Senior
                                  Indebtedness  of Guarantor. There  are  no
                                  significant  outstanding  liabilities   of
                                  subsidiaries   of   the   Guarantor.   See
                                  "Description of New Notes - Subordination of Rio Guarantee."

Mandatory Sinking Fund            None.

Optional Redemption               The  New  Notes  may be  redeemed  at  the
                                  option  of  the Company, in  whole  or  in
                                  part,  at  any time on or after  July  15,
                                  2000,  at the redemption prices set  forth
                                  herein,  plus accrued and unpaid interest,
                                  if  any, through the redemption date.  See
                                  "Description  of  New  Notes  -   Optional
                                  Redemption."

Regulatory Redemption             If  any holder or beneficial owner of  New
                                  Notes  is  required to be  found  suitable
                                  and  is  not found suitable by the  Nevada
                                  Gaming     Commission     (the     "Nevada
                                  Commission"), (i) the holder  shall,  upon
                                  request  of the Company, dispose  of  such
                                  holder's  New  Notes  within  30  days  or
                                  within  the time prescribed by the  Nevada
                                  Commission, whichever is earlier, or  (ii)
                                  the  Company  may, at its  option,  redeem
                                  the  holder's New Notes at the  lesser  of
                                  (x)  the principal amount thereof, (y) the
                                  Current Market Price (as defined)  or  (z)
                                  the  price  at  which the New  Notes  were
                                  acquired  by the holder, without,  in  any
                                  case,  accrued and unpaid interest to  the
                                  date  of  the finding of unsuitability  by
                                  the  Nevada Commission, unless payment  of
                                  such  interest is permitted by the  Nevada
                                  Commission.  See  "Business  -  Regulation
                                  and  Licensing"  and "Description  of  New
                                  Notes    -   Mandatory   Disposition    or
                                  Redemption Pursuant to Gaming Laws."

Change of Control                 Upon  a  Change  of Control (as  defined),
                                  each  holder  of New Notes will  have  the
                                  right   to   require   the   Company    to
                                  repurchase  all or part of  such  holder's
                                  New Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The Company's obligation to repurchase the New Notes is guaranteed on a senior subordinated basis by the Guarantor. See "Description of New
                                  Notes - Change of Control."

Principal Covenants               The  indenture pursuant to which  the  New
                                  Notes  will  be  issued (the  "Indenture")
                                  contains  certain  covenants  that,  among
                                  other  things,  limit the ability  of  the
                                  Company  and  its Restricted  Subsidiaries
                                  (as    defined)   to   incur    additional
                                  indebtedness, pay dividends or make  other
                                  distributions,      make      investments,
                                  repurchase  subordinated  obligations   or
                                  capital   stock,  create   certain   liens
                                  (except,   among  others,  liens  securing
                                  Senior  Indebtedness), enter into  certain
                                  transactions with affiliates, sell  assets
                                  of  the Company or its subsidiaries, issue
                                  or   sell  subsidiary  stock,  create   or
                                  permit    to    exist   restrictions    on
                                  distributions from subsidiaries, or enter into certain mergers and consolidations.
                                  See  "Description of New Notes  -  Certain
                                  Covenants."

Risk Factors                      See  "Risk  Factors" for a  discussion  of
                                  certain factors that should be considered by Holders of the Old Notes.

Absence of a Public Market
for the New Notes                 The   New   Notes  are  a  new  issue   of
                                  securities  with  no  established  market.
                                  Accordingly, there can be no assurance  as
                                  to  the  development or liquidity  of  any
                                  market  for  the New Notes.   The  Initial
                                  Purchasers  have advised the Company  that
                                  they currently intend to make a market  in
                                  the  New  Notes.  However, neither Initial
                                  Purchaser is obligated to do so,  and  any
                                  market  making  with respect  to  the  New
                                  Notes  may  be discontinued  at  any  time
                                  without  notice.   The  Company  does  not
                                  intend  to  apply for listing of  the  New
                                  Notes on a securities exchange or to seek the admission thereof to trading in the Nasdaq National Market.

             SUMMARY CONSOLIDATED FINANCIAL DATA

     THE SUMMARY CONSOLIDATED FINANCIAL DATA SET FORTH BELOW ARE QUALIFIED IN THEIR ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND THE CONSOLIDATED FINANCIAL STATEMENTS, THE NOTES THERETO AND OTHER FINANCIAL AND STATISTICAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. OPERATING RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1995 ARE UNAUDITED AND ARE NOT NECESSARILY INDICATIVE OF THE RESULTS THAT MAY BE EXPECTED FOR FUTURE PERIODS, INCLUDING FOR THE ENTIRE YEAR ENDED DECEMBER 31, 1995.


                                  SIX MONTHS
                                 ENDED JUNE 30,                 YEAR ENDED DECEMBER 31,
                                1995       1994       1994       1993       1992       1991       1990
                                                   (DOLLARS IN THOUSANDS)

STATEMENTS OF INCOME DATA:
   Net Revenues              $ 91,784   $ 70,217   $146,299   $109,982   $ 82,475   $ 65,784   $ 55,884
   Operating profit (loss)     17,738     13,545     25,802     20,232     12,296      4,884     (1,921)
   Interest (expense), net     (2,783)      (846)    (1,798)    (1,767)    (3,643)    (5,295)    (4,834)
   Net income (loss)            9,426      8,759     15,966     10,649      6,308        119     (3,847)
   Ratio of earnings to fixed
      charges (1)                5.68x     15.34x     10.64x      8.80x      3.19x      1.13x      0.48x


OTHER DATA: (2)
   EBITDA (3)                $ 24,845   $ 18,789   $ 36,667   $ 27,777   $ 18,110   $  9,769   $  2,530
   Average daily room
      rate (4)               $  73.00   $  62.20   $  63.80   $  62.60   $  64.09   $  67.22   $  73.40
   Average daily hotel
      occupancy                  95.7%      96.3%      95.9%      96.8%      96.5%      93.5%      78.3%
   Hotel Rooms                  1,410        861        861        861        424        424        424
   Casino square footage       89,000     79,000     89,000     79,000     54,000     44,000     44,000
   Slot Machines                2,163      1,945      2,200      1,950      1,450      1,043        850
   Table games                     65         44         53         44         31         31         42
   Restaraunt seats             2,440      2,254      2,440      1,843      1,209        955        937

                                                                    JUNE 30, 1995

                                                                              AS
                                                               ACTUAL      ADJUSTED(5)

BALANCE SHEET DATA:

   Cash and cash equivalents                                     $20,669        $27,254
   Total assets                                                  273,690        283,475
   Long-term debt, including current maturities                   90,215        100,000 (6)
   Stockholders' equity                                          156,631        156,631

(1) The ratio of earnings to fixed charges is determined by dividing (i) earnings before income taxes and fixed charges by (ii) fixed charges. Fixed charges consist of total interest expense.
(2) Other data relating to hotel rooms, casino square footage, slot machines, table games and restaurant seats represent amounts as of the end of the period.
(3) For purposes of the financial information contained in this Prospectus, EBITDA consists of operating profit
    (loss) plus depreciation and amortization. EBITDA should not be construed as an alternative to operating profit (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flow from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This line item enables comparison of the Company's performance with the performance of other companies that report EBITDA.
(4)       Average  daily  room rate figures are  actual  rates
    expressed in dollars.
(5) As adjusted amounts give effect to the Offering and the application of the net proceeds therefrom as if such transaction had been consummated on June 30, 1995. See "Capitalization."
(6) In addition, the Company will have $175 million of borrowing availability under the Rio Bank Loan (as defined).

                        RISK FACTORS

     HOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS
IN  ADDITION  TO  THE OTHER INFORMATION SET  FORTH  IN  THIS
PROSPECTUS  BEFORE MAKING AN INVESTMENT  IN  THE  NEW  NOTES
OFFERED HEREBY.


LEVERAGE AND DEBT SERVICE

     Upon the closing of the Offering, the Company had significant interest expense and principal repayment obligations under the Old Notes and the Company's other indebtedness. To the extent that borrowings are drawn under the Company's $175 million revolving credit facility (the "Rio Bank Loan"), Rio Properties, Inc. ("Rio Properties"), the Company's principal operating subsidiary, will have significant interest expense and principal repayment obligations thereunder, which obligations are guaranteed by the Company. As of June 30, 1995, after giving effect to the Offering and the application of the net proceeds thereof, the Company's consolidated long-term indebtedness was $100 million, representing the Offering, and stockholders' equity was $156.6 million. Assuming the subsequent incurrence by Rio Properties of the full $175 million of its available bank borrowings under the Rio Bank Loan, the Company's consolidated long-term indebtedness was $275 million. See "Capitalization." The Company will be entirely dependent upon distributions from Rio Properties to meet its interest expense and principal repayment obligations under the Notes. The Rio Bank Loan includes covenants significantly restricting the amount of funds which may be advanced by Rio Properties to the Company and the amount of principal or interest that may be repaid on any intercompany loans, and includes a covenant requiring the Company to maintain a certain consolidated tangible net worth which effectively limits the amount of funds which may be distributed by Rio Properties to the Company in the form of dividends. The Rio Bank Loan also contains numerous financial and operating covenants, including requirements that Rio Properties and the Company, on a consolidated basis, satisfy certain financial ratios and maintain certain specified levels of net worth, as well as limitations on the incurrence of additional indebtedness. The Indenture also contains certain covenants, including a limitation on the incurrence of additional Indebtedness; however, the Indenture permits the Company to incur certain financing indebtedness, up to $175 million under the Rio Bank Loan and certain other indebtedness without satisfying the coverage ratio contained in such covenants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Description of Notes - Certain Covenants."

     The ability of the Company to meet its debt service requirements and the ability of Rio Properties and the Company to comply with such covenants will be dependent upon future performance, which is subject to financial, economic, competitive, regulatory and other factors affecting the Company and its subsidiaries, many of which are beyond their control. There can be no assurance that the proposed Phase V Expansion will be completed or commence operations at all. While the Company expects that its operating cash flow will be sufficient to cover its expenses, including interest costs, there can be no assurance with respect thereto. If the Company is unable to generate sufficient cash flow, it could be required to adopt one or more alternatives, such as reducing or delaying planned expansions or capital expenditures, selling or leasing assets, restructuring debt or obtaining additional equity capital. There can be no assurance that any of these alternatives could be effected on satisfactory terms, and dependence on alternative sources of funds could impair the Company's competitive position and reduce its future cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


SUBORDINATION

     The operations of the Company are conducted through Rio Properties, and, therefore, the Company is dependent on the earnings and cash flow of Rio Properties and its subsidiaries to meet its debt obligations, including its obligations with respect to the Notes. The assets of Rio
Properties constitute all the operating assets of the Company. The Rio Guarantee is subordinated to all existing and future Senior Indebtedness of Guarantor (as defined) and is structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables, if any) of subsidiaries of Rio Properties. As of July 31, 1995, there was outstanding no Senior Indebtedness of Guarantor to which the Rio Guarantee would be subordinated. Assuming the subsequent incurrence by the Guarantor of the full $175 million of its available bank borrowings under the Rio Bank Loan, the Rio Guarantee would be subordinated to that amount of Senior Indebtedness of Guarantor. There are no significant outstanding liabilities of subsidiaries of the Guarantor.

     The New Notes will be subordinated to all existing and future Senior Indebtedness of the Company, including the Company's guarantee of the Rio Bank Loan. Except for a limitation on the aggregate amount of consolidated indebtedness that the Company and its Restricted Subsidiaries may incur, the Indenture does not limit the ability of the Company to incur additional Senior Indebtedness, transfer assets to and among its subsidiaries or incur or permit its subsidiaries to incur secured indebtedness. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to make payments on the New Notes only after all Senior Indebtedness of the Company has been paid in full, and there may not be sufficient assets remaining to pay amounts due on the New Notes. The Company's guarantee of the Rio Bank Loan provides that the Company waives all right to subrogation and reimbursement from Rio Properties. The Rio Bank Loan is secured by substantially all of the assets of Rio Properties, the subsidiary through which the Company owns and operates the Rio. Under certain circumstances, holders of Senior Indebtedness of the Company may prohibit payments on the New Notes. In addition, in the event of any distribution or payment of assets of the Company in any foreclosure, dissolution, winding up, liquidation or reorganization, holders of secured indebtedness will have a secured prior claim to the assets of the Company which constitutes their collateral. See "Description of New Notes
- Subordination of Notes."

     The Rio Guarantee of the New Notes will be subordinated to all existing and future Senior Indebtedness of Guarantor, including the Rio Bank Loan. Except for a limitation on the aggregate amount of consolidated indebtedness that the
Company  and  its  Restricted  Subsidiaries  (including  Rio
Properties) may incur, the Indenture does not limit the ability of the Guarantor to incur additional Senior Indebtedness of Guarantor, transfer assets to and among its subsidiaries or incur or permit its subsidiaries to incur secured indebtedness. In the event of bankruptcy, liquidation or reorganization of the Guarantor, the assets of the Guarantor will be available to make payments under the Rio Guarantee only after all Senior Indebtedness of Guarantor has been paid in full, and there may not be sufficient assets remaining to pay amounts due under the Rio Guarantee. The Rio Bank Loan is secured by substantially all of the assets of Rio Properties. Under certain circumstances, holders of Senior Indebtedness of Guarantor may prohibit payments under the Rio Guarantee. In addition, in the event of any distribution or payment of assets of the Guarantor in any foreclosure, dissolution, winding up, liquidation or reorganization, holders of secured indebtedness will have a secured prior claim to the assets of the Guarantor which constitute their collateral. See "Description of New Notes -Subordination of Rio Guarantee."

     In the event of a Change of Control, each holder of the New Notes will have the right to require the Company to repurchase such New Notes at 101% of par, plus accrued and unpaid interest. Such right is subordinated to the same extent as the New Notes, as described above. The Company's obligation to repurchase the New Notes upon a Change of Control is guaranteed by the Guarantor pursuant to the Rio Guarantee. Such guarantee is subordinated to the same extent as the Rio Guarantee generally, also as described above. A Change of Control constitutes an Event of Default under the Rio Bank Loan. In order for the Company to repurchase the New Notes as a result of a Change of Control, it will be necessary for the Company either to obtain the consent of the lenders under the Rio Bank Loan or to repay the Rio Bank Loan in full. These requirements and the subordination of the New Notes will limit the ability of the Company to repurchase the New Notes. See "Description of New Notes-Change of Control."

CONSTRUCTION AND DEVELOPMENT RISKS

     Construction projects such as the Phase IV and Phase V Expansions and any future development projects entail significant risks, including management's ability to control and manage such projects effectively, shortages of materials or skilled labor, unforeseen engineering, environmental or geological problems, work stoppages, weather interference, floods and unanticipated cost increases. No assurance can be given that the budgeted costs of the Company's current and future projects will not be exceeded or that any such projects will commence operations within the contemplated schedules, if at all. In addition, the scope of the licenses, permits and authorizations required to construct and open a new facility or expand an existing facility are extensive, and the failure to obtain such licenses, permits and authorizations could prevent or delay the completion of construction or opening of all or part of such facilities, affect the design of features of the project or increase completion costs.

     Construction on the proposed Phase V Expansion is expected to begin in September 1995, and the expansion is expected to open in the spring of 1997. Although designed to minimize business interruptions, the Phase V Expansion will require, from time to time, portions of the casino and parking areas to be temporarily closed and will disrupt portions of existing hotel-casino operations to some extent. Any significant disruption in hotel or casino operations could have a material adverse effect on the Company's business and results of operations. Additionally, as the Phase IV Expansion, the Phase V Expansion and other future expansion projects are completed, the Company will need to hire additional qualified employees. Such additional hiring may become more challenging for the Company due to a potential shortage of qualified employees caused by newly opened hotel-casinos in Las Vegas and in other jurisdictions. If existing funds are insufficient to complete construction of the Phase V Expansion, the Company's ability to obtain sufficient funds will depend on future operating results of the Company and the Company's ability to obtain funds from other sources. However, the New Notes will contain significant restrictions on the ability of the Company to incur additional indebtedness, and the Rio Bank Loan will contain restrictions on the ability of Rio Properties to incur additional indebtedness.

     Development of new facilities under the Company's master plan will require the Company to make a substantial capital investment and, depending on timing, may require additional debt or equity financing. There can be no assurance that the cash flow generated by the operations of the Company or any other new venture will be sufficient to service any additional debt which may be incurred in connection therewith. There can be no assurance that additional financing can be obtained which is acceptable to the Company. Further, there can be no assurance that any expansion projects, including the Phase IV and Phase V Expansions, will add proportionately to the Company's results of operations. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Liquidity and Capital Resources."


COMPETITION

     Intense competition exists in the gaming industry, and many of the Company's competitors have significantly greater resources than the Company. The Rio faces competition from all other casinos and hotels in the Las Vegas area, including competitors located on the Las Vegas Strip, on the Boulder Highway and in downtown Las Vegas. Such competition is primarily targeted toward local residents and repeat visitors. The Company also faces competition from non-hotel gaming facilities targeted toward local residents. In recent months, several of the Company's direct competitors have opened new hotel-casinos or have commenced or completed major expansion projects, and other hotel-casinos and expansions are planned. In addition, four new mega-resorts on the Strip have been announced and are expected to be completed within the next two years. Major expansions or enhancements of existing properties or the construction of new properties by competitors could have a material adverse effect on the Company's business.

     To a lesser extent, the Rio competes with hotel-casinos located in the Laughlin and Reno-Lake Tahoe areas of Nevada and in Atlantic City, New Jersey. The Company also competes with state-sponsored lotteries, on- and off-track wagering, card parlors, riverboat and Native American gaming ventures and other forms of legalized gaming in the United States, as well as with gaming on cruise ships and international gaming operations. In addition, certain states have recently legalized, and several other states are currently considering legalizing, casino gaming in specific geographical areas within those states. The development of casinos, lotteries and other forms of gaming in other states, particularly areas close to Nevada, such as California, could adversely affect the Company's operations.

     For a more comprehensive discussion of competitive factors affecting the Company's operations, see "Business -
Competition."


RELIANCE ON CERTAIN MARKETS

     The Rio draws a substantial number of customers from throughout the United States, particularly California. Adverse economic conditions could have a material adverse effect on the Company's operating results. In addition, an increase in fuel costs or transportation prices, a decrease in airplane seat availability or a deterioration of relations with tour and travel agents, as they affect travel to Las Vegas and the Company's facilities, could materially adversely affect the Company's results.

     In addition, a significant component of the Rio's customers are Las Vegas residents. Although management believes that the population and economic strength of Las Vegas will continue to grow, there can be no assurance with respect thereto. See "Business."


CONTROL BY EXISTING STOCKHOLDERS, CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

     Officers and directors of the Company beneficially own or control approximately 24.9% of the outstanding Common Stock, including 23.7% owned by Anthony A. Marnell II, Chairman of the Board of Directors. Two other stockholders and former members of the Board of Directors control approximately 11.2% in the aggregate of such Common Stock. Such individuals, if acting together, would be able to effectively elect the entire Board of Directors as well as approve most matters submitted to the stockholders for approval. See "Principal Stockholders."

     Anthony A. Marnell II, Chtd. ("Marnell Chartered"), an architectural firm, and Marnell Corrao Associates, Inc. ("Marnell Corrao Associates"), a construction company, each of which is controlled by Mr. Marnell, have provided and continue to provide all project design and construction services for the Company. Potential conflicts of interest between the Company and Marnell Chartered or Marnell Corrao Associates could arise (for example, if a request for a change order is presented affecting a construction contract price). To address such issues, the Company's Board of Directors utilizes an Audit Committee, consisting of three non-employee directors that, among other things, reviews and reports to the full Board of Directors on certain issues that involve potential conflicts of interest. Pursuant to the Indenture, any such proposed transaction of $1 million or more must be approved by the Independent Directors, as defined in the Indenture. See "Certain Transactions" and "Description of New Notes - Certain Covenants - Limitations on Transactions with Affiliates."

     Mr. Marnell and James A. Barrett, Jr., President of the Company, are each officers of Marnell Corrao Associates. Mr. Marnell is an officer of Marnell Chartered. In these capacities, Messrs. Marnell and Barrett each devote substantial time and attention to the affairs of these enterprises. Messrs. Marnell and Barrett are also involved in other businesses and investments.


DEPENDENCE ON KEY PERSONNEL

     Many executive responsibilities within the Company have been assigned to a relatively small number of individuals, most of whom have been employed by the Company for a substantial period of time. The loss of the services of certain key individuals could have a material adverse effect on the Company. See "Management - Directors and Executive Officers."


NEVADA GAMING REGULATIONS

     The Nevada State Gaming Control Board and the Nevada Commission and other local, county and state regulatory agencies may, in compliance with certain statutory and regulatory procedures, limit, condition, suspend or revoke a license or approval to own the stock of the Company for any cause deemed reasonable by such licensing agency. Substantial fines for violations of gaming laws or regulations may be levied against the Company and persons involved. In addition, the Company could be subject to fines for each violation of the gaming laws. Furthermore, a supervisor could be appointed by a state court at the request of the Nevada Commission to operate any nonrestricted gaming establishment operated by the Company if the licenses held by the Company are revoked, suspended or otherwise lapse. In such extraordinary circumstances, earnings generated by gaming operations during a supervisor's appointment (except for reasonable rental value) could be forfeited to the State of Nevada. Suspension or revocation of any of the licenses or the appointment of a supervisor by the Nevada Commission would have a material adverse effect on the business of the Company. See "Business
- Regulation and Licensing."

REGULATORY REDEMPTION

     The Nevada Commission may, in its discretion, require the holder of any security of a corporation registered under the Nevada Gaming Control Act and the Rules and Regulations promulgated thereunder (collectively the "Nevada Act"), such as the New Notes, to file applications, be investigated and be found suitable to own the security of a registered corporation. If a beneficial holder of New Notes is required by the Nevada Commission to be found suitable, the holder shall apply for a finding of suitability within 30 days after the Nevada Commission request. The applicant for a finding of suitability must pay all costs of such investigation. If the Nevada Commission determines that a person is unsuitable to own such security, then, pursuant to the regulations of the Nevada Commission, the registered corporation can be sanctioned, including by the loss of its approvals, if, without the prior approval of the Nevada
Commission, it (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever, (ii) recognizes any voting rights by such unsuitable person in connection  with such securities, (iii) pays the  unsuitable
person  remuneration in any form or          (iv) makes  any
payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction. Further, if the holder or beneficial owner is required to be found suitable and is not found suitable by the Nevada Commission, (i) the holder shall, upon request of the Company, dispose of such holder's New Notes within 30 days or within the time prescribed by the Nevada Commission, whichever is earlier, or (ii) the Company may, at its option, redeem the holder's New Notes at the lesser of (x) the principal amount thereof, (y) the Current Market Price or (z) the price at which the New Notes were acquired by the holder, without, in any case, accrued and unpaid interest to the date of the finding of unsuitability by the Nevada Commission, unless payment of such interest is permitted by the Nevada Commission. See "Business - Regulation and
Licensing" and "Description of New Notes-Mandatory Disposition or Redemption Pursuant to Gaming Laws."


ABSENCE OF PUBLIC TRADING MARKET

     The New Notes constitute a new issue of securities, have no established trading market and may not be widely distributed. The Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes as permitted by applicable laws and regulations; however, the Initial Purchasers are not obligated to do so and either Initial Purchaser may discontinue market making at any time without notice. The Company does not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market, and there can be no assurance as to the development of any market or liquidity of any market that may develop for the New Notes. If a market does develop, the price of the New Notes may fluctuate and liquidity may be limited. If a market for the New Notes does not develop, purchasers may be unable to resell such securities for an extended period of time, if at all.


ENVIRONMENTAL RISKS AND REGULATION

     As is the case with any owner or operator of real property, the Company is subject to a variety of federal, state and local governmental regulations relating to the use, storage, discharge, emission and disposal of hazardous materials. Failure to comply with environmental laws could result in the imposition of severe penalties or restrictions on operations by government agencies or courts of law which could adversely affect operations. The Company does not have environmental liability insurance to cover such events.

     The Company has in the past engaged in real estate development projects and has owned several parcels of real estate. While the Company is unaware of any significant environmental hazard on properties it owns or has owned, in the event of any discovery of such hazard, severe penalties, including the costs of remediation, could be sought against the Company.

                     THE EXCHANGE OFFER


PURPOSE AND EFFECT

     The Old Notes were sold by the Company to the Initial Purchasers on July 18, 1995, pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Agreement, pursuant to which the Company agreed, with respect to the Old Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to September 4, 1995, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use all reasonable efforts (a) to cause such registration statement to be declared effective by the Commission as soon as practicable and (b) to cause the Exchange Offer to remain open for a period of not less than 30 days (or longer if required by applicable law). This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Agreement.


TERMS OF THE EXCHANGE OFFER

     The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company, and to the terms and provisions of the Registration Agreement. See "Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, Holders may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).

     As of the date of this Prospectus, $100 million in aggregate principal amount of the Old Notes were outstanding, the maximum amount authorized by the Indenture for all Notes. As of July 31, 1995, there were 37 registered holders of the Old Notes, Cede, which held the Old Notes for its participants, and holders of 36 physical certificates. Solely for reasons of administration (and for no other purpose), the Company has fixed the close of business on __________, 1995, as the record date (the "Record Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a Holder of the Old Notes (or such Holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining Holders of the Old Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such Holder, other than Marnell Corrao Associates, is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes and for the purposes of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Expiration Date shall be _____________, 1995 at 5:00 p.m. New York City time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 10:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion,
(i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, and (iii) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered Holders of the Old Notes.


TERMINATION OF CERTAIN RIGHTS

     The Registration Agreement provides for the payment of special interest to Holders of the Old Notes upon the nonoccurrence of certain events. If (i) a registration statement ("Exchange Offer Registration Statement") for the Exchange Offer is not filed with the Commission on or prior to the 45th day following the date of original issuance of the Old Notes, (ii) the Exchange Offer Registration Statement is not declared effective prior to the 120th day following the date of original issuance of the Old Notes or
(iii) the Exchange Offer is not consummated or a shelf registration statement ("Shelf Registration Statement") with respect to the Notes is not declared effective on or prior to the 150th day following the date of original issuance of the Old Notes, interest will accrue (in addition to stated interest on the Old Notes) from and including the next day following each of (a) such 45-day period in the case of clause (i) above, (b) such 120-day period in the case of clause (ii) above, and (c) such 150-day period in the case of clause (iii) above. In each case such additional interest (the "Special Interest") will be payable in cash semiannually in arrears each January 15, and July 15, commencing January 15, 1996, at a rate per annum equal to 0.50% of the principal amount of the Old Notes. Upon
(1) the filing of the Exchange Offer Registration Statement after the 45-day period described in clause (i) above,
(2) the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (ii) above or (3) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 150-day period described in clause (iii) above, the Special Interest payable on the Old Notes from the date of such filing, effectiveness, or consummation, as the case may be, will cease to accrue and all accrued and unpaid Special Interest as of the occurrence of (1), (2) or
(3) shall be paid to the Holders of the Old Notes promptly thereafter. Holders of New Notes, and, upon consummation of the Exchange Offer or declaration of effectiveness of a Shelf Registration Statement provided such Shelf Registration Statement remains effective for the requisite period of time, Holders of Old Notes, will not be eligible to receive Special Interest.


ACCRUED INTEREST ON THE OLD NOTES

     The New Notes will bear interest at a rate equal to 10 5/8% per annum from and including their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which interest accrued at the rate of 10 5/8% per annum, will cease to accrue on the day prior to the issuance of the New Notes. See "Description of New Notes-Principal, Maturity and Interest."


PROCEDURES FOR TENDERING OLD NOTES

     The tender of a Holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the
Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES , LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN
ALL  CASES,  SUFFICIENT TIME SHOULD  BE  ALLOWED  TO  ASSURE
TIMELY DELIVERY.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility System may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent, provided that the book-entry transfer procedure must be complied with prior to 5:00 p.m., New York City time, on the Expiration Date.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange
Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered Holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered Holder, with the signature thereon guaranteed by an Eligible Institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     Any  beneficial  owner of the Old Notes (a  "Beneficial
Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial

Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder will represent to the Company that, among other things (i) the New Notes to be acquired in connection with the Exchange Offer by the Holder and each Beneficial Owner of the Old Notes are being acquired by the Holder and each Beneficial Owner in the ordinary course of business of the Holder and each Beneficial Owner, (ii) the Holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the Holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under "Resales of New Notes," (iv) that if the Holder is a broker-dealer that acquired Old Notes as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the Holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) neither the Holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.


GUARANTEED DELIVERY PROCEDURES

     Holders  who  wish  to  tender  their  Old  Notes   and
(i)  whose  Old  Notes  are  not  immediately  available  or
(ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within five business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange
Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within five business days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.


ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m. New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.


WITHDRAWAL RIGHTS

     Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must
(i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer - Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.


CONSEQUENCES OF FAILURE TO TENDER OLD NOTES

     Holders who do not tender their Old Notes by the Expiration Date will be unable to exchange Old Notes for New Notes pursuant to the Exchange Offer. Holders who acquired Old Notes pursuant to the Offering and who do not participate in the Exchange Offer can require the Company to file as promptly as practicable after so requested a shelf registration statement relating to the Old Notes and cause such shelf registration statement to be declared effective by the 150th day following original issuance of the Old Notes. Old Notes held by Holders who do not tender their Old Notes pursuant to the Exchange Offer or who do not request that a shelf registration statement be filed with respect to such Old Notes may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof.


THE EXCHANGE AGENT; ASSISTANCE

     IBJ Schroder Bank & Trust Company is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

     By Hand or Overnight Courier:

               IBJ Schroder Bank & Trust Company
               One State Street
               New York, NY  10004
               Attention:  Securities Processing Window, SC1

     By Registered or Certified Mail:

               IBJ Schroder Bank & Trust Company
               Post Office Box 84
               Bowling Green Station
               New York, NY  10274-0084
               Attention:      Reorganization     Operations
               Department

     By Facsimile:  (212) 858-2611  Raymond Liszewski
               Confirm by Telephone:   (212) 858-2103


FEES AND EXPENSES

     All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Agreement will be borne by the Company, including without limitation: (i) all registration and filing fees and expenses (including filings made with the National Association of Securities Dealers, Inc., (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the National Association of Securities Dealers, Inc.)), (ii) all fees and expenses of compliance with federal securities or state, or other jurisdictions, securities laws, (iii) all expenses of printing (including printing certificates for the New Notes and prospectuses), messenger and delivery services and telephone, (iv) all fees and disbursements of counsel for the Company and the fees of counsel for the Initial Purchasers with respect to the registration statement and any shelf registration statement, (v) all application and filing fees in the event the New Notes are listed on a national securities exchange or automated quotation system, and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses of any person, including special experts, retained by the Company.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.


ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the
Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.


RESALES OF THE NEW NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. However, if any Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1989), or interpreted in the Commission's letter to Shearman and Sterling (available July 2, 1993), or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

                       CAPITALIZATION

     The following table sets forth the cash position and capitalization of the Company at June 30, 1995 as adjusted to reflect the Company's issuance of the Old Notes. This table should be read in conjunction with the more detailed information and financial statements appearing elsewhere in this Prospectus.

                                                   JUNE 30, 1995
                                              ACTUAL       AS ADJUSTED
                                                   (IN MILLIONS)
Cash and cash equivalents                      $20.7            $27.3
Long-term debt:
 Rio Bank Loan                                 $90.0          $     - (1)
 Other long-term debt                            0.2                -
 Old Notes (2)                                     -            100.0

   Total long-term debt                         90.2            100.0
Stockholders' equity                           156.6            156.6

Total capitalization                          $246.8           $256.6

(1) The Company will have $175 million of borrowing availability under the Rio Bank Loan.
(2) Reflects the effects of the receipt of the proceeds from the issuance of Old Notes on July 21, 1995.

                         SELECTED CONSOLIDATED FINANCIAL DATA

                  The   following   table   summarizes  certain  selected
             consolidated financial data, which should be read in connection with the Company's Consolidated Financial Statements and the Notes thereto included elsewhere herein and with "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected consolidated financial data as of and for the years ended December 31, 1990 and 1991 and as of December 31, 1992 have been derived from the Company's audited financial statements. The selected consolidated financial data as of and for the years ended December 31, 1993 and 1994 and for the year ended December 31, 1992 have been derived from the Company's audited financial statements included elsewhere herein. The selected consolidated financial data presented below as of and for the months ended June 30, 1994 and 1995 are derived from unaudited consolidated financial statements. The unaudited financial statements include all adjustments (consisting of only normal recurring adjustments) which the Company considers necessary for a fair presentation of the Company's financial position and results of operations for these periods. Operating results for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for future periods, including for the entire year ending December 31, 1995.

                                      Six Months
                                    Ended June 30,                       Year Ended December 31,
                                  1995        1994        1994         1993         1992        1991       1990
                                     (Unaudited)                          (Dollars in Thousands)
      Statements   of   Income
      Data:
       Net revenues:
        Casino                 $49,968    $ 42,188     $ 87,165    $ 71,296     $ 56,524    $ 43,710   $ 38,246
        Non-casino              41,816      28,029       59,134      38,686       25,951      22,074     17,638
                                91,784      70,217      146,299     109,982       82,475      65,784     55,884
       Operating expenses:
        Casino                  21,934      18,263       38,696      31,178       27,145      24,421     24,168
        Non-casino              31,811      23,499       50,386      35,027       23,669      19,237     15,817
        Selling, general and
           administrative       13,194       9,666       20,550      16,001       13,551      12,356     13,370
        Depreciation and
           amortization          7,107       5,244       10,864       7,544        5,814       4,886      4,450
       Operating profit (loss)  17,738      13,545       25,802      20,232       12,296       4,884     (1,921)
       Interest (expense), net  (2,679)       (803)      (1,798)     (1,767)      (3,643)     (5,295)    (4,834)
       Other income, net            --         967        1,140          --          100       1,200      1,466
       Income tax (provision)
          benefit               (5,633)     (4,950)      (9,178)     (6,785)      (2,996)       (408)       452
       Income (loss) from
          continuing operations  9,426       8,759       15,966      11,680        5,757         381     (4,837)
       Minority interest in
          consolidated
          partnership (income)
          loss                      --          --           --          --         (242)        (33)     2,763
       Nonrecurring items (1)       --          --           --      (1,031)         793        (229)    (1,773)

       Net income (loss)        $ 9,426    $ 8,759     $ 15,966    $ 10,649     $  6,308    $    119   $ (3,847)
       Ratio of earnings to
          fixed charges (2)        5.68x     15.34x       10.64x       8.80x        3.19x       1.13x      0.48x

      Other Data (3):
       EBITDA (4)               $ 24,845   $ 18,789    $ 36,667    $ 27,777     $ 18,110     $  9,769  $  2,530
       Average daily room rate
          (5)                   $  73.00   $  62.20    $  63.80    $  62.60     $  64.09     $  67.22  $  73.40
       Average daily hotel
          occupancy                 95.7%      96.3%       95.9%       96.8%        96.5%        93.5%     78.3%
       Hotel rooms                 1,410        861         861         861          424          424       424
       Casino square footage      89,000     79,000      89,000      79,000       54,000       44,000    44,000
       Slot machines               2,163      1,945       2,200       1,950        1,450        1,043       850
       Table games                    65         44          53          44           31           31        42
       Restaurant seats            2,440      2,254       2,440       1,843        1,209          955       937

                                        June 30,                         December 31,
                                    1995       1994        1994        1993         1992       1991        1990
                                     (Unaudited)                  (Dollars in Thousands)
     Balance Sheet Data:
      Cash and cash
          equivalents           $ 20,669   $ 63,938    $ 76,426    $ 55,785    $  42,623     $ 11,388  $  6,802
      Total assets               273,690    245,083     301,165     218,050      149,518      112,267   135,644
      Long-term debt,
          including current
          maturities              90,215     85,174     125,179      65,184       53,212       57,019    84,165
      Minority interest               --         --          --          --           --        1,635     2,649
      Stockholders' equity       156,631    140,317     147,839     129,838       86,872       47,731    42,849

             (1)  Nonrecurring   items   include:   income   (loss)  from
                operations of discontinued real estate and development segment, net of income taxes; extraordinary items; loss from early extinguishment of debt; and cumulative effects of accounting changes. See Consolidated Financial Statements and the Notes thereto.
             (2)  The ratio of earnings to fixed charges is determined by dividing (i) earnings before income taxes and fixed charges by (ii) fixed charges. Fixed charges consist of total interest expense.
             (3)  Other  data  relating  to  hotel  rooms, casino  square footage, slot machines, table games and restaurant seats represent amounts as of the end of the period.
             (4)  For purposes of the financial information  contained in this  Prospectus,  EBITDA  consists  of operating  profit
                (loss) plus depreciation and amortization. EBITDA should not be construed as an alternative to operating profit (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flow from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This line item enables comparison of the Company's performance with the performance of other companies that report EBITDA.
             (5)  Average  daily  room  rate  figures  are  actual  rates expressed in dollars.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS


             Overview

                  The Rio's revenues and profits are derived largely from
             its gaming activities, although the Company also seeks to maximize revenues from food and beverage, lodging, entertainment and retail sales. The Rio generally views its non-casino related operations as complementary to its core casino operations. The Rio utilizes entertainment primarily as a casino marketing tool. The Rio expects to maintain a food and beverage pricing structure designed to maximize casino customer foot traffic. Such a structure tends to result in an operating loss for the food and beverage department, although specific bars or restaurants may report operating profits.

                  The  Company's  sole business is the operation  of  the
             Rio, which opened in January 1990. The Rio was originally owned and operated by a limited partnership (the "Rio Partnership") formed by the Company in 1988. Through a series of transactions involving an exchange of preferred stock for partnership interests and later a merger of Rio Partnership into Rio Properties, the Company increased its ownership of the Rio from 34.4% in 1988 to 100% in 1992. Prior to 1990, the Company's operations consisted of real estate development and management. In December 1991, the Company sold all real estate assets and operations not used or held for the operation or expansion of the Rio. In 1995, as part of the Company's three-phased expansion and development plan, the Company entered into agreements for the purchase of approximately 22 acres adjacent to the Rio and approximately 64 acres southeast of Las Vegas, both of which may be developed into future hotel-casino projects.


             Liquidity and Capital Resources

                  At  June 30, 1995, the Company had working  capital  of
             $12.7 million compared with $50.2 million at December 31, 1994. Cash and cash equivalents were $20.7 million at June 30, 1995 compared with $76.4 million at December 31, 1994. At June 30, 1995, the Company had $35.0 million available under its bank facility while the bank facility was fully utilized at December 31, 1994. The decrease in both working capital and cash is primarily due to the use of cash and cash equivalents during the first six months of 1995 to repay principal under the bank facility and the decision of the Company not to draw down the full amount of the available Rio Bank Loan at the end of the quarter, as well as the use of cash and cash equivalents to make capital expenditures for the Company's $75 million Phase III Expansion and the $20 million Phase IV Expansion.

                  During  the first six months of 1995, cash provided  by
             operating activities was $20.1 million. Investing activities used $39.9 million of the Company's cash during the first six months of 1995. Approximately $23.3 million of such expenditures were related to the Company's Phase III Expansion and approximately $3.7 million were related to the Company's Phase IV Expansion. During the first quarter of 1995, the Company acquired an approximate five acre site adjacent to the Rio site, on which a former commercial warehouse is located, at a purchase price of $3.2 million (net of credit for profit participation from the seller to which the Company was entitled and net of rental proceeds during the term of the escrow). During the second quarter of 1995, the Company acquired approximately 64 acres of land southeast of Las Vegas at a purchase price of $5.7 million (net of credit for profit participation from the seller to which the Company was entitled). The 64-acre site and additional land acquisitions are part of the Company's recently announced three phase expansion and development plan discussed below. During the first six months of 1995, the Company spent approximately $5.2 million toward the acquisition of certain real property adjacent to the Rio. The balance of cash used in investing activities was expended on other capital projects.

                  During  the  fourth  quarter  of  1994,  the  Board  of
             Directors authorized the Company to make discretionary repurchases of up to 2 million shares of its Common Stock from time to time in the open market or otherwise. During the first quarter of 1995, the Company repurchased 138,500 shares of its Common Stock at a total cost of $1.6 million. These shares of Common Stock were retired. No open market repurchases were made during the second quarter of 1995.

                  The  Company is subject to annual  capital  expenditure
             limits of $7.5 million under the Rio Bank Loan. However, the Company received a written waiver to allow the Company to construct the Phase III Expansion and the Phase IV Expansion. Because of the annual restrictions on capital expenditures by the Company contained in the Rio Bank Loan, any other significant new capital improvements to the Rio will also require the consent of the lenders.

                  As of July 1, 1995, the  Company's  capital commitments
             include approximately $5.9 million for the remainder of the Phase III Expansion, $16.3 million for the Phase IV
             Expansion, and $15.1 million under commitments for the purchase of real estate. Based upon cash on hand, cash available through borrowings under the Rio Bank Loan and cash from operations, the Company believes that it has adequate cash available to fund the remaining cost of the Phase III Expansion, the Phase IV Expansion, and the real estate purchase commitments.

                  The  Rio  Bank  Loan  was originally  entered  into  on
             July 15, 1993 in the amount of $65 million with a syndicate of banks consisting of Bank of America National Trust Savings and Association, Bank of America Nevada, Societe Generale, NBD Bank, N.A., First Security Bank of Idaho, N.A., First Interstate Bank of Nevada, N.A. and U.S. Bank of Nevada. As a result of certain amendments, in December 1994, the Rio Bank Loan was increased to $125 million and, in August 1995, it was increased to $175 million. As amended, the Rio Bank Loan is a secured reducing revolving credit facility to be used (a) to refinance the existing Rio Bank Loan, (b) to finance the Phase V Expansion, (c) to finance acquisition of land adjacent to the Rio for up to $30 million, and (d) for general corporate purposes.

                  The Rio Bank Loan will mature on June 30, 2001 and will
             bear interest based upon a "LIBOR Spread" of from 1% to 3%, or a "Base Rate Spread" of from 0% to 2.0% based upon a schedule determined with reference to Rio Properties' "Funded Debt to EBIDTA Ratio." The "LIBOR Spread" is the amount in excess of the applicable London interbank offer rate ("LIBOR"). The "Base Rate Spread" is the amount in excess of the applicable base rate, which is the rate per annum equal to the higher of the reference rate as it is publicly announced from time to time by Bank of America in San Francisco or 0.50% per annum above the latest Federal Funds rate. As amended, the Rio Bank Loan will also provide for an unused facility fee ranging from 31.25 basis points to 50.0 basis points depending upon the same Funded Debt to EBIDTA ratio schedule utilized for the interest rate. The Rio Bank Loan requires monthly payments of interest and will require scheduled reductions of the maximum amount available under the Rio Bank Loan commencing with a $10 million reduction at December 31, 1997, $30 million reductions at December 31, 1998 and December 31, 1999, a $40 million reduction at December 31, 2000, a $32.5 million reduction at March 31, 2001 and maturity at June 30, 2001.

                  To reduce the risks  from  interest  rate fluctuations,
             the Company has previously entered into interest rate swap agreements in the amount of $20 million from September 30, 1994 through December 29, 1995 and $15 million from December 29, 1995 through June 28, 1996. In August 1994, the Company purchased a $40 million interest rate cap, effective September 30, 1994, for a three-year term, which provides for quarterly payments to the Company in the event that three-month LIBOR exceeds 7% on any quarterly reset date. The Company is exposed to credit risks in the event of non-performance by the counterparties. However, the Company does not anticipate non-performance by the counterparties.

                  The Rio Bank  Loan  is secured by a first deed of trust
             on the Rio Suite Hotel & Casino, a security interest in substantially all of the other real and personal property of Rio Properties, and a guaranty by Rio Hotel & Casino, Inc., including a pledge of the Company's stock in Rio Properties. The Rio Bank Loan provides that Rio Hotel & Casino, Inc. will be permitted to accumulate and hold up to $5 million in assets which are not to be pledged for the benefit of the Rio Bank Loan lenders.

                  The  Rio Bank Loan contains certain customary financial
             covenants to which the Company is subject. Those covenants include a requirement that Rio Properties maintain a maximum ratio of Total Debt to EBIDTA ranging from 3.0 to 1 at December 31, 1995, increasing to 4.25 to 1 for the six month period ending March 31, 1997 and decreasing to 3.0 to 1 at December 31, 1997 and thereafter. Rio Properties must meet a maximum ratio of Senior Debt to EBIDTA from 1.75 to 1 through December 31, 1995 up to 3.0 to 1 for the six months ended March 31, 1997 and reducing to 1.75 to 1 at December 31, 1997 and thereafter. Rio Properties must maintain a maximum Interest Coverage Ratio of 2.0 to 1 through the fiscal quarter ending December 31, 1996, reducing to 1.5 to 1 for the fiscal quarter ending September 30, 1997, increasing to 2.0 to 1 for the fiscal quarter ending March 31, 1998, increasing to 2.5 to 1 for the fiscal quarter ending September 30, 1998 and increasing to 3.0 to 1 for the fiscal quarter ending December 31, 1998 and thereafter. Minimum Consolidated Tangible Net Worth requirements must be maintained of $125 million, plus 75% of accumulated net income after December 31, 1994 (not reduced by any consolidated net losses) plus 100% of the net proceeds of any equity offering by Rio Properties or the Company. Maximum annual capital expenditures permitted under the Rio Bank Loan are $7.5 million annually, plus the amount available of unused capital expenditures from the prior fiscal year, but not to exceed $12.5 million annually in any event. Specific carve-outs of $200 million for the Phase V Expansion and $30 million for the identified adjacent Rio land acquisitions are incorporated in the Rio Bank Loan. The Rio Bank Loan also provides for a basket of $5 million for the repurchase of equity shares of the Company through open market purchases over the life of the Rio Bank Loan.

                  The Rio Bank Loan provides  for  an event of default if
             Anthony A. Marnell II beneficially owns less than 10% of the voting stock of the Company, any person holds or controls a greater amount of the voting stock of the Company, any person holds or controls a greater amount of voting stock than the amount held or controlled by Anthony A. Marnell II, or if either Anthony A. Marnell II or James A. Barrett, Jr. cease to perform their functions as Chief Executive Officer and President, respectively, for a period of 30 consecutive days.

                  On July 18, 1995, the Company entered into the Purchase
             Agreement with Salomon Brothers Inc and Montgomery Securities (the "Initial Purchasers") for the sale by the Company of $100 million on principal amount of the Old
             Notes. The Old Notes were purchased by the Initial Purchasers for resale to qualified institutional investors. The net proceeds from the sale of the Old Notes (approximately $96.8 million after the deduction of a 2.75% discount to the Initial Purchasers and estimated offering expenses of $450,000), borrowings under the Rio Bank Loan, cash on hand and cash from operations will be used to finance the Company's approximately $185 million Phase V Expansion. Pending such use, the net proceeds will be used to reduce amounts outstanding under the Rio Bank Loan.

                  The  Old  Notes  were  issued and the New Notes will be
             issued under the Indenture dated July 21, 1995. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to the provisions of the Indenture and the Notes. Capitalized terms not otherwise defined have the same meanings assigned to them in the Indenture.

                  The  Notes  mature on July 15, 2005.  Interest  payment
             dates under the Notes are January 15 and July 15, commencing January 15, 1996. The Notes are unconditionally guaranteed (the "Rio Guarantee") on a senior subordinated basis by Rio Properties, Inc. (the "Guarantor"), the Company's principal operating subsidiary. The Notes are subordinated in right of payment to all existing and future Senior Indebtedness of the Company and are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company's subsidiaries. The Rio Guarantee is subordinated in right of payment to all existing and future Senior Indebtedness of Guarantor and is structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Guarantor's subsidiaries.

                  The Notes may be redeemed at the option of the Company,
             in whole or in part, at any time on or after July 15, 2000, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, through the redemption date. The Notes will be redeemed from any Holder or beneficial owner of the Notes which is required to be found suitable and is not found suitable by the Nevada Gaming Commission.

                  Upon a Change of Control of the Company  (as defined in
             the Indenture), each holder of Notes will have the right to require the Company to repurchase all or part of such holder's Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The Company's obligation to repurchase the Notes is guaranteed on a senior subordinated basis by the Guarantor. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, pay dividends or make other distributions, make investments, repurchase subordinated obligations or capital stock, create certain liens (except, among others, liens securing Senior Indebtedness), enter into certain transactions with affiliates, sell assets of the Company or its subsidiaries, issue or sell subsidiary stock, create or permit to exist restrictions on distributions from subsidiaries, or enter into certain mergers and consolidations.

                  Pursuant  to  the  Registration  Agreement, the Company
             will commence an exchange offer pursuant to an effective registration statement or cause the Notes to be registered under the Securities Act pursuant to a resale shelf registration statement. See "The Exchange Offer - Termination of Certain Rights" for a description of consequences of failing to timely meet the registration requirements for the Notes.

                  On  May 2, 1995, the Company  announced  a  three-phase
             expansion and development plan to grow the Company over the next several years. The plan includes the Phase V Expansion on the existing Rio site, acquisition of approximately 22 acres of land adjacent to the Rio site to be master-planned for another hotel-casino property and the purchase of approximately 64 acres southeast of Las Vegas for possible future hotel-casino development.

                  The  approximately $185 million Phase  V  Expansion  is
             planned to include 120,000 square feet of public space containing a casino expansion with 600 slot machines and 27 table games, new retail and entertainment space, and additional restaurants, as well as an expanded pool and beach area and additional parking facilities. The Phase V Expansion will center around a 40-story hotel tower containing approximately 1,000 new suites located immediately southeast of the existing towers. The public area expansion will be based on a Brazilian Carnival Mardi Gras theme and will include a variety of owned and leased retail and restaurant outlets. Construction is scheduled to commence in September 1995, subject to governmental approvals and finalization of financing, with opening expected to occur in the spring of 1997.

                  The $185 million  Phase  V  Expansion  will be financed
             with the proceeds from the Old Notes, funds available under the Rio Bank Loan, cash on hand and cash from operations.
             For the Phase V Expansion, the Company has obtained a capital expenditure limitation wavier under the Rio Bank Loan.

                  As   described   above,   the   Company   has  acquired
             approximately five acres of land adjacent to the Rio and has entered into agreements to acquire an additional approximately 17 acres of land adjacent to the Rio site. The combined cost of the approximately 22 acres is approximately $20.3 million, which the Company will fund through cash on hand, cash available through borrowings under the Rio Bank Loan and cash from operations. The entire Rio site is now being master-planned for the development of another hotel-casino, the size and timing of which has not yet been determined.

                  As the third step in its expansion and development plan
             to provide further growth for the Company, the Company acquired approximately 64 acres (the "Old Vegas Site") of land southeast of Las Vegas. The cost of the Old Vegas Site was approximately $5.7 million (net of a credit for profit participation from the seller to which the Company was entitled) which the Company funded through cash on hand and cash available through borrowings under the Rio Bank Loan. The Old Vegas Site, already zoned for a hotel-casino, is situated where Boulder Highway enters the Las Vegas valley from Phoenix and Laughlin along U. S. Highway 93-95. The timing of the proposed development of the Old Vegas Site has not yet been determined.


             SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                  Operating   profit   for   the   Company  increased  to
             $17.7 million in the first six months of 1995 from $13.5 million in the first six months of 1994, an increase of $4.2 million or 31%. Management believes that the improvement in operating results was due to increased business levels during the first six months of 1995 as a result of having an additional 365 hotel suites placed into service in February 1995, 184 new hotel suites placed into service in March 1995, and the addition of over 215 slot machines, 21 table games, and additional restaurant capacity compared to the first six months of 1994. Management believes that operating efficiencies also improved from the first six months of 1994 to the first six months of 1995 in the hotel department.

                  Net revenues for the Company increased to $91.8 million
             in the first six months of 1995 from $70.2 million in the first six months of 1994, an increase of $21.6 million or 31%. Casino revenues increased to $50.0 million in the first six months of 1995 from $42.2 million in the first six months of 1994, an increase of $7.8 million or 18%. The increase in casino revenues was due primarily to increases in both slot machine revenues and table game revenues. Slot machine revenues increased $4.1 million or 15% to $30.9 million in the first six months of 1995 from $26.8 million in the first six months of 1994. The increase in slot machine revenues resulted primarily from the addition of over 215 slot machines in November 1994. Table game revenues increased $3.9 million or 32% to $16.0 million in the first six months of 1995 from $12.1 million in the first six months of 1994. The increase in table game revenues resulted primarily from the addition of 9 table games in the second half of 1994, the addition of 6 table games in January 1995, and the addition of 6 tables games in April 1995.

                  Room revenues increased by $6.8 million or 73% to $16.2
             million in the first six months of 1995 from $9.4 million in the first six months of 1994. The increase in room revenue resulted primarily from the addition of 365 new hotel suites placed into service in February 1995 and 184 new hotel suites placed into service in March 1995, as well as an increase in the average room rate of more than $10.00 per room night during the first six months of 1995 compared to the first six months of 1994. The additional 549 suites placed into service in February and March 1995 increased the Rio's total to 1,410 suites compared to 861 suites for the entire first six months of 1994. Demand for the Rio's suites remained high during the first six months of 1995 with a 96% occupancy, which was identical to the 96% occupancy attained during the first six months of 1994. The average number of suites available during the first six months of 1995 was 1,273 compared to 861 during the first six months of 1994.

                  Food  and  beverage revenues increased to $29.1 million
             in the first six months of 1995 from $22.5 million in the first six months of 1994, an increase of $6.6 million or 29%. The successful opening in February 1994 of the Copacabana Showroom, a 430-seat video, entertainment and restaurant complex; the successful opening in April 1994 of Fiore, a 186-seat world class restaurant; the successful opening in June 1994 of Club Rio, a late-night dance club; the successful completion in November 1994 of a 50% expansion of the Carnival World Buffet to 980 seats; and increased beverage sales as a result of increased gaming customers all contributed to the increase in food and beverage revenues.

                  The   Company's  operating  margins   were   relatively
             consistent during the first six months of 1995 compared to the first six months of 1994. Operating profit as a percentage of net revenues was 19% in both the first six months of 1995 and 1994. Casino operating profit was 56% during the first six months of 1995 compared to 57% during the first six months of 1994. Food and beverage operating profit was 18% during the first six months of 1995 compared to 19% during the first six months of 1994. Hotel operating profit was 70% during the first six months of 1995 compared to 64% during the first six months of 1994. Management believes that this improvement is due to efficiencies resulting from increased customer volume, effective cost controls and a higher average room rate during the first six months of 1995 compared to the first six months of 1994.

                  Depreciation and amortization increased by $1.9 million
             or 36% to $7.1 million in the first six months of 1995 compared to $5.2 million in the first six months of 1994. This increase is attributable to depreciation expense from various completed expansion projects such as the Company's Eastside Expansion (as defined) and the Phase III Expansion (as defined).

                  Other  expenses  of  the  Company  increased  primarily
             because of higher interest expense from increased borrowing levels during the period along with higher prevailing interest rates. Borrowing levels increased due to funding costs of the Eastside Expansion, the Phase III Expansion, and the Phase IV Expansion. Interest expense in the first six months of 1995 was reduced by $359,689 because of interest capitalized on amounts expended on the Phase III Expansion project and the Phase IV Expansion project. Interest expense in the first six months of 1994 was reduced by $102,896 because of interest capitalized on amounts expended on the Eastside Expansion project and the Phase III Expansion project. Other income for the first six months of 1994 was a one-time gain of $966,510 from a profit participation agreement on the sale by an affiliate of certain real estate previously owned by the Company.

                  Net  income for the first six months of 1995  was  $9.4
             million or $0.44 per share (fully diluted) compared to $8.8 million or $0.40 per share (fully diluted) for the first six months of 1994 as a result of the factors discussed above.


             YEARS ENDED DECEMBER 31, 1994 AND 1993

                  Operating  profit for the Company  increased  to  $25.8
             million for 1994 from $20.2 million for 1993, an increase of $5.6 million or 27.5%. Management believes that the improvement in operating results was due to increased business levels in 1994 as a result of having an additional 437 hotel suites for nine months of the year, an addition of approximately 800 slot machines (approximately 500 slot machines were added in December 1993 and approximately 300 slot machines were added in November 1994), an addition of approximately 13 table games and additional restaurant capacity compared to 1993.

                  Net  revenues  for  the  Company  increased  to  $146.3
             million for 1994 from $110.0 million for 1993, an increase of $36.3 million or 33.0%. Casino revenues increased to $87.2 million for 1994 from $71.3 million for 1993, an increase of $15.9 million or 22.3%. The increase in casino revenues was due primarily to an increase in slot machine revenues of $9.3 million or 20.4% to $54.5 million for 1994 from $45.2 million for 1993 and an increase in table games revenues of $6.0 million or 30.1% to $25.8 million for 1994 from $19.8 million for 1993, resulting from the additional slot machines and table games discussed above.

                  Room revenues increased to $19.3 million for  1994 from
             $12.3 million for 1993, an increase of $6.9 million or 56.2%. The increase in room revenues resulted primarily from the addition of 437 suites during the fourth quarter of 1993 (375 new suites were placed in service in September 1993 and 62 suites were placed in service in October 1993), bringing the Company's total to 861 suites available during 1994. Demand for the Rio's suites remained high during 1994, at 95.9% occupancy compared to 96.8% occupancy during 1993.

                  Food and beverage revenues increased  to  $47.6 million
             for 1994 from $32.6 million for 1993, an increase of $15.1 million or 46.3%. The increase was principally due to the successful opening in February 1994 of a new 430-seat video, entertainment and restaurant complex, the successful opening in April 1994 of a new 186-seat world class restaurant, the successful completion in November 1994 of a 50% expansion of the Carnival World Buffet to 980 seats, an increase in the number of patrons served in other Rio restaurants and an increase in the average food check contributed to the increase in food and beverage revenues.

                  Management believes that operating efficiencies in  the
             food and beverage departments improved during 1994 compared to 1993. Expenses in food and beverage were 81% of food and beverage revenues during 1994 compared to 85% during 1993. Food and beverage expense margins improved as a result of an increase in volume, price increases and effective cost control measures. Casino profit margins were flat. Casino expenses were 44% of casino revenue during both 1994 and 1993. Selling, general and administrative expenses were 14% of net revenues during 1994, of which $421,367 were expenses related to gaming development.

                  Depreciation  and  amortization   increased   to  $10.9
             million for 1994 from $7.5 million for 1993, an increase of $3.3 million or 44.0%. This increase is attributable to a full year of depreciation on the Phase II Expansion (as defined) which was completed in October 1993, depreciation on the Eastside Expansion which was completed in phases by April 1994 and depreciation on the Phase III Expansion projects completed during 1994.

                  Other income for  1994  was  a  one-time  gain  of $1.1
             million related to the resale of certain real estate previously owned by the Company. A one-time gain of $966,510 related to the sale of real estate which was sold by the Company to a related party in December 1991. In April 1994, the real estate was resold to a non-related party. Pursuant to the terms of the sales agreement between the Company and the related party, the Company was entitled to a portion of the resale proceeds, which equaled $966,510, net of expenses. A one-time gain of $173,500 related to the sale of real estate owned by the Company until May 1991, when it was sold to a non-related party. Pursuant to the terms of the sales agreement, the Company was entitled to a portion of the resale proceeds or refinancing amount, which equaled $173,500, net of expenses.

                  Income before extraordinary items and cumulative effect
             of a change in accounting principle increased 36.7% to $16.0 million or $0.74 per share (fully diluted) for 1994 from $11.7 million or $0.60 per share (fully diluted) for 1993. The results for 1993 were impacted by the cumulative effect of a change in accounting principle resulting from the adoption of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("SFAS 109"). Adoption of SFAS 109 resulted in a one-time, non-cash charge in the amount of $776,888 or ($0.04) per share (fully diluted). The results for 1993 were also adversely affected by the extraordinary loss on early extinguishment of debt, net of income tax benefit, of $253,711 or ($0.01) per share (fully diluted).

                  Net income for 1994 increased 49.9% to $16.0 million or
             $0.74 per share (fully diluted) from $10.6 million or $0.55 per share (fully diluted) for 1993 as a result of the factors discussed above.

             YEARS ENDED DECEMBER 31, 1993 AND 1992

                  Operating  profit  for  the  Company increased to $20.2
             million for 1993 from $12.3 million for 1992, an increase of $7.9 million or 64.5%. Management believes that the improvement in operating results was primarily the result of an increase in casino revenues and food and beverage
             revenues   combined  with  smaller  increases  in  operating
             expenses.

                  Net  revenues  for  the  Company  increased  to  $110.0
             million for 1993 from $82.5 million for 1992, an increase of $27.5 million or 33.4%. Casino revenues increased to $71.3 million for 1993 from $56.5 million for 1992, an increase of $14.8 million or 26.1%. The increase in casino revenues was due primarily to an increase in slot machine revenues. Slot machine revenues increased $11.1 million or 32.4% to $45.2 million for 1993 from $34.2 million for 1992. The increase in slot machine revenues resulted primarily from the addition of approximately 385 slot machines (approximately 85 slot machines in April 1992 and approximately 300 slot machines in December 1992) while at the same time the daily win per slot machine slightly increased. Table game revenues increased by $3.2 million or 19.4% to $19.8 million for 1993 from $16.6 million for 1992. The increase in table game revenues resulted primarily from a 16.6% increase in volume to $123.9 million for 1993 from $106.3 million for 1992. Food and beverage revenues increased to $32.6 million for 1993 from $21.2 million for 1992, an increase of $11.4 million or 53.9%. The successful opening in December 1992 of an expanded buffet and an additional lounge, the successful opening in May 1993 of a new 92-seat seafood restaurant, as well as a sizable increase in the number of patrons served, contributed to the increase in food and beverage revenues.

                  Demand  for the Rio's suites remained high during 1993,
             at 96.8% occupancy compared to 96.5% occupancy during 1992. There were 424 suites available during 1992. In September 1993, 375 new suites were placed into service and 62 additional suites were placed into service in October 1993.

                  The  Company's  expense  margins improved  in  1993  as
             compared to 1992. Casino expenses were 44% of casino revenues during 1993 compared to 48% during 1992. Casino expense margins improved as a result of increased casino activity, particularly in slots, which has a lower expense margin than other casino games. Expenses in food and beverage were 85% of food and beverage revenues during 1993 compared to 87% during 1992. Food and beverage expense margins improved as a result of a sizable increase in the number of patrons served and effective cost controls.

                  Net   interest  expense  of  the  Company  was  reduced
             primarily because of reduced average borrowing during the period. The Company took advantage of the revolving line of credit feature of its bank loan by applying cash on hand to reduce borrowing amounts during most of the year. This was partially offset by a reduction in interest income. Interest expense was also reduced by $467,798 because of interest capitalized on amounts expended on the Phase II Expansion and Eastside Expansion projects.

                  Income   from  continuing  operations  after   minority
             interests and tax provisions but before extraordinary items and cumulative effect of a change in accounting principle increased 111.8% to $11.7 million or $0.60 per share (fully diluted) for 1993 from $5.5 million or $0.36 per share (fully diluted) for 1992. The results for 1993 were impacted by the cumulative effect of a change in accounting principle resulting from the adoption of SFAS 109 which resulted in a one-time, non-cash charge in the amount of $776,888 or ($0.04) per share (fully diluted). The results for 1993 were also adversely affected by the extraordinary loss on early extinguishment of debt, net of income tax benefit, of $253,711 or ($0.01) per share (fully diluted). The results for 1992 were affected by an extraordinary credit of $793,511 or $0.05 per share (fully diluted), reflecting a reduction of federal income taxes arising from the carryforward of prior years' operating losses.

                  Net income for 1993 increased 68.8% to $10.6 million or
             $0.55 per share (fully diluted) from $6.3 million or $0.41 per share (fully diluted) for 1992 as a result of the factors discussed above.


             IMPACT OF INFLATION

                  Absent  changes  in competitive and economic conditions
             or in specific prices affecting the industry, the Company believes that the hotel-casino industry may be able to maintain its real operating profit margins in periods of general inflation by increasing minimum wagering limits for its games and increasing the prices of its hotel rooms, food and beverage and other items, and by taking actions designed to increase the number of patrons. The industry may be able to maintain growth in gaming revenues by the tendency of customer gaming budgets to increase with inflation. Changes in specific prices (such as fuel and transportation prices) relative to the general rate of inflation may have a material effect on the hotel-casino industry.

                                       BUSINESS

                  The  Company  owns and operates the country's only all-
             suite hotel-casino, the Rio Suite Hotel & Casino in Las Vegas, Nevada. Situated on a 45-acre elevated site adjacent to a major exit from Interstate 15, the freeway linking Las Vegas with Southern California, the Rio is strategically positioned to attract travelers along Interstate 15, tourists visiting the Las Vegas Strip and local Las Vegas residents. The Company markets to the middle to upper-middle income segments of gaming customers, both local residents and Las Vegas visitors. The Rio's unique all-suite concept, diverse high quality dining, easy access and ample parking provide an attractive alternative to the Strip and a fun and comfortable environment in which to enjoy gaming, dining and entertainment.

                  Decorated throughout in a fun-filled Brazilian Carnival
             and rain forest theme, the Rio is currently comprised of an 89,000 square foot casino, three 21-story hotel towers containing 1,410 suites, eight restaurants, seven bars, a 430-seat entertainment complex, meeting and banquet space, a 59,000 square foot outdoor entertainment area featuring a landscaped sand beach and two swimming pools and parking for over 3,200 cars. Rio's casino offers approximately 2,200 slot machines, 65 table games, a poker room, keno and a race and sports book.

                  The Rio originally opened  in  1990 with 424 suites and
             44,000 square feet of casino space. Within the past three years the Rio has been expanded to its present configuration in three major phases in accordance with its original master plan. In the fall of 1993, the Company added a second hotel tower with 437 suites, a new restaurant and meeting rooms through its $37 million expansion (the "Phase II Expansion"). In April 1994, the Company completed its $25 million expansion (the "Eastside Expansion") which comprised a 25,000 square foot addition to the casino, a two-story parking garage, a new restaurant and the Copacabana showroom. In April 1995, Rio completed its $75 million expansion (the "Phase III Expansion") which encompassed a third hotel tower with 549 suites, 10,000 square feet of casino space, a new three-level parking garage and a 50% expansion to its award winning Carnival World Buffet. In April 1995, the Company commenced construction of its Phase IV Expansion. The approximately $20 million project will add 144 suites, add approximately 5,400 square feet of meeting room space, double the size of the existing Buzios seafood restaurant, add a new health club and salon facility and include a variety of back-of-the-house improvements. Completion of the Phase IV Expansion is expected to occur in stages through the end of 1995 and will bring the Rio's total number of hotel suites to 1,554.

                  On  March 29,  1995, the Company announced that it  had
             retained Montgomery Securities to assist in evaluating various strategic alternatives for the Company. In June 1995, the Company announced that it is moving forward with its three-phased expansion and development plan to be implemented over the next several years. The Company elected to pursue this course of action after giving consideration to the strategic alternatives analysis completed by Montgomery Securities. While Montgomery Securities will continue to serve as financial advisor to the Company, the Company is not presently exploring other strategic alternatives. The three-phased expansion and development plan consists of the Phase V Expansion at the Rio, acquisition of approximately 22 acres of land adjacent to the Rio to be master-planned for the development of another hotel-casino and the purchase of approximately 64 acres southeast of Las Vegas for possible future hotel-casino development.

                  The Company  was incorporated in California in 1981 and
             reincorporated in Nevada in 1988. The Company changed its name from MarCor Resorts, Inc. to Rio Hotel & Casino, Inc. in February 1992. Its executive offices are located at 3700 West Flamingo Road, Las Vegas, Nevada 89103, and its telephone number is (702) 252-7733.


             PHASE V EXPANSION

                  The  Phase  V  Expansion  will center around a 40-story
             curved tower located immediately southeast of the existing towers. The Phase V Expansion is planned to include 120,000 square feet of public space containing a casino expansion with 600 slot machines and 27 table games, new retail and entertainment space and additional restaurants, including a medium priced restaurant at the top of the tower overlooking the Strip, as well as an expanded pool and beach area and additional parking facilities. The new suites will be similar in size and decor to the existing suites. In addition, the Phase V Expansion will add two new night clubs with different themes to provide a variety of nighttime entertainment.

                  As  currently contemplated, the public  area  expansion
             will be based upon a Brazilian Carnival Mardi Gras theme. The new casino area will provide regular entertainment, as periodically a themed overhead entertainment attraction will provide an interactive show with patrons. The attraction will feature performers dressed in festive attire who will sing, dance and throw free tokens and beads to patrons. The attraction may change to celebrate different holidays and special events.

                  Management believes the Phase V Expansion will increase
             the number of tour and travel customers while enhancing the amenities available to local patrons. Given the Rio's high average occupancies and significant room turnaways, management believes that the additional room inventory will be successfully absorbed. Construction is scheduled to commence in September 1995, subject to governmental approvals and finalization of financing. Opening of the Phase V Expansion is expected to occur in the spring of 1997.


             BUSINESS STRATEGY

                  The Company's business strategy  focuses  on attracting
             and fostering repeat business from customers in the middle to upper-middle income segments of the local resident and tourist markets. To implement its business strategy, the Company capitalizes on its unique all-suite concept, strategic location and Brazilian Carnival theme. The Company strives to provide a quality, affordable gaming and entertainment experience in order to generate high customer satisfaction and loyalty. The Rio's value-priced suites provide an attractive alternative to conventional Las Vegas rooms for visitors who desire to avoid the crowds and congestion of the Strip. The Interstate 15 and Flamingo Road location is also ideal for attracting local residents.

                  To  encourage  repeat  visits, the Company attempts  to
             ensure that each customer has an enjoyable, high quality and high value experience. Management believes that it must offer consistent quality, a comfortable and fun atmosphere and, most importantly, friendly service at affordable prices to provide a high value experience to its customers. Accordingly, the Rio's suites offer guests approximately 50% more space than comparably priced Las Vegas hotel rooms. Similarly, the Company's restaurants have won awards year after year for their quality dining. All of the Rio's restaurants offer generous portions of high quality food at reasonable prices which management believes is a major factor in attracting the value-conscious local customer.

                  Management believes that friendly service combined with
             a quality facility are integral to generating repeat business from locals as well as tourists. As a result, management continually seeks to instill in each employee a sense of service excellence designed to exceed guest expectations. To motivate its employees, management also strives to instill a sense of "Team Rio" in all of the Company's employees by making the Rio a fun place to work. Management strongly believes that its employees are one of the Company's biggest assets.

                  The  Company has created an identifiable and innovative
             marketing presence and continues to build on its "signature"
             Rio theme.  The  Rio's  Brazilian  Carnival  and rain forest theme incorporates bright colors, creative interior designs, festive employee costumes and other exotic touches to contribute to its tropical ambiance. The Rio's message of a fun-filled, colorful atmosphere is constantly emphasized.
             The Rio has developed the Rio Rita(TM) character as a promotional ambassador to the Rio's hotel-casino guests and as a focal point upon which many promotional activities have been built, such as Rio Rita's(TM) Paycheck Poker Wheel, Carnival Dice(TM), the Jackpot Jungle(TM), Rio Rita's(TM) Lotto Bucks, Carnival Days(TM), Copacabana(TM) Dinner Show, Conga
             Mania(TM)   and   Brazilia   Days(TM).  The  Company  advertises
             extensively  in the Las Vegas  area  print,  television  and
             radio  media,  and   periodically  in  Southern  California,
             Phoenix and other regional markets.

                  The  success  of the  Company's  business  strategy  is
             evidenced by the large number of awards the Rio has received. In March 1995, the Rio won recognition through 10 "Best of Las Vegas" awards in an annual survey published by Nevada's largest daily newspaper. Among others, these distinctions included: "Best Buffet," "Best Italian Restaurant," "Best Coffee Shop," "Best Steakhouse," "Friendliest Employees" and "Most Efficient Service." In addition, the Rio received recognition in the 1995 Zagat Hotel and Restaurant Survey for "Best Rooms," "Best Dining," "Best Service" and "Best Overall" in Las Vegas. These awards exemplify the Company's reputation for quality and value.

             MARKETING STRATEGY

                  The  Company's marketing efforts are targeted  at  both
             the local patron and the tourist market. To market to local patrons, the Rio relies on its convenient location, its ample parking, its value-priced food and its slot machine variety. Management believes that its restaurants, in particular the Carnival World Buffet, are one of the Rio's greatest attractions for local patrons. The Carnival World Buffet is one of the most popular buffets in Las Vegas due to its extensive selections, its high quality food and the entertainment provided by the live-action cooking stations. Since February 1995, when the Company initiated its special buffet promotion, the Carnival World Buffet has served an average of 8,500 people per day. In addition to its emphasis on food and beverage, the Rio also has an aggressive marketing program which encompasses frequent radio, television and newspaper advertising, a variety of promotions directed at the local customer and other programs such as check cashing promotions.

                  To attract visitors and fill the Rio's hotel rooms, the
             Company markets primarily to three segments of the tourist market: independent travel, wholesale and special casino customers. The independent travel segment consists of those travelers not affiliated with groups who make their reservations directly with the Rio or through independent travel agents. To attract the independent traveler, the Rio periodically utilizes print media, radio and direct mail to advertise in Southern California, Phoenix and other regional travel markets. In addition, the Company's sales force frequently attends trade shows in order to establish relationships with and promote the Rio to travel agents nationwide. The wholesale segment comprises those patrons participating in travel packages offered by air tour operators. To capture this segment of the market, the Rio has developed specialized marketing programs for, and cultivated relationships with, these operators. Finally, special casino customers are those frequent gaming customers who are in regular communication with Rio casino marketing personnel. The Rio utilizes a variety of promotions and special events and other amenities in marketing to this segment.

             RIO LOCATION

                  The Rio  is  strategically located to take advantage of
             the dynamic residential and commercial growth of the western portion of metropolitan Las Vegas, while offering proximity and easy access to the "Old Four Corners" (Flamingo Road and the Strip) and the "New Four Corners" (Tropicana Avenue and the Strip) areas of the Las Vegas Strip.


             THE RIO

                  Since 1992, the Company has  consistently  expanded the
             Rio under its master plan. Upon the completion of both the Phase IV Expansion and Phase V Expansion, the Rio will have approximately 2,550 suites, 2,800 slot machines and 92 table games.

                                                                                                       Approximate
                                                                                         As of         Totals After
                                                            As of December 31, (1)       June 30,      Completion of:
                                                          1992       1993        1994    1995(1)   Phase IV     Phase V

              Casino square footage                     54,000     79,000      89,000     89,000     89,000     120,000
              Slot machines                              1,450      1,950       2,200      2,163      2,200       2,800
              Table games                                   31         44          53         65         65          92
              Hotel suites                                 424        861         861      1,410      1,554       2,550
              Average daily hotel occupancy               96.5%      96.8%       95.9%      95.7%        --          --
              Average daily room rate                  $ 64.09    $ 62.60     $ 63.80    $ 73.00         --          --
              Restaurant seats                           1,209      1,843       2,440      2,440      2,530       4,230

             (1)  Figures for December 31, 1992, 1993 and 1994 are for
                the year ended as of such dates, and figures for June 30, 1995 are for the six-month period ended as of such date.

                  GAMING.   The  Rio  has  89,000  square  feet of casino
             space. The casino currently has approximately 2,200 slot machines; 65 table games, including "21," craps, roulette, pai gow poker, Caribbean stud poker and mini-baccarat; other casino games such as keno and poker; and a race and sports book.

                  Gaming  operations  at  the  Rio are continually  being
             monitored and modified to respond to both changing market conditions and customer demand in an effort to attract new customers while retaining its existing customer base. New and  innovative slot and table games  have  been  introduced based on customer feedback and demand from both local customers and Las Vegas visitors. Management has introduced such games as Survival Dice(TM), Rio Rita's(TM) Royals, Rio Rita's(TM) Bonus Poker, Sneaky Queens(TM), Mambo Bucks(TM) and Rio
             Rita's(TM)    Paycheck   Poker   Wheel.   Management   devotes
             substantial time and attention to the type, location and player activity of all slot machines. The Company believes that to continue to attract and retain slot customers, it must expand the number and variety of slot machines on its casino floor, particularly its higher denomination slot machines.

                  HOTEL.  The Rio's 21-story hotel towers contain a total
             of 1,410 suites, comprised of 1,366 standard Rio suites, 14 "super" suites, 17 "cariocas" suites, six two-story penthouse suites, and seven executive suites that combine a conference room and an adjoining suite. The Company has progressively added new hotel suites since 1993 to meet its consistently strong demand. Despite such expansion, the Rio has maintained average occupancy rates of 96.8% and 95.9% for 1993 and 1994, respectively. During 1993 and 1994, management believes that approximately two potential room night bookings were turned away for each room night booking accepted. The Phase IV Expansion will add an additional 144 suites with completion expected by year-end 1995, and the Phase V Expansion will add another 1,000 suites in the spring of 1997.

                  The  standard  Rio  suite  measures  approximately  600
             square feet, compared to approximately 400 square feet for the typical Las Vegas hotel room. The Brazilian Carnival and rain forest theme is carried throughout the guest suites in wall coverings, art work and other designer accents. Suite amenities include carved wood finishes, cut glass, polished granite surfaces, marble tile in the bath areas, room safes and refrigerators.

                  RESTARAUNTS.   While  important to attracting Las Vegas
             visitor  gaming  customers,  the  high  quality,  value  and variety of food services are critical to consistently attracting the local resident gaming customer to the Rio. To provide such variety, seven bars and eight restaurants are located in the Rio's main floor area. The Rio currently serves an average of approximately 14,000 meals per day, including banquets and room service. The following table sets forth, for each restaurant, the type of service provided and the seating capacity:
                                                Type                 Number of
                                                                       Seats

           All American Bar &      Award-winning steaks, ribs,         202
            Grille                  chicken and seafood

           Antonio's               Award-winning Italian fine-         116
                                    dining

           Beach Cafe              24-hour full menu coffee shop       314
                                    featuring American and
                                    Chinese cuisine

           Buzios                  Seafood and oyster bar               92

           Carnival World Buffet   Award-winning buffet with           980
                                    live action cooking featuring
                                    Brazilian, Chinese, Italian,
                                    Mexican, Japanese, Western
                                    BBQ and traditional buffet

           Toscano's Deli &        Deli items, pizza and pasta,        120
            Market                  ice cream and gelato, and a
                                    large selection of bakery
                                    products

           Copacabana Showroom     Copacabana Dinner Show and          430
                                    Club Rio nightclub

           Fiore Rotisserie &      Fine-dining featuring               186
            Grille                  rotisserie-grilled seafood,
                                    beef and poultry
                                                           Total     2,440

             ENTERTAINMENT AND OTHER ATTRACTIONS. The Rio's Copacabana Showroom is a unique, circular 430-seat video, entertainment and restaurant complex which features two 12-foot by 90-foot video screens, an exhibition cooking area, multiple tiers of dining room seating and a stage. The Copacabana Showroom features the Copacabana Dinner Show, a musical review designed around the Rio's theme. After the dinner show the Copacabana Showroom is converted into Club Rio, a late-night dance club. The showroom is also used for casino-hosted events, concerts, viewing of sporting events on the large video screens, and corporate meetings that capitalize on the unique audio visual qualities of the room.

                  The Ipanema  Lounge  and Mambo's Lounge each offer live
             entertainment in separate casino cocktail settings. The Rio also houses a gift shop, a Rio logo shop, a hair and beauty salon, and an exercise room, as well as approximately 13,250 square feet of public meeting and banquet room facilities.

                  The   Rio's   pool/outdoor   entertainment    area   is
             approximately 59,000 square feet and includes a landscaped sand beach, an 11-foot waterfall, two swimming pools, a multi-level spa, and a terrace bar and food service facility. The Company hosts beach parties, volleyball games, outdoor concerts with name performers and other special events, including professional sporting events.


             EXPANSION STRATEGY

                  RIO MASTER PLAN.  The Rio's conceptual master  plan was
             originally designed to accommodate multiple expansions without significantly interrupting normal business operations. This design included construction of a reinforced foundation for the hotel tower and a elevator core to support and facilitate additional room construction. The Company has also assembled ample acreage to allow future expansions. Starting from its original 30 acres, the Company acquired additional acreage in 1989 and 1991, bringing the current Rio site to 45 acres exclusive of the additional 22 acres currently under acquisition as described elsewhere herein.

                  Management   believes   that  a  high  quality,   well-
             maintained property offering innovative entertainment is integral to success in the highly competitive Las Vegas gaming market. This belief has driven the Company's master plan development strategy. The Company has added substantial new facilities at the Rio every year since 1992.
                                                              Start
                                                              Date     Opening

                       Initial Construction                   12/88     1/90
                       Casino (10,000 sq. ft.)/Buffet          7/92     12/92
                       Expansion

                       Phase II Expansion
                         Buzios Restaurant                     1/93     5/93
                         Meeting Rooms                         1/93     8/93
                         437-Suite Tower                       1/93     9/93

                       Eastside Expansion
                         Two-Story Parking Garage              7/93     10/93
                         Casino Space (25,000 sq. ft.)         7/93     12/93
                         Copacabana Showroom                   7/93     2/94
                         Fiore Restaurant                      7/93     4/94
                         Expanded Pool Area                    7/93     4/94

                       Phase III Expansion
                         Three-Story Parking Garage            5/94     8/94
                         Casino Space (10,000 sq. ft.)         5/94     11/94
                         Buffet Expansion                      5/94     11/94
                         549-Suite Tower                       5/94     2/95

                  To  date,   the   Company   has  invested  a  total  of
             approximately $245 million in the development, expansion and renovation of the Rio. The Phase IV and Phase V Expansions will continue the Rio's commitment to continued development and provide new, innovative entertainment attractions.

                  In  April  1995, the Company commenced construction  of
             the approximately $20 million Phase IV Expansion. The project will add 144 suites to the existing 1,410 suites, add approximately 5,400 square feet of meeting room space, double the size of the existing Buzios seafood restaurant to approximately 180 seats, add a new health club and salon facility and include a variety of back-of-the-house improvements. Completion of the Phase IV Expansion is expected to occur in stages through the end of 1995 and will bring the Rio's total number of hotel suites to 1,554 suites.

                  In May 1995,  the  Company  announced the approximately
             $185 million Phase V Expansion. The expansion is planned to include 120,000 square feet of public space containing a casino expansion with 600 slot machines and 27 table games, new retail and entertainment space and additional restaurants, as well as an expanded pool and beach area and additional parking facilities. The public area expansion will be based on a Brazilian Carnival Mardi Gras theme. Construction is scheduled to commence in September 1995, subject to governmental approvals and finalization of financing, with opening expected to occur in the spring of 1997.

                  ADDITIONAL GAMING OPPORTUNITIES.   The Company has also
             entered into commitments to acquire approximately 22 acres of land adjacent to the Rio site, bringing the total Rio acreage to approximately 67 acres. The entire Rio site is now being master-planned for the development of another hotel-casino, the size and timing of which has not yet been determined.

                  As the third  step  in  its  strategic  plan to provide
             further growth for the Company, the Company purchased approximately 64 acres southeast of Las Vegas. The Old Vegas Site, already zoned for a hotel-casino, is situated where the Boulder Highway enters the Las Vegas valley from Phoenix and Laughlin along U.S. Highway 93-95. The timing and scale of the proposed development has not yet been determined. Moreover, the Company may pursue additional opportunities that management believes to be in the best interests of the Company.


             COMPETITION

                  The  gaming  industry  includes   land-based   casinos,
             dockside casinos, riverboat casinos, casinos located on Native American land and other forms of legalized gaming. There is intense competition among companies in the gaming industry, some of which have significantly greater resources than the Company.

                  The Rio faces competition from all  other  casinos  and
             hotels in the Las Vegas area, including competitors located on the Las Vegas Strip, on the Boulder Highway and in downtown Las Vegas. Such competition includes several hotel/casinos targeted primarily toward local residents, as well as numerous non-hotel gaming facilities targeted toward local residents. In recent months, several of the Company's direct competitors have opened new hotel-casinos or have commenced or completed major expansion projects, and other expansions are in progress or are planned. Currently, there are approximately 27 major gaming properties located on or near the Las Vegas Strip, 12 located in the downtown area and several located in other areas of Las Vegas. Several new properties opened during the fourth quarter of 1993, which increased the number of hotel and motel rooms in the Las Vegas market by approximately 11,500 rooms or 15%, to a total of approximately 86,560 rooms. Four new major resort projects have been announced and are expected to be completed within the next two years, adding approximately 10,000 more rooms. Each of these facilities has a theme and an attraction which are expected to draw significant numbers of visitors. Any other major expansions or enhancements of existing properties or the construction of new properties by competitors, could have a material adverse effect on the Company's business.

                  To a lesser extent, the Rio competes with hotel-casinos
             located in the Laughlin and Reno-Lake Tahoe areas of Nevada and in Atlantic City, New Jersey. The Company also competes with state-sponsored lotteries, on- and off-track wagering, card parlors, riverboat and Native American gaming ventures and other forms of legalized gaming in the United States, as well as with gaming on cruise ships and international gaming operations. In addition, certain states have recently legalized, and several other states are currently considering legalizing, casino gaming in specific geographic areas within those states. The Company believes that the recent widespread legalization of gaming is being fueled by a combination of increasing popularity and acceptability of gaming activities and the desire and need for states and local communities to generate revenues without increasing general taxation. The Company believes that the legalization of unlimited land-based casino gaming in or near any major metropolitan area, such as Chicago or Los Angeles, could have a material adverse effect on its current hotel-casino business. The development of casinos, lotteries and other forms of gaming in other states, particularly in areas close to Nevada, such as California, could adversely affect the Company's operations.


             REGULATION AND LICENSING

                  The ownership and operation of casino gaming facilities
             in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, "Nevada Act"); and (ii) various local regulations. The Company's gaming operations are subject to the licensing and regulatory control of the Nevada Commission, the Nevada State Gaming Control Board (the "Nevada Board"), and the Clark County Liquor and Gaming Licensing Board (the "Clark County Board"). The Nevada Commission, the Nevada Board, and the Clark County Board are collectively referred to as the "Nevada Gaming Authorities."

                  The laws, regulations and supervisory procedures of the
             Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things:
             (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) to provide a source of state and local revenues through taxation and licensing fees. Changes in such laws, regulations and procedures could have an adverse effect on the Company's gaming operations.

                  The Company, which  operates the casino, is required to
             be licensed by the Nevada Gaming Authorities. The gaming license requires the periodic payment of fees and taxes and is not transferable. The Company is registered by the Nevada Commission as a publicly traded corporation ("Registered Corporation") and as such, it is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information which the Nevada Commission may require. The Company has obtained from the Nevada Gaming Authorities the various registrations, approvals, permits and licenses required in order to engage in gaming activities in Nevada.

                  The  Nevada  Gaming  Authorities  may  investigate  any
             individual who has a material relationship to, or material involvement with, the Company in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of the Company must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors and key employees of the Company who are actively and directly involved in gaming activities of the Company may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

                  If  the  Nevada  Gaming  Authorities  were  to find  an
             officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Company, the Company would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

                  The Company  is  required  to submit detailed financial
             and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by the Company must be reported to, or approved by, the Nevada Commission.

                  If it were determined that the Nevada  Act was violated
             by  the  Company,  the  gaming  licenses it holds  could  be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Company and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate the Company's gaming properties and, under certain circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of the Company's gaming properties) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any gaming license or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect the Company's gaming operations.

                  Any   beneficial   holder  of  the   Company's   voting
             securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of the Company's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

                  The Nevada Act requires any  person  who  acquires more
             than 5% of the Company's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of the Company's voting securities apply to the Nevada Commission for a finding of suitability within 30 days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of the Company's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Company, any change in the Company's corporate charter, bylaws, management, policies or operations of the Company, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Company's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

                  Any  person who fails or refuses to apply for a finding
             of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock of a Registered Corporation beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company, the Company (i) pays that person any dividend or interest upon voting securities of the Company, (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities for cash at fair market value.

                  The  Nevada Commission may, in its discretion,  require
             the holder of any debt security of a Registered Corporation to file applications, be investigated and be found suitable to own the debt security of a Registered Corporation. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

                  The  Company is required to maintain  a  current  stock
             ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require the Company's stock certificates to bear a legend indicating that the securities are subject to the Nevada Act.

                  The  Company  may  not make a public  offering  of  its
             securities  without  the  prior   approval   of  the  Nevada
             Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On July 27, 1995, the Nevada Commission granted the Company prior approval to make public offerings for a period of one year, subject to certain conditions ("Shelf Approval"). However, the Shelf Approval may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. Such approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful.

                  Changes  in control  of  the  Company  through  merger,
             consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

                  The Nevada legislature has declared that some corporate
             acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to:
             (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and
             (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Company can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Company's Board of Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

                  Licensee  fees  and  taxes,  computed  in  various ways
             depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Nevada licensee's respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling of food or refreshments. Nevada licensees that hold a license as an operator of a slot route, or a manufacturer's or distributor's license, also pay certain fees and taxes to the State of Nevada.

                  Any person who is licensed, required  to  be  licensed,
             registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease at the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.


             EMPLOYEES

                  As   of    July 31,    1995,   the   Company   employed
             approximately 2,900 employees. The Rio occasionally employs part-time workers. None of the Company's employees is covered by collective bargaining agreements. The Company believes that its relationship with its employees is good.


             PROPERTIES

                  The Company owns the 45-acre site in Las Vegas on which
             the Rio is located. The Rio site is subject to a deed of trust securing the Rio Bank Loan, of which $125 million and $0 were outstanding at December 31, 1994 and July 31, 1995, respectively. The Company is in the process of accumulating 22 acres of land adjacent to the current Rio site. In March 1995, the Company purchased approximately five of such acres of improved land (the "Warehouse Site"). The Company also entered into agreements to acquire the remaining approximately 17 additional acres of land, bringing the total Rio acreage to approximately 67 acres. The entire Rio site, including the Warehouse Site and the additional property the Company is acquiring, is now being master-planned for the development of another hotel-casino, the size and timing of which has not yet been determined. In May 1995, the Company purchased approximately 64 acres of the Old Vegas Site on Boulder Highway southeast of Las Vegas. The Company is presently considering various development options for the property.


             LEGAL PROCEEDINGS

                  On   April   26,  1994  and  May 10,  1994,  complaints
             ("Complaints") in purported class action lawsuits were filed in the United States District Court, Middle District of Florida (the "Florida Federal Court"), against 41 manufacturers, distributors and casino operators of video poker and electronic slot machines, including the Company. The Complaints allege that the defendants have engaged in a course of conduct intended to induce persons to play such games based on a false belief concerning how the gaming machines operate, as well as the extent to which there is an opportunity to win on a given play. One Complaint alleges violations of the Racketeer Influenced and Corrupt Organizations Act (the "RICO Act"), as well as claims of common law fraud, unjust enrichment and negligent misrepresentation, and seeks damages in excess of $1 billion. The other Complaint alleges violations of the RICO Act and seeks damages in excess of $1 billion. The Complaints have been consolidated and have been transferred to the United States District Court for the District of Nevada (the "Nevada Federal Court"). The Florida Federal Court deferred action on the Company's motion requesting abstention and did not rule on class certification. The Company expects those motions to be heard by the Nevada Federal Court. Management believes that the Complaints are without merit and intends to defend vigorously the allegations in the Complaints.

                  The Company has been advised  that  a  purported  class
             action lawsuit was filed under the name Hyland, et al. v. Griffin Investigations, et al. on May 5, 1995 in the United States District Court for the District of New Jersey (Camden Division). The Company, together with 76 other casino operators and others, is named as a defendant in the action. The Company has not been served with a summons and complaint. The action, purportedly brought on behalf of "card counters," alleges that the casino operators exclude "card counters" from play and share information about "card counters." The action is ostensibly based on purported violations of federal antitrust law, the Fair Credit Reporting Act, and various state consumer protection laws. If served, the Company intends to defend the action vigorously.

                  The  Company  has  also  been  advised that a purported
             class action lawsuit was filed under the name Florida Horsemen's Benevolent and Protective Association v. Hialeah Park, Inc. et al. in the United States District Court for the Southern District of Florida. The Company, together with 76 other casino and race track operators, is named as a defendant. The action purportedly claims that the defendants illegally accepted nearly $11.0 million in off-track wagers. If served, the Company intends to defend the action vigorously.

                                      MANAGEMENT


             DIRECTORS AND EXECUTIVE OFFICERS

                  The  directors,  executive  officers  and  certain  key
             management personnel of the Company and Rio Properties and their ages as of August 14, 1995 are as follows:

                       Name                Age                  Position

             Anthony A. Marnell II (1)      46     Chairman of the Board and Chief
                                                   Executive Officer of the Company
             James A. Barrett, Jr. (1)      44     President, Chief Operating Officer
                                                   and Director of the Company
             John A. Stuart (2)             44     Director of the Company
             Thomas Y. Hartley (2)(3)(4)    61     Director of the Company
             Peter M. Thomas (2)(3)(4)      45     Director of the Company
             Harlan D. Braaten              44     Senior Vice President, Treasurer and
                                                   Chief Financial Officer of the
                                                   Company
             Susan L. Johnson               44     Secretary, Vice President and
                                                   General Counsel of the Company
             John M. Lipkowitz              34     Senior Vice President and General
                                                   Manager of Rio Properties
             Cary A. Rehm                   42     Vice President of Slot Development
                                                   of Rio Properties

             _______________________
             (1)  Member of the Directors' Plan Committee of the Board of
                Directors.
             (2)  Member of the Audit Committee of the Board of
                Directors.
             (3)  Member of the Compensation Committee of the Board of
                Directors.
             (4)  Member of the Incentive Plan Committee of the Board of
                Directors.

                  ANTHONY A. MARNELL II has been Chairman of the Board of
             the Company and its subsidiaries since 1986, and Chief Executive Officer since 1990. Since 1982, he has been controlling stockholder of Marnell Corrao and of Marnell Corrao's wholly owned subsidiary, Marnell Corrao Associates, a leading hotel-casino general contractor, and President and controlling stockholder of Marnell Chartered, an architectural firm, each of which is based in Las Vegas, Nevada. Mr. Marnell is a licensed architect.

                  JAMES  A. BARRETT, JR. is President and Chief Operating
             Officer of the Company, President of Rio Properties, and a director of the Company and each of its subsidiaries. Mr. Barrett has been President and a director of the Company since July 1986 and Chief Operating Officer since October 1990. Since August 1986, Mr. Barrett has been the Treasurer, and since August 1989, a director of Marnell Corrao. Mr. Barrett has been a certified public accountant since 1975.

                  JOHN  A. STUART has been  a  member  of  the  Board  of
             Directors of the Company since 1989. Since February 1991, he has been President of John Stuart & Company, Inc., a firm specializing in employee benefits, consulting and insurance brokerage. Prior thereto, he was the President of Insurance Services Corporation of Nevada, Inc., a full service insurance brokerage firm also located in Las Vegas.

                  THOMAS  Y.  HARTLEY has been a member of the  Board  of
             Directors since 1990. Since April 1991, Mr. Hartley has served as President and Chief Operating Officer of Colbert Golf Design and Development, a Las Vegas-based golf course design and development company. From September 1988 to April 1991, Mr. Hartley served as President and Chief Operating Officer of Jim Colbert Golf, Inc., a Las Vegas-based golf course development and management company. Prior to 1988, Mr. Hartley was area managing partner for the Las Vegas, Phoenix, Tucson, and Reno offices of Deloitte, Haskins & Sells, now known as Deloitte & Touche, an international certified public accounting firm. Mr. Hartley has been a member of the Boards of Directors of Southwest Gas
             Corporation and its subsidiary Primerit Bank, both in Las Vegas, since March 1991 and of Sierra Health Services, Inc., Las Vegas, Nevada, since June 1992.

                  PETER M. THOMAS was appointed to the Board of Directors
             of the Company on April 27, 1995. Mr. Thomas is Managing Director of the Thomas and Mack Company, a family owned commercial real estate management and development company. From March 1992 until April 1995, Mr. Thomas was President, Chief Operating Officer and a Director of Bank of America, Nevada. From 1982 to 1992, Mr. Thomas was President, Chief Operating Officer and a Director of Valley Bank of Nevada, prior to its acquisition by BankAmerica Corporation in 1992. Mr. Thomas received his law degree in 1975 and is currently a member of the Nevada, Utah and District of Columbia Bar Associations.

                  HARLAN D. BRAATEN has been Senior Vice President of the
             Company since December 1994, Treasurer of the Company since September 1993, Chief Financial Officer of the Company since October 1993 and Chief Financial Officer of Rio Properties since September 1994. Mr. Braaten was Secretary of the Company from September 1993 to December 1994 and General Manager of Rio Properties from March 1993 to December 1994. He was Assistant General Manager and Chief Financial Officer of Rio Properties and its predecessor entity from February 1991 to March 1993. From March 1989 to February 1991, Mr. Braaten was Vice President, Finance of MGM/Marina Hotel and Casino in Las Vegas, Nevada. Prior thereto, from November 1983 to March 1989, Mr. Braaten was Property Controller for Harrah's in Reno, Nevada.

                  SUSAN  L.  JOHNSON  has  been  Secretary of the Company
             since December 1994, Vice President of the Company since September 1994 and General Counsel of the Company since July 1994. From 1986 to 1989 Ms. Johnson was Associate General Counsel of Harrah's Hotels & Casinos. From 1984 to 1986 Ms. Johnson was Chief Deputy Attorney General for the State of Nevada. From 1979 to 1984 Ms. Johnson was a Deputy District Attorney for Clark County, Nevada. Ms. Johnson has been a licensed attorney in Nevada since 1979 and is currently a member of the Nevada Bar Association.

                  JOHN  M.  LIPKOWITZ has been  General  Manager  of  Rio
             Properties since August 7, 1995 and Senior Vice President of Rio Properties since July 1, 1995. He was Vice President of Strategic Marketing of Rio Properties from December 1994 to August 1995. Mr. Lipkowitz joined Rio Properties in 1990 and has since served in a variety of positions including Vice President of Food and Beverage, Director of Food and Beverage, and Executive Chef. Mr. Lipkowitz held food management positions at Harrah's and John Ascuaga's Nugget in Reno from 1983-1990.

                  CARY  A.   REHM   has   been  Vice  President  of  Slot
             Development for Rio Properties since January 1995. Mr. Rehm was Vice President of Slot Operations from October 1983 to January 1995 and Director of Slot Operations from January 1992 to October 1993. Prior to that, he held the position of Slot Manager from August 1989 to January 1992. Prior to joining Rio Properties, Mr. Rehm held positions of progressively greater responsibility in slot management at the Castaways and Silver Slipper Casinos, including Assistant Slot Manager and Assistant Lead Slot Technician.

                  The  Board  of  Directors has four standing committees:
             the Audit Committee, the Compensation Committee, the Directors' Plan Committee and the Incentive Plan Committee, formerly known as the NSOP Committee.

                  The Audit Committee's functions are: to review  reports
             of certified public accountants to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company's auditors to determine scope of compliance with any deficiencies; to consider selection of independent public accountants; to review related party transactions; and to make periodic reports on such matters to the Board of Directors. The Compensation Committee's function is to review and make recommendations to the Board of Directors with respect to the salaries and bonuses of the Company's executive officers. The Directors' Plan Committee administers the Directors' Plan. The NSOP Committee was reconstituted as the Incentive Plan Committee on January 26, 1995 in connection with the Board's adoption of the Incentive Plan. The Incentive Plan Committee's function is to administer the Incentive Plan and the NSOP, including determining such matters as the persons to whom awards shall be granted, the number of shares to be awarded, when the awards shall be granted, when the awards shall vest, and the terms and provisions of the instruments evidencing the awards under both plans. The Incentive Plan Committee reports to the Company's Board of Directors regarding all decisions concerning awards granted to Incentive Plan participants.

                                 CERTAIN TRANSACTIONS

                  GENERAL.    Anthony A.  Marnell  II,  Chairman  of  the
             Board, Chief Executive Officer, and largest stockholder of the Company, is the controlling stockholder and Chief Executive Officer of Marnell Chartered and Marnell Corrao, parent corporation of Marnell Corrao Associates. Marnell Corrao holds a majority ownership interest in MCLP (as defined), a limited partnership engaged in real estate development, and Mr. Marnell is sole stockholder of Focus 2000, Inc. ("Focus 2000"). Mr. Barrett, President, Chief Operating Officer, and a director of the Company, is a general partner of MCLP and is the Secretary, Treasurer, and a director of Marnell Corrao and its subsidiaries.

                  CONSULTING, CONSTRUCTION, AND ARCHITECTURAL SERVICES TO
             AND BY AFFILIATES. Marnell Corrao and Marnell Chartered provided design and construction services for various Rio expansion projects. The Marnell Corrao construction contract for the second Rio tower, completed in October 1993, was for an amount not to exceed $33,327,093, the contract for the public area expansion completed in November 1994 was for an amount not to exceed $22,000,000, and the contract for the third Rio tower completed in April 1995 was for an amount not to exceed $60,500,000. Construction contracts with Marnell Corrao for Phase IV and development work associated with the Company's acquisition of land adjacent to the Rio Site were for amounts not to exceed $18,117,258 and $3,923,898, respectively. In the year ended December 31, 1994, and the six months ended June 30, 1995, the Company paid a total of $48,499,873 and $23,801,075, respectively, in connection with these contracts. Design contracts with Marnell Chartered for these same projects were in amounts not to exceed $1,350,000, $880,000, $2,469,836, $731,000 and
             $90,000, respectively. In the year ended December 31, 1994, and the six months ended June 30, 1995, Marnell Chartered was paid a total of $1,916,475 and $1,314,346, respectively, in connection with these projects, and $0 and $212,686, respectively, in connection with design work for an expansion opportunity investigated by the Company.

                  The  original  1989  Rio  construction  loan ("Original
             Loan") required that the Company, Marnell Corrao, Marnell Corrao Associates, MCLP's predecessor, Anthony A. Marnell II and his personal family trust, James A. Barrett, Jr. and Maureen M. Barrett and their family trust and Focus 2000 (collectively, the "Loan Guarantors") enter into certain guarantees ("Guarantees") of payment of all obligations under the Original Loan.

                  In  February 1989, in consideration of the  Guarantees,
             the Company agreed to pay the Loan Guarantors (excluding Focus 2000) $250,000 per year, commencing with the fiscal year ending December 31, 1990 and continuing through the fiscal year ending December 31, 1994, for each year in which the Company's share of net earnings before taxes from the Rio equals or exceeds $900,000.

                  The  agreement  provided for up to a two-year extension
             if the Loan Guarantors did not receive the full $1,250,000 by December 31, 1994. No amounts were paid thereunder for the years ended December 31, 1990 and 1991, and the Loan Guarantors received payments of $250,000 in December 1992, December 1993 and December 1994, respectively. The agreement will be extended through December 31, 1996. In the event there is a change in control of the Company, or the Company sells its interest in the Rio, the full remaining unpaid amount will be immediately due and payable to the Loan Guarantors. In 1993, the personal guarantees under the former bank loan were replaced with provisions that will trigger events of default should Anthony A. Marnell II voluntarily allow his stockholdings in the Company to fall below 10% or fall below the stockholdings of another holder, or if Messrs. Marnell or Barrett cease for a period of 30 consecutive days to hold their respective executive officer positions. Therefore, the agreement with the Loan Guarantors was amended to terminate the Loan Guarantor payments in the event that said events of default are triggered by voluntary act of the respective Loan Guarantors.

                  SERVICES  PROVIDED  BY  RELATED PARTIES.   Entities  in
             which John A. Stuart is a principal stockholder and executive officer earned commissions totaling $124,912 and $65,000 for the year ended December 31, 1994, and the six months ended June 30, 1995, respectively, arising out of the acquisition and administration of various insurance coverages by the Company.

                  The Company  reimbursed  Focus  2000 for certain travel
             and other expenses advanced on behalf of or supplied to the Company during the year ended December 31, 1994 and the six months ended June 30, 1995 of approximately $142,900 and $0, respectively.

                  CERTAIN REAL ESTATE TRANSACTIONS WITH FOCUS  2000.   On
             December 30, 1991, the Company sold to Focus 2000 certain non-Rio real estate assets. Focus 2000 granted a right of first refusal to the Company to operate gaming on 125 acres including the Old Vegas Site (collectively, the "125-Acre Site") which was one of the properties sold to Focus 2000. Focus 2000 also agreed for a period up to 120 months to return 100% of sale proceeds from any subsequent sale of the 125-Acre Site in excess of $7,000,000, less Focus 2000's defined holding costs. Focus 2000 agreed (the "Focus Participation Agreement") for a period of up to 48 months to return, on a declining basis, sale proceeds less defined holding costs on certain of the other assets sold which included the general partnership interest in MarCor Green Valley Partnership (as defined) and the Warehouse Site. In order to preserve the ability to develop a casino on the 125-Acre Site without the requirement of building a hotel, as required by certain Nevada legislation, Focus 2000 advised the Company in June 1992 that Focus 2000 intended to proceed with development of the 125-Acre Site. Focus 2000 requested that the Company determine whether it would exercise its right of first refusal. At the time, the Board of Directors determined that the Company did not want to divert its efforts and resources away from the Rio. Therefore, the Company assigned the right of first refusal to Messrs. Barrett and Marnell with a reserved right to assume the assigned interest for reimbursement of expenses incurred in filing the gaming applications and otherwise in connection with this project, plus interest equal to two percent above the prime rate of First Interstate Bank of Nevada, N.A. Messrs. Barrett and Marnell were directed to enter into an agreement with Focus 2000 and thereafter filed gaming applications with the Nevada State Gaming Control Board and Nevada Commission. On April 1, 1994, Focus 2000, through a limited partnership ("MarCor Green Valley Partnership"), sold a parcel of unimproved real property ("Green Valley Site") located in Henderson, Nevada. Pursuant to the Focus Participation Agreement, the sale of the Green Valley Site resulted in a $975,936 profit participation paid to the Company. Various issues involving the events prior to and during the sale of the Green Valley Site are the subject of a pending lawsuit between MarCor Green Valley Partnership, Focus 2000, the Company and the limited partners of MarCor Green Valley Limited Partnership. A favorable outcome in that litigation may produce additional profit participation to the Company pursuant to the Focus Participation Agreement. Since the Company and one of its subsidiaries, as well as Messrs. Marnell and Barrett, are named as parties to the lawsuit, an adverse ruling could produce a damage cost to the Company; however, the agreements under which the Company sold the Green Valley Site to Focus 2000 contain certain indemnities in favor of a subsidiary of the Company, which may reduce or eliminate such potential cost.

                  In  March 1995, the Company repurchased  the  Warehouse
             Site from Focus 2000. The $3.2 million purchase price was based upon an independent appraisal valuation, less credit for net rental proceeds during the term of the escrow and profit participation pursuant to the Focus Participation Agreement.

                  In May 1995, the Company repurchased the Old Vegas Site
             from Focus 2000 which had been part of the 125 Acre-Site. The $5.7 million purchase price equaled Focus 2000's costs plus defined holding costs. The purchase price was significantly below the independent appraisal valuation.

                  BANKING RELATIONSHIPS.   Until  April  1995,  Peter  M.
             Thomas was President, Chief Operating Officer and a Director of Bank of America, Nevada, a subsidiary of BankAmerica Corporation. Bank of America and Bank of America, Nevada are participant banks in the Rio Bank Loan and Bank of America, Nevada provides regular commercial banking services to the Company.

                  INDEMNIFICATION  OF  DIRECTORS  AND OFFICERS.   Section
             78.751 of Chapter 78 of the Nevada Revised Statutes, Article XII of the Company's Articles of Incorporation and Article XIII of the Company's Bylaws contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation provision requires the Company to indemnify such persons to the full extent permitted by Nevada Law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

                  The Company's Articles  of  Incorporation  also provide
             that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the corporation would have the power to indemnify such person. The Company presently has directors' and officers' liability insurance in effect.

                  Insofar  as  indemnification  for  liabilities  arising
             under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                  TRANSACTION REVIEW.   The Company  believes  that  the
             transactions described above are on terms at least as favorable as would have been obtainable from non-related parties. The Company requires that the Audit Committee of the Board of Directors review related party transactions.

                            PRINCIPAL STOCKHOLDERS

                  The  following  table  sets  forth certain  information
             regarding beneficial ownership of the Company's common stock ("Common Stock") as of July 31, 1995 (i) by each person (or a group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) by the executive officers named in the Summary Compensation Table contained in the Company's Proxy Statement prepared in connection with the 1995 Annual
             Meeting of the Company's stockholders and (iii) by all directors and executive officers as a group.

                                                    Shares of Common   Percent
                          Name and Address               Stock         of Class
                        of Beneficial Owner           Beneficially       (2)
                                                      Owned (1)(2)

                  Anthony A. Marnell II             5,045,780(3)       23.7%
                  4495 S. Polaris Avenue
                  Las Vegas, Nevada 89103

                  James A. Barrett, Jr.             1,966,612(4)       9.2%
                  4495 S. Polaris Avenue
                  Las Vegas, Nevada 89103

                  Lud J. Corrao                     1,287,728(5)       6.0%
                  P.O. Box 12907
                  Reno, Nevada 89510

                  Dean P. Petersen                  1,110,910(6)       5.2%
                  2900 Las Vegas Blvd. South
                  Las Vegas, Nevada 89109

                  Harlan D. Braaten                 62,050(7)             *
                  3700 West Flamingo Road
                  Las Vegas, Nevada 89103

                  Putnam Investments, Inc.          1,853,725(8)       8.7%
                  One Post Office Square
                  Boston, Massachusetts 02109

                  Gilder, Gagnon, Howe & Co.        1,800,088(9)       8.4%
                  1775 Broadway
                  New York, New York 10019

                  Capital Research & Management     1,155,200(10)      5.4%
                  #4 Embarcadero Center, Suite 1800
                  San Francisco, California 94111

                  All Executive Officers and        5,307,880(11)      24.9%
                  Directors as a group
                  (7 persons)
                 _______________________
                     *Less than one percent.
                  (1)  Unless otherwise noted, the persons identified  in
                     this table have sole voting and sole investment power with regard to the shares beneficially owned by them.
                  (2)  Includes  shares issuable upon exercise of options
                     which are exercisable  within  60 days of the stated
                     date.
                  (3)  Includes   options  to  purchase  196,000   shares
                     issuable to Mr. Marnell under the Company's Non Statutory Stock Option Plan (the "NSOP"), which are not listed below. Mr. Marnell beneficially owns the following shares which are held of record by the following entities:

                                                                      Common
                                                                      Stock

                       A.A. Marnell II Family Revocable Living           68,167
                       Trust (a)
                       Certain trusts established for the benefit       900,000
                       of Mr. Marnell's family (a)
                       Marnell Corrao, Inc. ("Marnell Corrao")        2,035,051
                       MarCor Limited Partnership ("MCLP") (b)        1,846,562

                         Total Shares                                 4,849,780
                      _____________________________
                     (a)    Mr. Marnell holds sole voting and  investment
                        power over the shares held by his family trusts.
                     (b)    Mr. Marnell  through his family trusts,  owns
                        approximately 83% of MCLP, a limited partnership.

                  (4)  Includes  options  to   purchase   99,000   shares
                     issuable to Mr. Barrett under the NSOP. Of the shares currently held by Mr. Barrett, 2,000 shares are held in his individual retirement account; 3,000 shares are held in certain of his spouse's accounts; 16,000 shares are held by the Barrett Family Revocable Living Trust through a family corporation, 50 shares are held directly by the trust; and 1,846,562 shares are held by MCLP of which Barrett, Inc., a family corporation controlled by Mr. Barrett and his family trust, is the general partner. Not included are 2,000 shares held in certain trusts for which Mr. Barrett is sole trustee.
                  (5)  Of the shares currently held by Mr. Corrao, 25,000
                     are held directly and 1,262,728 are held through the Lud Corrao Family Trust.
                  (6)  Includes   options   to   purchase  20,000  shares
                     issuable to Mr. Petersen under the Company's 1991 Directors' Stock Option Plan (the "Directors' Plan"). Mr. Petersen's shares are held of record by The Dean and Mary Petersen Living Trust of 1975.
                  (7)  Includes   options  to  purchase   34,000   shares
                     issuable to Mr. Braaten under the NSOP.
                  (8)  Putnam Investments,  Inc. ("Putnam") reported on a
                     Schedule 13G, dated January 30, 1995, that it has shared voting power with respect to 92,400 of such shares and shared dispositive power with respect to all of such shares. Putnam subsequently reported on an Amendment to the Schedule 13G, dated June 6, 1995, that it had increased its shared voting power with respect to 189,700 of such shares and shared dispositive power with respect to 2,224,725 of such shares. Putnam reported that such holdings represented 10.5% of the outstanding Common Stock on the date of the amendment.
                  (9)  Gilder,   Gagnon,   Howe  &  Co.  reported  on  an
                     Amendment to Schedule 13G, dated February 9, 1995, that it has shared voting and dispositive power with respect to 69,650 of such shares and sole dispositive power with respect to 1,730,438 of such shares.
                  (10) Capital Research & Management reported on Form 13F
                     that at March 31, 1995 it shared investment discretion with an affiliate with respect to 1,155,200 shares of Common Stock.
                  (11) Includes options to purchase  344,000 shares under
                     the NSOP and options to purchase 46,000 shares under the Directors' Plan.

                             DESCRIPTION OF NEW NOTES

                  The New Notes will be issued under an  indenture  dated
             as of July 21, 1995 (the "Indenture"), among Rio Hotel & Casino, Inc. (the "Company"), Rio Properties, Inc. (the "Guarantor") and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). Except as otherwise indicated below, the following summary applies to both the Old Notes and the New Notes. As used herein, the term "Notes" shall mean the Old Notes and the New Notes unless otherwise stated.

                  The  terms  of  the Notes include those stated  in  the
             Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the "Trust Indenture Act"). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

                  The  form  and terms of the New Notes are substantially
             identical to the form and terms of the Old Notes, except that (i) the New Notes will be registered under the Securities Act of 1933, as amended, and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the New Notes will not be entitled to Special Interest, which terminates upon consummation of the Exchange Offer, and (iii) holders of New Notes will not be entitled to certain rights under the Registration Agreement intended for the holders of unregistered securities. The New Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, $100 million aggregate principal amount of Old Notes is outstanding. See "The Exchange Offer."

                  The  following  summary  of  certain  provisions of the
             Indenture does not purport to be complete and is subject to the provisions of the Indenture and the Notes, including the definitions therein of certain terms used below. A copy of the Indenture has been filed with the Commission as an exhibit to the Company's Report on Form 8-K dated July 18, 1995. Capitalized terms used in this section and not otherwise defined below have the respective meanings assigned to them in the Indenture.


             GENERAL

                  The Notes  are  general  unsecured  obligations  of the
             Company and will be limited to $100 million aggregate principal amount. The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof.

                  The payment  of  principal and interest on the Notes is
             unconditionally guaranteed on a senior subordinated and unsecured basis by the Guarantor (the "Rio Guarantee").


             PAYMENT TERMS

                  The  Notes  will  mature on July 15, 2005 and will bear
             interest at a rate of 10 5/8% per annum until maturity, payable semiannually on January 15 and July 15 of each year, commencing January 15, 1996, to the persons who are registered Noteholders thereof at the close of business on the January 1 or July 1 immediately preceding such interest payment date.

                  The Indenture provides that interest on the  Notes will
             be computed on the basis of a 360-day year of twelve 30-day months. Initially, the Trustee will act as Paying Agent and Registrar. Principal and interest will be payable initially at the offices of the Trustee but, at the option of the Company, interest may be paid by check mailed to the persons who are registered holders of Notes ("Noteholders") at their registered addresses. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the offices of the Trustee. The Company or any domestically incorporated Wholly Owned Subsidiary may act as Paying Agent and Registrar, and the Company may change the Paying Agent or Registrar without prior notice to Noteholders.

             SUBORDINATION OF NOTES

                  The  Notes are subordinated in right of payment, as set
             forth in the Indenture, to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Indebtedness of the Company. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness shall rank senior to the Notes. Except with respect to limitations on consolidated Indebtedness that the Company may incur, the Indenture does not limit the ability of the Company to incur additional Senior Indebtedness or restrict the ability of the Company to transfer assets to and among its
             Subsidiaries. As described below, in the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to make payments on the Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on the Notes. Substantially all of the Senior Indebtedness of the Company (currently consisting of the Company's Guarantee of the Rio Bank Loan) is secured by substantially all the assets of the Company. In the event of any payment or distribution of the assets of the Company in any foreclosure, dissolution, winding up, liquidation or reorganization, holders of the secured indebtedness will have a secured prior claim to the assets of the Company and its Subsidiaries. The Company has outstanding no Senior Subordinated Indebtedness, and no Senior Indebtedness other than its Guarantee of the Rio Bank Loan.

                  Under  certain  circumstances,   as   described  below,
             holders of Senior Indebtedness may block payments on the Notes. Any claims by Noteholders against the assets of Subsidiaries would be subordinate to all existing and future obligations (including trade payables and preferred stock, if any, of such subsidiaries). As of July 31, 1995, there were no current liabilities of the Company's subsidiaries outstanding ranking senior to the Notes. Assuming the subsequent incurrence by Rio Properties of the full $175 million of its available bank borrowings under the Rio Bank Loan, there would have been outstanding that amount of indebtedness and other liabilities of the Company's subsidiaries ranking senior to the Notes.

                  Upon any payment or distribution of the assets  of  the
             Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:
             (i) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before Noteholders shall be entitled to receive any payment of principal of or interest on the Notes; and (ii) until the Senior Indebtedness is paid in full, any distribution to which Noteholders would be entitled but for this provision shall be made to holders of Senior Indebtedness as their interests may appear, except that Noteholders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Notes.

                  The Company may not pay the principal of or interest on
             the Notes or make any deposit for the purpose of the discharge of its liabilities under the Indenture and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (a) the default has been cured or waived and any such acceleration has been rescinded or (b) such Senior Indebtedness has been paid in full. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage
             Notice, (ii) by repayment in full of such Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the next preceding sentence), unless the holders of such Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Senior Indebtedness, the Company may resume payments on the Notes after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

                  The   provisions   described  in  the   two   preceding
             paragraphs shall not prevent or delay (i) the Company from redeeming any Notes if required by any Gaming Authority as described under "Mandatory Disposition or Redemption Pursuant to Gaming Laws" or from otherwise purchasing any Notes pursuant to any Legal Requirement relating to the gaming business of the Company and its Subsidiaries or (ii) the receipt by the Noteholders of payments of principal and interest on the Notes, as described under "Discharge of Indenture and Defeasance", from the application of any money or U.S. Government Obligations held in trust by the Trustee.

                  In the event  of the Company's insolvency, liquidation,
             reorganization, dissolution or other proceedings, funds which would otherwise be payable to Noteholders will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full. Moreover, creditors of the Company who are holders of Senior
             Indebtedness may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover less, ratably, than holders of the Senior Indebtedness and may recover more, ratably, than the Noteholders.

                  There is currently  no Indebtedness of the Company that
             is subordinated to the Notes, and the Company has no current plans to issue any Indebtedness that would be subordinated to the Notes.


             SUBORDINATION OF RIO GUARANTEE

                  The Rio Guarantee is subordinated in  right of payment,
             as set forth in the Indenture, to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Indebtedness of Guarantor. As of July 31, 1995, there was no Senior Indebtedness of Guarantor outstanding to which the Rio Guarantee would be subordinated. Assuming the subsequent incurrence by the Guarantor of the full $175 million of its available bank borrowings under the Rio Bank Loan, the Rio Guarantee would be subordinated to that amount of Senior Indebtedness of Guarantor. The Rio Guarantee shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of Guarantor and only Indebtedness of the Guarantor which is Senior Indebtedness of Guarantor shall rank senior to the Rio Guarantee. Except with respect to limitations on consolidated Indebtedness that the Company and its Restricted Subsidiaries (including the Guarantor) may incur, the Indenture does not limit the ability of the Guarantor to incur additional Senior Indebtedness of
             Guarantor or restrict the ability of the Guarantor to transfer assets to and among its Subsidiaries. As described below, in the event of bankruptcy, liquidation or reorganization of the Guarantor, the assets of the Guarantor will be available to make payments under the Rio Guarantee only after all Senior Indebtedness of Guarantor has been paid in full, and there may not be sufficient assets remaining to pay amounts due on the Rio Guarantee. Substantially all of the Senior Indebtedness of Guarantor is secured by substantially all the assets of the Guarantor. In the event of any payment or distribution of the assets of the Guarantor in any foreclosure, dissolution, winding up, liquidation or reorganization, holders of the secured indebtedness will have a secured prior claim to the assets of the Guarantor and its Subsidiaries.

                  Under  certain  circumstances,   as   described  below,
             holders of Senior Indebtedness of Guarantor may block payments on the Rio Guarantee. Any claims by Noteholders against the assets of Subsidiaries of the Guarantor would be subordinate to all existing and future obligations (including trade payables and preferred stock, if any, of such Subsidiaries). The Subsidiaries of the Guarantor do not have any significant liabilities outstanding.

                  Upon  any  payment or distribution of the assets of the
             Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property: (i) holders of Senior Indebtedness of Guarantor shall be entitled to receive payment in full of the Senior Indebtedness of Guarantor before Noteholders shall be entitled to receive any payment under the Rio Guarantee; and
             (ii) until the Senior Indebtedness of Guarantor is paid in full, any distribution to which Noteholders would be entitled but for this provision shall be made to holders of Senior Indebtedness of Guarantor as their interests may appear, except that Noteholders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness of Guarantor to at least the same extent as the Rio Guarantee.

                  The Guarantor may not pay the  principal of or interest
             on the Notes pursuant to the Rio Guarantee or make any deposit for the purpose of the discharge of its liabilities under the Indenture and may not repurchase, redeem or otherwise retire any Notes pursuant to the Rio Guarantee (collectively, "pay the Notes") if (i) any Senior

             Indebtedness of Guarantor is not paid when due or (ii) any other default on Senior Indebtedness of Guarantor occurs and the maturity of such Senior Indebtedness of Guarantor is accelerated in accordance with its terms unless, in either case, (a) the default has been cured or waived and any such acceleration has been rescinded or (b) such Senior Indebtedness of Guarantor has been paid in full. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness of Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Guarantor may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Guarantor and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness of Guarantor specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Guarantor from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Senior Indebtedness of Guarantor or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the next preceding sentence), unless the holders of such Senior Indebtedness of Guarantor or the Representative of such holders shall have accelerated the maturity of such Senior Indebtedness of Guarantor, the Guarantor may resume payments under the Rio Guarantee after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness of Guarantor during such period.

                  In   the   event   of   the   Guarantor's   insolvency,
             liquidation,    reorganization,   dissolution    or    other
             proceedings, funds which would otherwise be payable to Noteholders will be paid to the holders of Senior Indebtedness of Guarantor to the extent necessary to pay the Senior Indebtedness of Guarantor in full. Moreover, creditors of the Guarantor who are holders of Senior Indebtedness of Guarantor may recover more, ratably, than the Noteholders, and creditors of the Guarantor who are not holders of Senior Indebtedness of Guarantor or of the Notes may recover less, ratably, than holders of the Senior
             Indebtedness of Guarantor and may recover more, ratably, than the Noteholders.

                  There is currently  no  Indebtedness  of  the Guarantor
             that is subordinated to the Rio Guarantee, and the Guarantor has no current plans to issue any Indebtedness that would be subordinated to the Rio Guarantee.


             OPTIONAL REDEMPTION

                  The Notes will not be redeemable at the option  of  the
             Company prior to July 15, 2000. On or after that date, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, on at least 30 but not more than 60 days' prior notice, mailed by first-class mail to the Noteholders' registered addresses, at the redemption prices (expressed in percentages of principal amount) specified below plus accrued interest to the redemption date, if redeemed during the 12-month period beginning July 15 of the years indicated below:

                             Year                              Percentage
                             2000                                 103.98%
                             2001                                 102.66%
                             2002                                 101.33%
                             2003 and thereafter                  100.00%

                  If fewer  than  all  the  Notes  are  to  be  redeemed,
             selection of Notes for redemption will be made by the Trustee, pro rata or by lot or by any other means the Trustee determines to be fair and appropriate and which complies with applicable legal and securities exchange requirements.


             MANDATORY DISPOSITION OR REDEMPTION PURSUANT TO GAMING LAWS

                  If a Holder or beneficial  owner  of a Note is required
             to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable, the Holder shall be obliged, at the request of the Company, to dispose of such Holder's Notes within 30 days after receipt of notice of failure to be found suitable or such earlier date prescribed by any Gaming Authority (in which event the Company's obligation to pay any interest after the receipt of such notice shall be limited as provided in such Gaming Laws), and thereafter, the Company shall have the right to redeem, on the date fixed by the Company for the redemption of such Notes, such Holder's Notes at a redemption price equal to the lower of (i) the price at which such Holder or beneficial owner acquired the Notes without accrued interest, if any (unless the payment of such interest is permitted by the applicable Gaming Authority), (ii) the Current Market Price of the Notes on such redemption date and (iii) the principal amount of such notes without accrued interest, if any (unless the payment of such interest is permitted by the applicable Gaming Authority). The Company is not required to pay or reimburse any Holder or beneficial owner of a Note for the costs of licensure or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a Note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such qualification or application therefor.


             MANDATORY SINKING FUND

                  There  are  no mandatory sinking fund payments for  the
             Notes.


             CHANGE OF CONTROL

                  Upon a Change  of  Control,  each Holder shall have the
             right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms contemplated in the next paragraph. In the event that at the time of such Change of Control the terms of the Bank Indebtedness or other Senior Indebtedness restrict or prohibit the repurchase of Notes pursuant to this provision, then prior to the mailing of the notice to Holders provided for in the next paragraph below but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Bank Indebtedness or such other Senior Indebtedness or to offer to repay in full all Bank Indebtedness or such other Senior Indebtedness and to repay the Bank Indebtedness or such other Senior Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness or such other Senior Indebtedness to permit the repurchase of the Notes as provided for in the next paragraph.

                  Within  30  days  following any Change of Control,  the
             Company shall send, by first-class mail to each Holder, a notice to each Holder with a copy to the Trustee stating:

             (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

             (2) the circumstances and relevant facts regarding such Change of Control which the Company in good faith believes will enable Holders to make an informed decision (which at a minimum will include information with respect to PRO FORMA historical income, cash flow and capitalization, each after giving effect to such Change of Control, events causing such Change of Control and the date such Change of Control is deemed to have occurred);

             (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

             (4) the instructions determined by the Company, consistent with this provision, that a Holder must follow in order to have its Notes purchased, together with the information contained in the next paragraph (and including any related materials).

                  Holders electing to  have  a  Note  purchased  will  be
             required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

                  On  the  purchase  date,  all  Notes purchased  by  the
             Company under this provision shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  The  Company  shall  comply,  to the extent applicable,
             with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this provision. To the extent that the provisions of any securities laws or regulations conflict with this provision, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this provision by virtue thereof.

                  The Company's obligations  to repurchase the Notes upon
             a Change of Control will be guaranteed on a senior subordinated basis by the Guarantor pursuant to the Rio Guarantee. Such Guarantee will be subordinated to Senior Indebtedness of Guarantor to the same extent described above under "Subordination of Rio Guarantee."


             CERTAIN DEFINITIONS

                  Set forth below is a summary of certain of the  defined
             terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

                  "ADDITIONAL  ASSETS"  means  (i) any property or assets
             (other than Indebtedness and Capital Stock) in a Related Business; (ii) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses
             (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "AFFILIATE" of any specified Person means (i) any other
             Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the section "Limitation on Transactions with Affiliates" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "ASSET  DISPOSITION"  means any direct or indirect sale
             including a Sale/Leaseback Transaction, lease, transfer, conveyance or other disposition (or series of related sales, Sale/Leaseback Transactions, leases, transfers, conveyances or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets at Fair Market Value in the ordinary course of business and consistent with past practices of the Company or any of its Restricted Subsidiaries, as applicable, (iii) a disposition with a Fair Market Value and a sale price of less than $10 million, and (iv) for purposes of the provisions of "Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the limitations set forth under "Limitation on Restricted Payments".

                  "ATTRIBUTABLE  INDEBTEDNESS"  means Indebtedness deemed
             to be incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the greater of
             (i) the fair market value of the property subject to such Sale/Leaseback Transaction (as determined in good faith by the Board of Directors) or (ii) the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "AVERAGE LIFE" means,  as of the date of determination,
             with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "BANK  INDEBTEDNESS"  means any and all amounts payable
             under or in respect of the Credit Agreement, as amended (or refinanced or replaced) from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or the Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                  "BANKS"   has  the  meaning  specified  in  the  Credit
             Agreement.

                  "BOARD OF DIRECTORS"  means  the  Board of Directors of
             the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "BOARD RESOLUTION" means a duly adopted  resolution  of
             the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

                  "CAPITALIZED LEASE  OBLIGATIONS"  means  an  obligation
             that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "CAPITAL STOCK" of any Person means any and all shares,
             interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

                  "CASINO"  means  any  gaming  establishment  and  other
             property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship and equipment.

                  "CHANGE OF CONTROL" means the  occurrence of any of the
             following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company, is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company; (ii) during any period of 12 consecutive months after the date of the Indenture, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (iii) the Company consolidates or merges with or into, or, directly or indirectly, sells all or substantially all of its assets to any person, other than a Wholly Owned Subsidiary or a Permitted Holder.

                  "CODE"  means the Internal Revenue  Code  of  1986,  as
             amended.

                  "CONSOLIDATED   COVERAGE  RATIO"  as  of  any  date  of
             determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or at least 30 days if the Company's Report on Form 10-Q or 10-K for the most recent fiscal quarter or year, as the case may be, has been filed with the SEC) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (a) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of
             Indebtedness, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a PRO FORMA basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (b) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, or both, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period as if such Asset Disposition had occurred on the first day of such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period as if such Asset Disposition had occurred on the first day of such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period as if such Asset Disposition had occurred on the first day of such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (c) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and as further contemplated by the definition of PRO FORMA. If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

                  "CONSOLIDATED  INTEREST EXPENSE" means, for any period,
             the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) accrued interest, (vi) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vii) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (viii) net costs associated with Interest Rate Protection Agreements (including amortization of fees), (ix) the interest portion of any deferred obligation, (x) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary, (xi) fees payable in connection with financings to the extent not included in
             (ii) above, including commitment, availability and similar fees and (xii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; PROVIDED, HOWEVER, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

                  "CONSOLIDATED  NET  INCOME"  means, for any period, the
             net income (loss) of the Company and its Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (a) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

                  "CONSOLIDATED NET WORTH" means the total of the amounts
             shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days (or at least 30 days if the Company's Report on Form 10-Q or 10-K for the most recent fiscal quarter or year, as the case may be, has been filed with the SEC) prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (a) any accumulated deficit and (b) any amounts attributable to Disqualified Stock.

                  "CREDIT  AGREEMENT"  means  the  $175 million revolving
             credit facility, as amended, between the Company and a syndicate of banks, and any extensions, revisions, refinancings or replacements thereof by a bank or a syndicate of banks.

                  "CURRENT MARKET PRICE" on any date means the arithmetic
             mean of the Quoted Price of the Notes for 20 consecutive trading days commencing 30 days before such date.

                  "DEFAULT" means any event which  is, or after notice or
             passage of time or both would be, an Event of Default.

                  "DESIGNATED   SENIOR   INDEBTEDNESS"  means   (i)   the
             Company's Guarantee of the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture and has been designated as "Designated Senior Indebtedness" for purposes of the Indenture in an Officers' Certificate received by the Trustee.

                  "DESIGNATED SENIOR INDEBTEDNESS OF GUARANTOR" means (i)
             the Bank Indebtedness and (ii) any other Senior Indebtedness of Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Guarantor in the instrument evidencing or governing such Senior Indebtedness of Guarantor as "Designated Senior Indebtedness of Guarantor" for purposes of the Indenture and has been designated as "Designated Senior Indebtedness of Guarantor" for purposes of the Indenture in an Officers' Certificate received by the Trustee.

                  "DISQUALIFIED STOCK" of a Person means Redeemable Stock
             of   such   Person  as  to  which  the  maturity,  mandatory
             redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Notes.

                  "EBITDA"  for any period  means  the  Consolidated  Net
             Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense,
             (iii) depreciation expense and (iv) amortization expense, in each case for such period.

                  "EVENT OF LOSS" means, with respect to  any property or
             asset, any (i) loss, destruction or damage of such property or asset; or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

                  "FAIR MARKET VALUE" means, with respect to any asset or
             property, the price which could be negotiated in an arms'- length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                  "GAAP" means generally accepted  accounting  principles
             in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP consistently applied.

                  "GAMING AUTHORITY" means  the Nevada Gaming Commission,
             the Nevada State Gaming Control Board or any agency which has, or may at any time after the date of the Indenture have, jurisdiction over the gaming activities of the Company or any of its Subsidiaries or any successor to such authority.

                  "GAMING LAWS"  means  the gaming laws of a jurisdiction
             or jurisdictions to which the Company or any of its Subsidiaries is, or may at any time after the date of the Indenture be, subject.

                  "GAMING  LICENSE" means any license, permit,  franchise
             or other authorization from any Governmental Authority required on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of the Company and its Subsidiaries, including all licenses granted under Gaming Laws and other Legal Requirements.

                  "GUARANTEE"   means  any  obligation,   contingent   or
             otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "GUARANTOR" means Rio Properties, Inc.

                  "HOLDER" or "NOTEHOLDER" means the Person in whose name
             a Note is registered on the Registrar's books.

                  "INCUR"   means  issue,  assume,  Guarantee,  incur  or
             otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms "Incurred", "Incurrence" and "Incurring" shall each have a correlative meaning.

                  "INDEBTEDNESS" means, with respect to any Person on any
             date of determination (without duplication),

             (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

             (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

             (iii) all Capitalized Lease Obligations and Attributable Indebtedness of such Person;

             (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more that six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

             (v) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iv) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

             (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

             (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of such Indebtedness shall be the lesser of
             (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

             (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

             (ix)     to  the  extent  not  otherwise  included  in  this
             definition,   obligations   in   respect  of  Interest  Rate
             Protection Agreements.

             The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "INDEPENDENT DIRECTOR" means  a director of the Company
             other than a director who is a party, or who is a director, officer, employee or Affiliate (or is related by blood or marriage to any such person) of a party, to the transaction in question, and who is, in fact, independent in respect of such transaction.

                  "INTEREST  RATE PROTECTION AGREEMENT" means, in respect
             of a Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement.

                  "INVESTMENT" in any Person means any direct or indirect
             advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the limitations set forth in "Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
             (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer. In determining the amount of any Investment in respect of any property or assets other than cash, such property or asset shall be valued at its fair market value at the time of such Investment (unless otherwise specified in this definition), as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution.

                  "LIEN" means any mortgage,  pledge,  security interest,
             encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) or any Sale/Leaseback Transaction.

                  "NET AVAILABLE CASH" from an Asset Disposition or Event
             of Loss means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition or Event of Loss, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition or Event of Loss and
             (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "NET  CASH  PROCEEDS",  with respect to any issuance or
             sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "NON-RECOURSE  INDEBTEDNESS"  means  Indebtedness  of a
             Person to the extent that under the terms thereof or pursuant to applicable law (i) no personal recourse shall be had against such Person for the payment of the principal of or interest or premium, if any, on such Indebtedness, and
             (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property and assets purchased with the proceeds of the Incurrence of such Indebtedness and as to which neither the Company nor any of its Restricted Subsidiaries provides any credit support or is liable.

                  "OFFICER"  means  the  Chairman  of  the   Board,   the
             President, the Treasurer or the Secretary of the Company.

                  "OFFICERS'  CERTIFICATE"  means a certificate signed by
             two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

                  "OPINION OF COUNSEL" means a written opinion from legal
             counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "PARI   PASSU",  as  applied  to  the  ranking  of  any
             Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "PERMITTED FF&E FINANCING" means Indebtedness  which is
             Non-Recourse Indebtedness to the Company or any of its Restricted Subsidiaries or any of their properties that is Incurred to finance the acquisition or lease after the date of the Indenture of newly acquired or leased furniture, fixtures or equipment ("FF&E") used directly in the operation of any casino hotel owned or leased by the Company or its Restricted Subsidiaries and secured by a Lien on such FF&E (which Lien, subject to certain limitations, shall be the only Permitted Lien with respect to such FF&E).

                  "PERMITTED  HOLDERS" means Anthony A. Marnell II, James
             A. Barrett, Jr., their estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustee of any bona fide trust of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least 66 2/3% of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist).

                  "PERMITTED  INVESTMENT"  means  an  Investment  by  the
             Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any
             Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; and (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments.

                  "PERMITTED  LIENS"  means,  with respect to any Person,
             (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting an appeal or other proceedings for review; (c) Liens for property taxes not yet due or payable or subject to penalties for non-
             payment and which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens existing on the date of the Indenture; (g) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (h) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (i) Liens securing an Interest Rate Protection Agreement so long as the related Indebtedness is permitted to be incurred under the Indenture, (j) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (k); PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g),
             (h) or (k) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (k) Liens securing Permitted FF&E Financings.

                  "PERSON"    means    any    individual,    corporation,
             partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PREFERRED STOCK", as applied  to  the Capital Stock of
             any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "PRINCIPAL" of a Note  means  the principal of the Note
             plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

                  "PRO FORMA" means, with respect to any calculation made
             or required to be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

                  "QUOTED PRICE" means for any day the last reported sale
             price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the Notes are listed or admitted to trading, or if the Notes are not so listed or admitted to trading, but are traded in the over the counter market, the closing sale price of the Notes or, in case no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

                  "REDEEMABLE STOCK" means,  with  respect to any Person,
             any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness (other than Preferred Stock) or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part.

                  "REFINANCING   INDEBTEDNESS"  means  Indebtedness  that
             refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and
             (iv) if the Indebtedness of the Company or a Restricted Subsidiary being refinanced is subordinated to other Indebtedness of the Company or a Restricted Subsidiary in any respect, such Refinancing Indebtedness is subordinated at least to the same extent; PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that refinances Indebtedness of the Company or (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                  "RELATED BUSINESS" means  the gaming business conducted
             (or proposed to be conducted) by the Company and its Subsidiaries as of the date of the Indenture and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino), owned, or to be owned, by the Company or one of its Subsidiaries.

                  "RESTRICTED  SUBSIDIARY" means (i) Rio Properties, Inc.
             and (ii) any other Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "REPRESENTATIVE"    means   the   trustee,   agent   or
             representative (if any) for an issue of Senior Indebtedness.

                  "SALE/LEASEBACK  TRANSACTION"   means   an  arrangement
             relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "SENIOR INDEBTEDNESS" means (i) the Company's Guarantee
             of the Bank Indebtedness and (ii) all other Indebtedness of the Company including interest thereon, whether outstanding on the date of the Indenture or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (a) any obligation of the Company to any Subsidiary,
             (b) any liability for Federal, state, local or other taxes owed or owing by the Company, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness, Guarantee or obligation of the Company which is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of the Indenture.

                  "SENIOR INDEBTEDNESS  OF  GUARANTOR" means (i) the Bank
             Indebtedness and (ii) all other Indebtedness of the Guarantor including interest thereon, whether outstanding on the date of the Indenture or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness shall not include (a) any obligation of the Guarantor to any Subsidiary, (b) any liability for Federal, state, local or other taxes owed or owing by the Guarantor,
             (c)  any  accounts  payable  or  other  liability  to  trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness, Guarantee or obligation of the Guarantor which is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of the Guarantor, including Senior Subordinated Indebtedness of Guarantor and any Subordinated Obligations, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of the Indenture.

                  "SENIOR  SUBORDINATED INDEBTEDNESS" means the Notes and
             any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank PARI PASSU with the Notes and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

                  "SENIOR  SUBORDINATED  INDEBTEDNESS OF GUARANTOR" means
             the Rio Guarantee and any other Indebtedness of the Guarantor that specifically provides that such Indebtedness is to rank PARI PASSU with the Rio Guarantee and is not subordinated by its terms to any Indebtedness or other obligation of the Guarantor which is not Senior Indebtedness of Guarantor.

                  "STATED MATURITY" means, with respect  to any security,
             the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "SUBORDINATED OBLIGATION" means (i) any Indebtedness of
             the Company (whether outstanding on the date of the Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or (ii) any Indebtedness of the Guarantor (whether outstanding on the date of the Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Rio Guarantee.

                  "SUBSIDIARY"  of  any  Person  means  any  corporation,
             association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "TEMPORARY  CASH  INVESTMENTS"   means   any   of   the
             following: (i) investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof,
             (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's Investors Service, Inc. or Standard and Poor's Corporation (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, and (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Corporation.

                  "TRADE PAYABLES" means, with respect to any Person, any
             accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

                  "TRUSTEE"   means  the  party  named  as  such  in  the
             Indenture until a successor replaces it in accordance with the provisions of the Indenture and, thereafter, means the successor.

                  "UNIFORM COMMERCIAL CODE" means the  New  York  Uniform
             Commercial Code as in effect from time to time.

                  "UNRESTRICTED  SUBSIDIARY" means (i) any Subsidiary  of
             the  Company that at the  time  of  determination  shall  be designated  an  Unrestricted  Subsidiary  by  the  Board  of
             Directors   in  the  manner  provided  below  and  (ii)  any
             Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, then such designation would be permitted under "Limitation on Restricted Payments" as a "Restricted Payment". The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving PRO FORMA effect to such designation (1) the Company could incur $1.00 of additional Indebtedness if it complies with the Consolidated Coverage Ratio limitations in "Limitation on Indebtedness" and (2) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

                  "U.S. GOVERNMENT OBLIGATIONS" means  direct obligations
             (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "VOTING STOCK" of a corporation  means  all  classes of
             Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary
             of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.


             CERTAIN COVENANTS

                  The  Indenture  contains  covenants   including,  among
             others, the following:

                  LIMITATION  ON INDEBTEDNESS.   The Company  shall  not,
             and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.00:1.00.

                  Notwithstanding the foregoing limitation,  the  Company
             and  its  Restricted  Subsidiaries  may  Incur the following
             Indebtedness: (i) Indebtedness under the Credit Agreement in an aggregate amount outstanding at any time not to exceed $175 million (less the amount of any permanent reductions in the amount of available borrowings); (ii) Indebtedness outstanding under Permitted FF&E Financings in an amount not to exceed 100% of the lower of cost or fair market value of the FF&E so purchased or leased; (iii) Indebtedness (other than Indebtedness permitted by the immediately preceding paragraph or elsewhere in this paragraph) in an aggregate principal amount outstanding at any time not to exceed $40 million; (iv) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (v) Indebtedness represented by the Notes and the Rio Guarantee and any Indebtedness (other than the Indebtedness described in clauses (i) or (iv) above) outstanding on the date of the Indenture; (vi) Indebtedness under Interest Rate Protection Agreements; PROVIDED, HOWEVER, such Interest Rate Protection Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in the exchange rates or interest rates or by reason of customary fees, indemnities and compensation payable thereunder; (vii) Indebtedness in connection with one or more standby letters of credit issued in the ordinary course of business or pursuant to self-insurance obligations; (viii) Indebtedness Incurred solely in respect of performance bonds or completion guarantees, to the extent that such Incurrence does not result in the Incurrence by the Company or any Restricted Subsidiary of any obligation for the payment of borrowed money to others; and (ix) Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to the provisions of the immediately preceding paragraph or clauses (ii) and (v) above.

                  For  purposes of determining the outstanding  principal
             amount of any particular Indebtedness Incurred pursuant to this section "Limitation on Indebtedness", (i) Indebtedness permitted by this section need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this provision permitting such Indebtedness and (ii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this section, the Company, in its sole discretion, shall classify such
             Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

                  LIMITATION ON RESTRICTED  PAYMENTS.   The Company shall
             not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
             Payment: (a) a Default shall have occurred and be continuing (or would result therefrom); (b) the Company could not Incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio limitation set forth in "Limitation on Indebtedness" above; or (c) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution) declared or made since June 30, 1995, would exceed, without duplication, the sum of: (1) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from June 30, 1995, to the end of the most recent fiscal quarter ending at least 45 days (or at least 30 days if the Company's Report on Form 10-Q or 10-K for the most recent fiscal quarter or year, as the case may be, has been filed with the SEC) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) and minus 100% of the amount of any write-downs, write-offs, other negative revaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period; (2) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to June 30, 1995 (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); (3) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to June 30, 1995, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); (4) the amount equal to the net reduction in Investments resulting from (A) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary or (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary, which amount was treated as a Restricted Payment, in each case to the extent not included in Consolidated Net Income; and (5) $20 million.

                  The provisions of  this section shall not prohibit: (i)
             any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); PROVIDED, HOWEVER, that (a) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale shall be excluded from clause (c)(2) of the preceding paragraph; (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) the Company or the Guarantor from redeeming or repurchasing Capital Stock of the Company or any Subordinated Obligation in the event that the holder of such Capital Stock or Subordinated Obligation has failed to qualify or to be found suitable or otherwise eligible under a Gaming Law to remain a holder of such Capital Stock or Subordinated Obligation; PROVIDED, HOWEVER, that the amount of such redemption or repurchase shall be included in the calculation of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph; PROVIDED, HOWEVER, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); PROVIDED FURTHER, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments or (v) the Company from making Investments (other than Investments in the Capital Stock of the Company) the cost to the Company of which do not exceed $30 million in the aggregate at any one time outstanding for all such Investments made in reliance upon this clause (v), PROVIDED FURTHER, HOWEVER, that such Investments shall be included in the calculation of the amount of Restricted Payments.

                  LIMITATION  ON  RESTRICTIONS  ON   DISTRIBUTIONS   FROM
             SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture; (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such
             Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (c) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this provision or contained in any amendment to an agreement referred to in clause (a) or (b) of this provision; PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions contained in such agreements; (d) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (2) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, or (3) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary; (e) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as such encumbrance or restriction relate solely to the property so acquired; (f) any encumbrances or restrictions pursuant to the Credit Agreement and any extensions or revisions thereof; and (g) any encumbrance or restriction imposed by any Gaming Authority.

                  LIMITATION  ON SALES OF ASSETS  AND  SUBSIDIARY  STOCK.
             The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value, as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a Board Resolution (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; (ii) at least 85% of the consideration  thereof  received  by  the  Company  or  such
             Restricted Subsidiary is in the form of cash or cash equivalents; (iii) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Disposition complies with clauses (i) and (ii); and (iv) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (a) FIRST, to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 270 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (b) SECOND, to the extent of the balance of Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 270 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (c) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (a) and (b), to make an Offer to purchase Notes pursuant to and subject to the conditions of the following paragraph; PROVIDED, HOWEVER that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (a) or (c) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this provision, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this provision except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this provision exceed $15 million. Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

                  Upon an Event of Loss incurred by the Company or any of
             its Restricted Subsidiaries, the Net Available Cash received from such Event of Loss shall be applied in the same manner as proceeds from Asset Dispositions described above and pursuant to the procedures set forth below.

                  In the event  of  an Asset Disposition or Event of Loss
             that  requires the purchase  of  Notes  pursuant  to  clause
             (iii)(c) of the preceding paragraph, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued interest to the Purchase Date in accordance with the procedures (including prorationing in the event of over subscription) set forth in the next paragraph. If the aggregate purchase price of Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company may use the remaining Net Available Cash in its general operations. The Company shall not be required to make an Offer for Notes pursuant to this provision if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a) and (b) of clause
             (iii) of the preceding paragraph) are less than $15 million for any particular Asset Disposition or Event of Loss (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition or Event of Loss).

                  Promptly,  and  in  any  event within 10 days after the
             Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions or Events of Loss otherwise described in the offering materials (or corresponding successor reports) (collectively, the "Reports"), (ii) a description of material developments in the Company's business subsequent to the date of the latest of the
             Reports, and (iii) if material, appropriate PRO FORMA financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the information contained in the next following paragraph.

                  Not later than the date upon which written notice of an
             Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions or Event of Loss pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of the next preceding paragraph. On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this provision. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.

                  Holders  electing  to have a  Note  purchased  will  be
             required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  At  the  time the Company delivers Notes to the Trustee
             which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this provision. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  The Company shall comply,  to  the  extent  applicable,
             with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this provision. To the extent that the provisions of any securities laws or regulations conflict with this provision, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this provision by virtue thereof.

                  LIMITATION ON TRANSACTIONS WITH  AFFILIATES.    (a) The
             Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business, enter into or permit to exist any transaction (including the purchase, conveyance, disposition, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms of such Affiliate Transaction are (i) set forth in writing, (ii) in the best interest of the Company or such Restricted Subsidiary, as the case may be, (iii) as favorable to the Company or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such transaction for a similar transaction in arm's-length dealings with a Person who is not such an Affiliate, and (iv) with respect to an Affiliate Transaction involving aggregate payments or value of $1 million or greater, the Independent Directors have determined in good faith that the criteria set forth in clauses (ii) and (iii) are satisfied and have approved the relevant Affiliate Transaction, such approval to be evidenced by a Board Resolution. The determinations pursuant to clauses (ii) and (iii) above shall not require the Board of Directors or the Independent Directors to obtain independent expert opinions unless, in the sole judgment of the Board of Directors or the
             Independent Directors, the Board of Directors or the Independent Directors decide to obtain such an opinion.

                  (b) The provisions of the preceding paragraph shall not
             prohibit (i) any Restricted Payment permitted to be paid pursuant to "- Limitation on Restricted Payments" above,
             (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,
             (iii) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, (iv) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries or
             (v) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

                  LIMITATION ON LAYERED INDEBTEDNESS.    The Company will
             not, and will not permit the Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or the Guarantor, as the case may be, unless such Indebtedness is subordinate in right of payment to, or ranks PARI PASSU with, the Notes in the case of the Company or the Rio Guarantee in the case of the Guarantor.

                  The   Guarantor  will  not,  directly  or   indirectly,
             Guarantee any Indebtedness of the Company that is subordinated in right of payment to any other Indebtedness of the Company unless such Guarantee is subordinate in right of payment to, or ranks PARI PASSU with, the Rio Guarantee.

                  LIMITATION ON LIENS.   The Company shall not, and shall
             not permit the Guarantor to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens and Liens securing Senior Indebtedness or Senior Indebtedness of Guarantor, including Attributable Indebtedness that is Senior Indebtedness or Senior Indebtedness of Guarantor) on any of its property or assets (including Capital Stock), whether owned on the date of the Indenture or thereafter acquired, or any income or profits therefrom securing any obligation unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or prior to) such obligation for so long as such obligation is so secured.

                  LIMITATION  ON  ISSUANCE  AND  SALE OF CAPITAL STOCK OF
             RESTRICTED SUBSIDIARIES. The Company will not permit any Restricted Subsidiary to, directly or indirectly, issue any Capital Stock other than to the Company or a Restricted Subsidiary, that shall entitle the holder of such Capital Stock to a preference in right of payment in the event of the liquidation, dissolution or winding-up of such Restricted Subsidiary or with respect to dividends of such Restricted Subsidiary.

                  OWNERSHIP  OF  RIO  PROPERTIES, INC.   The Company will
             maintain its 100% ownership of the Capital Stock of the Guarantor.

             SUCCESSOR COMPANY

                  Neither the Company nor the Guarantor shall consolidate
             with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company or the Guarantor) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture or the Guarantor under the Rio Guarantee and the Indenture, as the case may be; (ii) immediately after giving effect to such transaction on a PRO FORMA basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted
             Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a PRO FORMA basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), the Successor Company would be able to incur an additional $1.00 of Indebtedness in compliance with the Consolidated Coverage Ratio limitations set forth in "Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction on a PRO FORMA basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

                  The  Successor   Company   shall  succeed  to,  and  be
             substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under the Indenture, but the predecessor Company in the case of a lease shall not be released from the obligation to pay the principal of and interest on the Notes.

                  Notwithstanding  the  foregoing clauses (ii), (iii) and
             (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.


             EVENTS OF DEFAULT

                  An "Event of Default" occurs  if:  (i)  the Company and
             the Guarantor default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (ii) the Company and the Guarantor (a) default in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, or
             (b) fail to redeem or purchase Notes when required pursuant to the Indenture or the Notes; (iii) the Company or the Guarantor fails to comply with the provisions of "Successor Corporation" above; (iv) the Company or the Guarantor, as the case may be, fails to comply with "Change of Control" above, "Reports to Holders of Notes" below, and subsections "- Limitation on Indebtedness," "- Limitation on Restricted Payments," "- Limitation on Restrictions on Distributions from Subsidiaries," "- Limitation on Sales of Assets and Subsidiary Stock," "- Limitation on Liens," "- Limitation on Layered Indebtedness," "- Limitation on Transactions with Affiliates", and "Ownership of Rio Properties, Inc." in "Certain Covenants" (other than a failure to purchase Notes when required under "Change of Control" or "Certain Covenants - Limitation on Sale of Assets and Subsidiary Stock") of the Indenture and such failure continues for 30 days after the notice specified below or the Company fails to give the notice specified below; (v) the Company or the Guarantor fails to comply with any of its agreements in the Notes or the Indenture (other than those referred to in (i),
             (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified below or the Company fails to give the notice specified below; (vi) the principal, any premium or accrued and unpaid interest of Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Indebtedness unpaid or accelerated exceeds $10 million at the time and such default continues for 10 days; (vii) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for any substantial part of its property; or (d) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Restricted Subsidiary in an involuntary case; (b) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or (c) orders the winding up or liquidation of the Company or any Restricted Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; (ix) any judgment or decree for the payment of money in excess of $10 million at the time is entered against the Company or any Restricted Subsidiary and is not discharged and either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (b) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (a) or (b), such default continues for 10 days; or (x) any Gaming License of the Company or any of its Restricted Subsidiaries is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 90 days of the casino business of any casino hotel owned, leased or operated directly or indirectly by the Company or any of its Restricted Subsidiaries (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company evidenced by a Board Resolution, both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders).

                  The  foregoing  will  constitute  Events   of   Default
             whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, UNITED STATES
             CODE, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (iv) or (v)  is  not an Event of
             Default until the Trustee or the Holders of at least 25% in principal amount of the Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The  Company  shall  deliver  to the Trustee, within 30
             days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iv), (v), (vi) or (ix), its status and what action the Company is taking or proposes to take with respect thereto.


             ACCELERATION

                  If an Event of Default (other  than an Event of Default
             specified in clauses (vii) or (viii) in "Events of Default" above with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in clause (vii) or (viii) above with respect to the Company occurs, the principal of and interest on all the Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

             LIMITATION ON SUITS

                  A Noteholder may not  pursue any remedy with respect to
             the Indenture or the Notes unless: (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing; (ii) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and (v) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Noteholder may not use the Indenture to prejudice the
             rights of another Noteholder or to obtain a preference or priority over another Noteholder.


             RIGHTS OF HOLDERS TO RECEIVE PAYMENT

                  Notwithstanding  any  other provision of the Indenture,
             the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.


             DISCHARGE OF INDENTURE AND DEFEASANCE

                  When  (i)  the  Company  delivers  to  the  Trustee all
             outstanding  Notes  (other  than  Notes replaced because  of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon, and if in either case the Company pays all other sums payable hereunder by the Company, then the Indenture shall, subject to certain surviving provisions, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of the Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  Subject to conditions to defeasance described below and
             the survival of certain provisions, the Company at any time may terminate (i) all its obligations under the Notes and the Indenture ("legal defeasance option") or (ii) its obligations under certain restrictive covenants and the related Events of Default ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company  exercises  its legal defeasance option,
             payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant
             defeasance  option,  payment  of  the   Notes   may  not  be
             accelerated because of an Event of Default specified in clause (ii) of the immediately preceding paragraph.

                  The Company may exercise its legal defeasance option or
             its covenant defeasance option only if:

                  (a)the Company irrevocably  deposits  in trust with the
             Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to maturity or redemption, as the case may be; and

                  (b)certain other conditions, including delivery of certain opinions of counsel, are met.


             REPORTS TO HOLDERS OF THE NOTES

                  The  Company  shall file with the Trustee  and  provide
             Noteholders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of
             Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Noteholders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA SECTION 314(a).


             TRANSFER AND EXCHANGE

                  A  Holder  may transfer or exchange Notes in accordance
             with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption, or any Note for a period of 15 days before a selection of Notes to be redeemed, or any Note for a period of 15 days before an interest payment date.

                  The registered holder of a  Note  may be treated as the
             owner of it for all purposes.


             AMENDMENT AND SUPPLEMENT

                  Subject to certain exceptions, the Indenture, the Notes
             or the Rio Guarantee may be amended or supplemented by the Company or the Guarantor and the Trustee with the consent of the Holders of at least a majority in principal amount of such then outstanding Notes. Without notice to or the consent of any Noteholder, the Company, the Guarantor and the Trustee may amend the Indenture or the Notes, among other things, to cure any ambiguity, defect or inconsistency; to provide for the assumption of the Company's or the Guarantor's obligations to Noteholders by a Successor Corporation; to provide for uncertificated Notes in addition to or in place of certificated Notes; or to make any change that does not adversely affect the rights of any Noteholder. Without the consent of each Noteholder affected, the Company may not reduce the principal amount of Notes the Holders of which must consent to an amendment of the Indenture; reduce the rate or extend the time for payment of interest on any Note; reduce the principal of or extend the fixed maturity of any Note; reduce the premium payable upon the redemption of any Note or change the time at which any Note may or shall be redeemed; reduce the premium payable upon the repurchase of any Note upon a Change of Control; make any Note payable in money other than that stated in the Note; make any change in the provisions concerning waiver of Defaults or Events of Default by Holders of the Notes or rights of Holders to receive payment of principal or interest; make any change in the subordination provisions in the Indenture that affects the right of any Holder; or release the Company or the Guarantor from its obligations under the Notes or the Rio Guarantee (except pursuant to the provisions described above in "Limitation on Merger or Sale of Assets") or make any change in the Notes that would adversely affect the rights of any Holder.


             NO PERSONAL LIABILITY OF STOCKHOLDERS, OFFICERS, DIRECTORS

                  No director, officer, employee or stockholder, as such,
             of the Company shall have any personal liability in respect of the obligations of the Company under the Notes or the Indenture by reason of his or its status as such.


             THE TRUSTEE

                  IBJ Schroder Bank & Trust  Company is the Trustee under
             the Indenture.

                  The  Indenture  provides  that,   except   during   the
             continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

                        CERTAIN U.S. FEDERAL TAX CONSEQUENCES


             BACKUP WITHHOLDING

                  Under federal income tax law, a holder  of  Notes  may,
             under certain circumstances, be subject to "backup withholding" unless such holder (i) is a corporation, or is otherwise exempt and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The withholding rate is 31% of "reportable payments," which include interest and, under certain circumstances, principal payments.


             PAYMENTS TO UNITED STATES ALIENS

                  Under current United States federal income  and  estate
             tax law, (i) payments of principal and interest on a Note by the Company or any paying agent to a Noteholder that is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, or a nonresident alien fiduciary of a foreign estate or trust (a "United States Alien") will not be subject to withholding of United States federal income tax, provided that, with respect to payments of interest, the Noteholder (1) does not actually or constructively own ten percent or more of the combined voting power of all classes of stock of the Company, (2) is not a controlled foreign corporation related to the Company through stock ownership and (3) provides a statement, under penalties of perjury (such as Form W-8), to the Company that the holder is a United States Alien and provides its name and address; (ii) a Noteholder that is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Note, provided that such Noteholder (or a fiduciary, settlor or beneficiary of, or a person holding power over, such Noteholder, if such Noteholder is an estate or trust, or a member or shareholder of each Noteholder, if such Noteholder is a partnership or corporation) does not have a present or former connection with or status with respect to the United States including, without limitation, such Noteholder's (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) (1) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or
             (2) past or present status as a personal holding company, foreign person holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax; and (iii) a Note will not be subject to United States federal estate tax as a result of the death of a Noteholder who is not a citizen or resident of the United States at the time of death, provided that such Noteholder did not at the time of death actually or constructively own ten percent or more of the combined voting power of all classes of stock of the Company and, at the time of such Noteholder's death, payments of interest on such New Note would not have been effectively connected with the conduct by such Noteholder of a trade or business in the United States.

                  United  States information reporting  requirements  and
             backup withholding tax will not apply to payments on a Note made outside the United States by the Company or any paying agent (acting in its capacity as such) to a Noteholder that is a United States Alien provided that a statement described in (i)(3) above has been received by the payor and the payor does not have actual knowledge that the payee is not a United States Alien.

                  Information    reporting    requirements   and   backup
             withholding tax will not apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker
             (1) is a United States Alien, (2) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States and (3) is not a controlled foreign corporation as to the United States (a person described in (1), (2) and (3) being hereinafter referred to as a "foreign controlled person"). Payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of any broker that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a United States Alien and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

             OTHER TAX CONSIDERATIONS

                  There may be other federal, state, local or foreign tax
             considerations applicable to the circumstances of a particular prospective purchaser of Notes as to which it should consult its tax adviser. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NEW NOTES.

                                 PLAN OF DISTRIBUTION

                  Each broker-dealer that receives  New Notes for its own
             account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

                  The Company will not receive any proceeds from any sale
             of New Notes by broker-dealers. New Notes received by any broker-dealer for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                  For a period of  one year after  the  Expiration  Date,
             the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of counsel for the Initial Purchasers and the
             Trustee) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The  Company  incorporates  herein  by  reference,  the
             following documents filed with the Commission under the Exchange Act:

                  (a)The  Company's  Annual  Report on Form 10-K for  the
                     year ended December 31, 1994; the Company's Reports on Form 10-Q for the periods ended March 31, 1995 and June 30, 1995; and the Company's Report on Form 8-K dated July 18, 1995; and

                  (b)All documents and  reports subsequently filed by the
                     Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the Exchange Offer, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports.

                  Any  statement  contained in a document incorporated or
             deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.

                  The Company will  provide without charge to each person
             to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: James A. Barrett, Jr., President and Chief Operating Officer, Rio Hotel & Casino, Inc., 3700 West Flamingo Road, Las Vegas, Nevada 89103,
             (702) 252-7733.


                                    LEGAL MATTERS

                  Certain legal  matters  with  regard to the validity of
             the New Notes will be passed upon for the Company by Kummer Kaempfer Bonner & Renshaw, Las Vegas, Nevada.


                                       EXPERTS

                  The  consolidated  financial  statements  and  schedule
             included elsewhere in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                      RIO HOTEL & CASINO, INC.  AND SUBSIDIARIES


                      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                            PAGE


                    Report of Independent Public Accountants                F-2

                    Consolidated Balance Sheets as of December 31, 1994     F-3
                    and 1993 and June 30, 1995 (Unaudited)


                    Consolidated Statements of Income for the Years Ended   F-4
                    December 31, 1994, 1993 and 1992, and for the
                    Six Months Ended June 30, 1995 and 1994 (Unaudited)

                    Consolidated Statements of Cash Flows for the Years     F-6
                    Ended December 31, 1994, 1993 and 1992, and for the Six Months Ended June 30, 1995 and 1994
                    (Unaudited)

                    Consolidated Statements of Stockholders' Equity for     F-8
                    the Years Ended December 31, 1994, 1993 and 1992
                    and for the Six Months Ended June 30, 1995
                    (Unaudited)

                    Notes to Consolidated Financial Statements              F-9

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



             To the Board of Directors of Rio Hotel & Casino, Inc.:

                  We  have  audited the accompanying consolidated balance
             sheets of Rio Hotel & Casino, Inc. (a Nevada corporation) and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our  audits  in  accordance with generally
             accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion,  the  financial  statements referred to
             above present fairly, in all material respects, the financial position of Rio Hotel & Casino, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                  As discussed in Note 7  to  the  consolidated financial
             statements, effective January 1, 1993, the Company changed its method of accounting for income taxes.



                                           Arthur Andersen LLP



             Las Vegas, Nevada
             January 25, 1995


                      RIO HOTEL & CASINO, INC. AND SUBSIDIARIES

                             CONSOLIDATED BALANCE SHEETS

                                        ASSETS
                                                  JUNE 30,                DECEMBER 31,
                                                    1995              1994            1993
                                                (Unaudited)

               Current Assets:
                Cash and cash equivalents       $  20,669,015    $  76,426,258  $  55,784,937
                Accounts receivable, net            3,716,239        3,204,416      2,926,738
                Federal income taxes receivable            --          139,329             --
                Inventories                         1,519,597        1,378,598        868,367
                Prepaid expenses and other
                  assets                            4,827,767        4,716,701      4,028,554
                    Total current assets           30,732,618       85,865,302     63,608,596
               Property and Equipment:
                Land and improvements              33,237,430       24,666,679     24,666,679
                Building and improvements         176,165,730      137,005,432    105,058,208
                Equipment, furniture and
                  improvements                     59,750,145       43,108,873     37,271,711
                Less: accumulated depreciation    (39,759,072)     (32,826,276)   (22,240,358)
                                                  229,394,233      171,954,708    144,756,240
                Construction in progress            8,566,920       38,521,773      7,465,875
                    Net property and equipment    237,961,153      210,476,481    152,222,115
               Other Assets:
                Other, net                          4,996,280        4,823,489      2,219,665

                                                $ 273,690,051    $ 301,165,272  $ 218,050,376

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

               Current Liabilities:
                Current maturities of
                  long-term debt                $      25,252    $  15,032,534  $   8,307,833
                Accounts payable                    3,071,515        2,425,645      2,948,088
                Accrued expenses                    9,434,519        7,830,706      6,524,620
                Federal income taxes payable          403,327               --        339,989
                Accounts payable-related party      4,578,228       10,026,210      7,342,468
                Accrued interest                      524,509          351,864         53,968
                    Total current liabilities      18,037,350       35,666,959     25,516,966
               Non-Current Liabilities:
                Long-term debt, less current
                  maturities                       90,189,391      110,146,869     56,875,753
                Deferred income taxes               8,832,073        7,512,277      5,819,176
                    Total non-current
                      liabilities                  99,021,464      117,659,146     62,694,929
                    Total liabilities             117,058,814      153,326,105     88,211,895
               Commitments and Contingencies
               Stockholders' Equity:
                Common Stock, $0.01 par value;
                50,000,000
                shares authorized (1993);
                100,000,000 shares
                authorized (1994 and 1995);
                21,147,796 (1993);
                21,371,346 (1994); and
                21,341,546 (1995)
                shares issued and outstanding         213,416          213,714        211,478
                Additional paid-in capital        116,580,953      117,214,582    115,182,541
                Retained earnings                  39,836,868       30,410,871     14,444,462
                    Total stockholders' equity    156,631,237      147,839,167    129,838,481

                                                $ 273,690,051     $301,165,272   $218,050,376


See Accompanying Notes to Consolidated Financial Statements

                      RIO HOTEL & CASINO, INC. AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF INCOME

                                        Six Months Ended June 30,        For the Year Ended December 31,
                                          1995           1994            1994          1993          1992
                                       (Unaudited)    (Unaudited)
            Revenues:
              Casino                    $49,967,529   42,188,116      $87,164,738  $71,295,870   $56,524,184
              Room                       16,160,634    9,349,214       19,261,477   12,334,207     9,611,985
              Food and beverage          29,049,257   22,456,570       47,648,778   32,573,861    21,171,970
              Other                       5,590,750    2,968,737        7,111,105    4,172,272     2,913,199
              Casino promotional
                allowances               (8,983,715)  (6,745,493)     (14,886,794) (10,394,625)   (7,746,174)
                                         91,784,455   70,217,144      146,299,304  109,981,585    82,475,164
            Expenses:
              Casino                     21,933,708   18,262,770       38,696,281   31,177,642    27,145,337
              Room                        4,816,534    3,362,746        6,631,787    4,441,851     3,424,475
              Food and beverage          23,806,945   18,236,796       38,795,127   27,799,449    18,365,657
              Other                       3,187,635    1,899,631        4,959,250    2,784,746     1,879,232
              Selling, general and
                 administrative          13,194,268    9,666,127       20,550,142   16,001,309    13,550,940
              Depreciation and
                 amortization             7,107,416    5,243,814       10,863,844    7,544,326     5,813,762
                                         74,046,506   56,671,884      120,496,431   89,749,323    70,179,403
            Operating Profit             17,737,949   13,545,260       25,802,873   20,232,262    12,295,761
            Other Income (Expense):
              Interest income               103,595       43,302          124,786       71,747       157,990
              Interest expense, net      (2,782,732)    (846,150)      (1,923,237)  (1,838,713)   (3,801,495)
              Other income, net                  --      966,510        1,140,010           --       100,000
                                         (2,679,137)     163,662         (658,441)  (1,766,966)   (3,543,505)
            Income before income tax
              provision and
              minority interest          15,058,812   13,708,922       25,144,432   18,465,296     8,752,256
            Income tax provision         (5,632,815)  (4,949,632)      (9,178,023)  (6,785,305)   (2,995,628)
            Income before minority
              interest                    9,425,997    8,759,290       15,966,409   11,679,991     5,756,628
            Minority interest in
              consolidated
              partnership income                 --           --               --           --      (242,240)
            Income before
              extraordinary items         9,425,997    8,759,280       15,966,409   11,679,991     5,514,388
            Extraordinary items:
              Reduction of federal
               income taxes
               arising from
               carryforward of prior
               years' operating loss             --           --               --           --       793,511
              Loss on early
               extinguishment of
               debt, net of income
               tax benefit                       --           --               --     (253,711)           --
            Cumulative effect of a
              change in
              accounting principle:
              Adoption of SFAS No.
               109                               --           --               --     (776,888)           --
               Net income               $ 9,425,997  $ 8,759,290      $15,966,409  $10,649,392   $ 6,307,899

See Acompanying Notes to Consolidated Financial Statements

                      RIO HOTEL & CASINO, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)

                                       Six Months Ended June 30,            For the Year Ended December 31,
                                          1995           1994             1994           1993         1992
                                      (Unaudited)     (Unaudited)
           Earnings per Common
            Share:
            Primary:
            Income applicable to
               common shares           $      0.44    $      0.40    $      0.74    $     0.60   $      0.37
           Extraordinary items:
            Reduction of federal
               income taxes
               arising from
               carryforward of prior
               years' operating loss            --             --             --            --          0.05
            Loss on early
               extinguishment of
               debt, net of income
               tax benefit                      --             --             --         (0.01)           --
            Cumulative effect of a
             change in
             accounting principle:
             Adoption of SFAS No. 109           --             --             --         (0.04)           --
               Net income              $      0.44    $      0.40    $      0.74    $     0.55   $      0.42

             Weighted average number of
               common shares
               outstanding              21,644,821       21,747,284    21,720,121    19,504,466  15,131,332

            Fully diluted:
             Income applicable to
               common shares           $      0.44    $      0.40    $      0.74    $      0.60  $      0.36
            Extraordinary items:
             Reduction of federal
               income taxes
               arising from
               carryforward of prior
               years' operating loss            --             --             --             --         0.05
             Loss on early
               extinguishment of
               debt, net of income
               tax benefit                      --             --             --          (0.01)          --
            Cumulative effect of a
             change in
             accounting principle:
             Adoption of SFAS No. 109           --             --             --          (0.04)          --
               Net income              $      0.44    $      0.40    $      0.74    $      0.55  $      0.41

             Weighted average number
               of common shares
               outstanding              21,663,449     21,747,807     21,720,381     19,537,515   15,318,828


See Accompanying Notes to Consolidated Financial Statements

                      RIO HOTEL & CASINO, INC. AND SUBSIDIARIES

                         CONSOLIDATED STATEMENTS OF CASH FLOW

                                       Six Months Ended June 30,        For the Year Ended December 31,
                                          1995            1994           1994          1993          1992
                                      (Unaudited)     (Unaudited)
           Cash flows from operating
            activities:
            Net income                $ 9,425,997    $ 8,759,290     $15,966,409    $10,649,392   $6,307,899
            Adjustments to reconcile
              net income
              to net cash provided
              by (used in)
              operating activities:
              Loss on early
                extinguishment of
                debt, net of income
                tax benefit                    --             --              --        253,711           --
              Compensation expense
                recognized
                from stock option
                grant                      59,900         73,267         141,975         54,133           --
              Minority interest in net
                income of
                consolidated
                partnerships                   --             --              --            --       242,240
              Depreciation and
                amortization            7,107,416      5,243,814      10,863,844     7,544,326     5,813,762
              Provision for
                uncollectible
                accounts                  161,833         28,757          99,772       116,131        93,747
              Net loss on sale of
                assets                         --             --              --        10,885       150,000
              Cumulative effect of
                change in
                accounting principle
                - Adoption
                of SFAS No. 109                --             --              --       776,888            --
              Deferred income taxes     1,319,796        721,308       1,693,101     2,265,571       550,373
                (Increase) decrease
                in assets:
                Accounts receivable      (673,656)      (369,975)       (377,450)   (1,484,079)     (127,984)
                Inventories              (140,999)      (169,086)       (510,231)     (223,051)      (89,849)
                Prepaid expenses and
                  other current assets     28,263         32,578        (827,476)     (856,554)     (643,369)
                Other, net               (347,411)    (1,698,250)     (2,881,750)     (662,965)       57,308
              Increase (decrease) in
                liabilities:
                Accounts payable          645,870     (1,579,399)       (522,443)      304,585         1,384
                Accrued federal income
                   tax payable            761,924        570,313         546,142        91,401     1,318,058
                Accrued expenses        1,603,812       (433,011)      1,306,086     1,628,387       955,194
                Accrued interest          172,645         59,012         297,896       (92,009)     (267,862)
              Net cash provided by
                operating
                activities             20,125,390     11,238,618      25,795,875    20,376,752    14,360,901
           Cash flows from investing
            activities:
            Proceeds from sale of
              equipment,
              furniture and
              improvements                     --             --              --            --       230,978
            Purchase of equipment,
              furniture and
              improvements            (31,294,698)   (23,857,872)    (66,053,542)  (49,967,458)   (9,255,776)
            Purchase of land and
              improvements             (8,570,751)            --              --        22,499       (88,810)
            Net cash (used in)
              investing
              activities              (39,865,449)   (23,857,872)    (66,053,542)  (49,944,959)   (9,113,608)

See Accompanying Notes to Consolidated Financial Statements


                      RIO HOTEL & CASINO, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOW (CONTINUED)
                                       SIX MONTHS ENDED JUNE 30,          FOR THE YEAR ENDED DECEMBER 31,
                                          1995            1994               1994           1993           1992
                                      (UNAUDITED)     (UNAUDITED)
           Cash flows from
            financing activities:
            Proceeds from borrowings  $           --   $ 20,000,000      $ 60,014,175  $ 65,000,000   $  8,000,000
            Net proceeds from common
              stock issuance                 556,650        901,400         1,022,700    32,506,200     30,252,138
           Costs paid in connection
              with prior common
              stock offering and
              stock exchange rights            1,801       (119,529)         (119,529)     (456,821)      (457,160)
           Loan acquisition costs                 --             --                --    (1,107,647)            --
           Payments on notes and
              loans payable             (34,964,760)         (9,179)          (18,358)  (53,212,000)   (11,807,241)
           Change in restricted cash             --     (20,000,000)               --            --             --
           Repurchase of common
              stock                      (1,610,875)             --                --            --             --
           Net cash provided by
              (used in)
              financing activities      (36,017,184)        722,692         60,898,988   42,729,732     25,987,737
           Net increase (decrease)
              in cash
              and cash equivalents      (55,757,243)    (11,846,562)        20,641,321   13,161,525     31,235,030
          Cash and cash
           equivalents, beginning
           of period                     76,426,258      55,784,937         55,784,937   42,623,412     11,388,382
          Cash and cash
           equivalents, end of
           period                       $20,669,015    $43,938,375         $76,426,258  $55,784,937    $42,623,412

See Accompanying Notes to Consolidated Financial Statements


                      RIO HOTEL & CASINO, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                                  COMMON STOCK


                            STOCK         NUMBER                     ADDITIONAL      RETAINED          TOTAL
                           EXCHANGE         OF                        PAID-IN        EARNINGS       STOCKHOLDERS'
                            RIGHTS        SHARES        AMOUNT        CAPITAL       (DEFICIT)          EQUITY

 Balance, December 31,
  1991                   $ 3,773,938    13,615,696   $    136,158 $ 46,334,180     $(2,512,829)    $47,731,447
 Conversion of stock
  exchange
  rights                  (3,773,938)      728,461          7,285    3,766,653              --              --
 Issuance of common
  stock                           --     4,256,639         42,565   33,339,150              --      33,381,715
 Common stock offering
  costs                           --            --             --     (548,910)             --        (548,910)
 Net income for the
  year                            --            --             --           --       6,307,899       6,307,899
 Balance, December 31,
  1992                            --    18,600,796        186,008   82,891,073       3,795,070      86,872,151
 Tax benefit of stock
  options
  exercised                       --            --             --    1,120,823              --       1,120,823
 Issuance of common
  stock                           --     2,547,000         25,470   32,480,730              --      32,506,200
 Common stock offering
  costs                           --            --             --     (541,066)             --        (541,066)
 Net income for the
  year                            --            --             --           --      10,649,392      10,649,392
 Implementation of SFAS
  No. 109                         --            --             --     (823,152)             --        (823,152)
 Compensation expense
  for stock options
  granted                         --            --             --       54,133              --          54,133
 Balance, December 31,
  1993                            --    21,147,796        211,478  115,182,541      14,444,462     129,838,481
 Tax benefit of stock
  options granted                 --            --             --      886,132              --         886,132
 Exercise of common
  stock options                   --       223,550          2,236    1,003,934              --       1,006,170
 Net income for the
  year                            --            --             --           --      15,966,409      15,966,409
 Compensation expense
  for stock options
  granted in 1993                 --            --             --      141,975              --         141,975
 Balance, December 31,
  1994                            --    21,371,346        213,714  117,214,582      30,410,871     147,839,167
 Tax benefit of stock
  options granted*                --            --             --      358,597              --         358,597
 Repurchase of common
  stock*                          --      (138,500)        (1,385)  (1,609,490)             --      (1,610,875)
 Exercise of common
  stock options*                  --       108,700          1,087      555,563              --         556,650
 Net income for the six
  months*                         --            --             --           --       9,425,997       9,425,997
 1993 Common Stock
  Offering costs
  reimbursement*                  --            --             --        1,801              --           1,801
 Compensation expense
  for stock options
  granted in 1993*                --            --             --       59,900              --          59,900
 Balance, June 30,
  1995*                      $    --     21,341,546      $213,416 $116,580,953     $39,836,868    $156,631,237

             *Unaudited

See Accompanying Notes to Consolidated Financial Statements

                      RIO HOTEL & CASINO, INC. AND SUBSIDIARIES

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



             1.   SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS

                  PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

                  The   consolidated  financial  statements  include  the
             accounts of Rio Hotel & Casino, Inc. and its wholly owned subsidiaries Rio Properties, Inc. ("Rio Properties," which owns and operates the Rio Suite Hotel & Casino [the "Rio"] in Las Vegas, Nevada); Rio Development Company, Inc. (formerly MarCor Development Company, Inc.); Rio Resort Properties, Inc. (formerly MarCor Resort Properties, Inc.) ("MRPI"); MarCor Rio Holding Corp. ("MRHC") (until its dissolution as of December 29, 1992), a subsidiary of MRPI and second-tier subsidiary of the Company; Rio Properties' wholly owned subsidiary Cinderlane, Inc.; and one limited partnership, MarCor Resorts, L.P. V (the "Rio Partnership"), until its merger with Rio Properties on August 15, 1992 (collectively the "Company"). The Rio Partnership is included in the accounts of the Company as a result of the Company retaining more than a 50% ownership interest or a "controlling" interest as defined by Statement of Financial Accounting Standards No. 94, "Consolidation of All Majority Owned Subsidiaries".

                  The  Consolidated  Financial  Statements  for  the  six
             months ended June 30, 1995 and 1994 and related amounts in the Notes to Consolidated Financial Statements are unaudited, but in the opinion of management reflect all normal and recurring adjustments necessary for fair presentation of the results of those periods.

                  All significant  intercompany balances and transactions
             have been eliminated in consolidation.

                  RECLASSIFICATIONS

                  The  financial statements  for  prior  periods  reflect
             certain reclassifications, which have no effect on net income, to conform with classifications adopted in the current year.

                  CAPITALIZATION OF INTEREST

                  The  Company  capitalizes  interest  on funds disbursed
             during the active construction phases of real estate development and other major projects. Interest capitalized for the six months ended June 30, 1995 and 1994, and during the years ended December 31, 1994, 1993, and 1992, was $359,689, $102,896, $619,887, $467,798, and $59,732,
             respectively.

                  PROPERTY AND EQUIPMENT

                  Land and improvements, building  and  improvements, and
             equipment, furniture and improvements are stated at cost.

                  Depreciation and amortization of property and equipment
             is computed using the straight-line method predominantly over the following estimated useful lives:

              Building and improvements     7 to 45 years
              Equipment, furniture and
               improvements                 3 to 15 years

                  INVENTORIES

                  Inventories are stated  at the lower of cost or market.
             Cost is determined by using the first-in, first-out method.

                  REVENUE AND PROMOTIONAL ALLOWANCES

                  Casino revenues represent  the net win from gaming wins
             and losses. The retail value of rooms, food, beverage and other services provided to customers without charge is included in gross revenue and deducted as promotional allowances. The estimated departmental costs of providing such promotional allowances are included in casino costs and expenses as follows:

                                SIX MONTHS ENDED
                                     JUNE 30,                     YEAR ENDED DECEMBER 31,
                             1995              1994           1994         1993          1992
                         (UNAUDITED)       (UNAUDITED)

      Room               $     875,973    $      469,629    $1,273,154  $   889,448   $   752,935
      Food and Beverage      4,439,931         3,701,048     7,823,819    5,969,683     4,279,365
      Other operating
       expenses                 46,902            12,144        44,888       36,940        28,202
                         $   5,362,806    $    4,182,821    $9,141,861  $ 6,896,071   $ 5,060,502


                  EARNINGS PER SHARE

                  Earnings per common share  are computed on the basis of
             the weighted average number of common shares and common stock equivalents outstanding during the period.

                  HEDGING TRANSACTION

                  The Company  is  a  party  to  an  interest  rate  swap
             agreement and has purchased an interest rate cap (Note 6). Any net payments made or received by the Company in connection with this interest rate swap agreement or interest rate cap, or any other hedging transaction that the Company may enter into, will be classified as cash flows from operating activities.

                  INCOME TAXES

                  Effective January 1, 1993, the Company  implemented the
             provisions of SFAS 109. SFAS 109 utilizes the liability method and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws. Prior to the implementation of SFAS 109, the Company accounted for income taxes using Accounting Principles Board Opinion No. 11.

             2.   CASH AND CASH EQUIVALENTS

                  Cash   and   cash   equivalents   at   June 30,   1995,
             December 31, 1994 and 1993 include $12.1 million, $68 million and $48 million, respectively, in overnight repurchase agreements with a bank. These items are recorded at cost which approximates market value and are considered cash equivalents for purposes of the Consolidated Statements of Cash Flows.

             3.   CONSOLIDATED STATEMENTS OF CASH FLOWS

                  The following supplemental  disclosures are provided as
             part of the Consolidated Statements of Cash Flows:

                                        SIX MONTHS ENDED
                                             JUNE 30,                     YEAR ENDED DECEMBER 31,

                                      1995            1994           1994          1993          1992
                                   (UNAUDITED)     (UNAUDITED)

               Cash payments made
                for interest
                (net of amounts
                capitalized)       $2,679,190   $    793,742     $1,919,556    $1,728,693     $3,974,045
               Cash payments made
                for income taxes   $3,500,000   $  2,800,000     $6,240,000    $4,428,335     $  198,627

                  Non-cash financing and investing activities:

                  JUNE 30, 1995

                       Purchase  of  property  and   equipment   financed
                       through payables totaled $4,578,228.

                       Tax benefit arising from the exercise of stock options granted under the Company's Non-Statutory Stock Option Plan ("NSOP") totaled $358,597.

                  DECEMBER 31, 1994

                       Purchase   of   property  and  equipment  financed
                       through payables totaled $10,026,210.

                       Tax benefit arising from the exercise of stock options granted under the NSOP totaled $886,132.

                  JUNE 30, 1994

                       Purchase   of   property  and  equipment  financed
                       through payables totaled $5,318,639.

                       Tax benefit arising from the exercise of stock options granted under the NSOP totaled $761,309.

                  DECEMBER 31, 1993

                       Purchase   of   property  and  equipment  financed
                       through payables totaled $8,442,660.

                       Purchase  of  property   and   equipment  financed
                       through long-term debt totaled $183,586.

                       Additional costs of issuing Common  Stock  totaled
                       $12,194.

                       Costs of issuing Common Stock financed through payables totaled $163,801.

                       Tax benefit arising from the exercise of stock options granted under the NSOP totaled $1,120,823.

                       Reduction in paid-in capital as a result of the implementation of SFAS 109 totaled $823,152. This amount was charged directly against equity because it reflects the tax effect of SFAS 109 as it related to the gain on sale of assets to affiliates of the Company's largest stockholder in December 1991, which was also recorded directly to equity.

                  DECEMBER 31, 1992

                       During 1992, the Company exchanged 728,461 stock exchange rights for 728,461 shares of the Company's Common Stock. The transactions resulted in the following changes:

                              Common Stock                   $         7,285
                              Additional paid in capital           3,766,653
                              Stock exchange rights               (3,773,938)
                                                             $            --

                       On August 14, 1992, the Company, through Rio Properties, acquired an additional 3.25% of the Rio Partnership in exchange for 354,549 shares of the Company's Common Stock. On August 15, 1992, the Rio Partnership was merged into Rio Properties, with an additional 109,092 shares of Common Stock issued for the remaining 1% interests in the Rio Partnership. The summarized results of these transactions are as follows: (1) Rio
                       Properties now owns 100% of the assets and liabilities formerly held by the Rio Partnership;

                       (2) the Rio Partnership, as a result of its merger with Rio Properties, no longer exists; (3) Rio Properties is wholly owned by the Company; (4) the Company issued 463,641 shares of Common Stock to the former minority partners in the Rio Partnership; (5) MRPI and MRHC, which had previously held 27.90% and 67.85% ownership interests in the Rio Partnership, respectively, no longer hold such interests.

                  The transaction resulted in the following:

                             Value of stock issued (463,641
                              shares @ $6.75/share)             $ 3,129,577
                             Minority interests                  (1,877,067)
                             Premium paid                       $ 1,252,510

                  This premium was allocated  based on fair market values
                among  land,  building,  and  equipment,   furniture  and
                improvements.

                  The   Company   reclassified  $248,951  of  Rio  assets
                previously in equipment, furniture and improvements into other assets during the year ended December 31, 1992.

                  The  Company  reclassified   $160,443   of  Rio  assets
                previously in other assets into construction in progress during the year ended December 31, 1992.

                  Construction  in  progress  financed  through  payables
                totaled $74,369. Additional asset purchases financed through payables totaled $829,242. Costs of issuing Common Stock, financed through payables, totaled $91,750.

             4.   ACCOUNTS RECEIVABLE

                  Components of receivables are as follows:


                                                   JUNE 30,              DECEMBER 31,
                                                     1995            1994          1993
                                                 (UNAUDITED)

                    Casino                      $ 2,266,631       $ 2,082,871  $ 1,669,419
                    Hotel                         2,028,466         1,534,107    1,543,646
                    Other                            62,110            66,573       93,036
                                                  4,357,207         3,683,551    3,306,101
                    Less allowance for doubtful
                     accounts                      (640,968)         (479,135)    (379,363)
                                                $ 3,716,239       $ 3,204,416  $ 2,926,738

             5.   ACCRUED EXPENSES

                  Components of accrued expenses are as follows:


                                                   JUNE 30,               DECEMBER 31,
                                                     1995             1994          1993
                                                 (UNAUDITED)

                     Accrued salaries, wages
                      and related benefits       $ 6,222,250       $ 4,004,080  $ 3,300,004
                     Progressive slot machines
                      and other gaming
                      accruals                     1,104,379         2,033,406    1,971,251
                     Accrued gaming taxes          1,340,684         1,123,036      952,775
                     Other accrued liabilities       767,206           670,184      300,590
                                                 $ 9,434,519       $ 7,830,706  $ 6,524,620

             6.   LONG-TERM DEBT

                  Long-term debt consists of the following:


                                                   JUNE 30,               DECEMBER 31,
                                                     1995             1994            1993
                                                 (UNAUDITED)

                    Rio Bank Loan, originally a
                       $65 million revolving
                       credit facility, which
                       was amended to be a
                       $125 million revolving
                       credit facility
                       with interest equal to the
                       Eurodollar Rate or the
                       Base Rate, plus a margin.
                       The loan matures on June
                       30, 2001 and is
                       collateralized by a
                       first deed of trust on
                       the Rio's real property,
                       equipmentand improvements $90,000,000      $125,000,000    $65,000,000
                    Special Improvement
                       District assessment bonds,
                       payable over 10 years in
                       twenty substantially equal
                       semi-annual installments
                       of principal, plus 6.1%
                       interest.                     214,643           165,228        183,586
                    Other short-term financing
                       of certain insurance
                       premiums                           --            14,175             --
                                                  90,214,643       125,179,403     65,183,586
                      Less current maturities        (25,252)      (15,032,534)    (8,307,833)
                                                 $90,189,391      $110,146,869    $56,875,753

                  The  prime  interest  rates  quoted  by  the  Company's
             primary lenders at June 30, 1995 and December 31, 1994 were 9.00% and 8.50%, respectively.

                  At  June 30,  1995,  the  six month Eurodollar Rate was
             6.0625%.   The  margin  on  the  Company's  Eurodollar  Rate
             borrowings at June 30, 1995 was 1.75%.

                  On July 15, 1993, Rio Properties  entered  into the $65
             million Rio Bank Loan with a consortium of banks. The Rio Bank Loan was increased to an $85 million loan in April 1994 and increased to a $125 million loan in December 1994. The Rio Bank Loan is a revolving credit facility to be used for construction and working capital purposes.

                  The Rio Bank Loan matures  on  June 30, 2001, and bears
             interest on the outstanding principal amount at a rate per annum equal to the Eurodollar Rate or the Base Rate (as defined in the Rio Bank Loan) at the election of Rio Properties, plus a predetermined margin over the Eurodollar Rate or the Base Rate, as applicable. The Eurodollar Rate means an interest rate per annum determined pursuant to the following formula:

                    Eurodollar Rate   =       LIBOR
                                        -----------------
                                        1.00 - Eurodollar
                                        Reserve Percentage

                  The  Base  Rate  means  a rate per annum equal  to  the
             higher of the reference rate as it is publicly announced from time to time by Bank of America in San Francisco, or 0.50% per annum above the latest Federal Funds Rate. The Rio Bank Loan requires monthly payments of interest only and principal reductions of $15 million on December 31, 1995, $5 million on March 31, 1996 and $5 million every quarter thereafter until maturity. To reduce the risk from rate fluctuations, the Company has entered into an interest rate swap agreement in the amount of $20 million from September 30, 1994 through December 29, 1995 and $15 million from December 29, 1995 through June 28, 1996. In addition, in August 1994 the Company purchased a $40 million interest rate cap. The cap is effective on September 30, 1994, has a three year term, and provides for quarterly payments to the Company in the event that three-month LIBOR exceeds 7.00% on any quarterly reset date. The Company is exposed to credit risk in the event of non-performance by the counterparties. However, the Company does not anticipate non-performance by the counterparties. The Rio Bank Loan is secured by a first priority mortgage lien on the Rio and certain other real and personal property of Rio Properties and the Company. The Company is a guarantor of the Rio Bank Loan.

                  The Rio Bank Loan contains  certain customary financial
             covenants to which the Company is subject. Because of annual restrictions on capital expenditures by the Company contained in the Rio Bank Loan, any new significant capital improvements to the Rio will require the consent of the lenders.

                  The  revolving  credit feature of  the  Rio  Bank  Loan
             allows the Company to pay down and reborrow principal under the line of credit as the Company deems appropriate. The Company utilized this ability by reborrowing $10 million on June 30, 1995 and repaying $10 million on July 3, 1995. The Company also reborrowed $69 million on December 30, 1994 and repaid $69 million on January 3, 1995 under the terms of the Rio Bank Loan.

                  As of December  31,  1994,  annual  maturities of total
             notes and loans payable are as follows:

                       YEAR ENDING
                     December 31, 1995                         $15,032,534
                     December 31, 1996                          20,018,359
                     December 31, 1997                          20,018,359
                     December 31, 1998                          20,018,359
                     December 31, 1999                          20,018,359
                     Thereafter                                 30,073,433
                                                              $125,179,403

                  Based upon the present operations of  the Rio, internal
             projections of revenues and expenses, and other anticipated cash requirements of Rio Properties during 1995, the Company anticipates meeting required principal and interest payments under the Rio Bank Loan during 1995.

                  The   carrying   values   of  assets  included  in  the
             consolidated financial statements, which collateralize bank loans payable, are as follows:


                                        JUNE 30,               DECEMBER 31,
                                          1995              1994             1993
                                      (UNAUDITED)
             Building and
              improvements            $176,165,730      $137,005,432     $105,058,208
             Equipment, furniture and
              improvements              59,750,145        43,108,873       37,271,711
             Land and improvements      33,237,430        24,666,679       24,666,679
             Construction in progress    8,566,920        38,521,773        7,465,875
                                      $277,720,225      $243,302,757     $174,462,473


                  On  July 18, 1995, the Company issued  $100,000,000  10
             5/8% Senior Subordinated Notes Due 2005 (the "Subordinated Notes"). The net proceeds from the sale of the Subordinated Notes of approximately $96.8 million were used to reduce amounts outstanding under the Rio Bank Loan. (See Note 12). The Subordinated Notes mature July 15, 2005. The Subordinated Notes are unconditionally guaranteed on a senior subordinated basis by Rio Properties, Inc. The indenture governing the Subordinated Notes contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, pay dividends or make other distributions, make investments, repurchase subordinated obligations or capital stock, create certain liens (except, among others, liens securing Senior Indebtedness), enter into certain transactions with affiliates, sell assets of the Company or its subsidiaries, issue or sell subsidiary stock, create or permit to exist restrictions on distributions from subsidiaries, or enter into certain mergers and consolidations.

             7.   INCOME TAXES

                  In February 1992,  the  Financial  Accounting Standards
             Board issued SFAS 109 which supersedes previous pronouncements on accounting for income taxes and is effective for fiscal years commencing after December 15, 1992. The Company adopted SFAS 109 in the first quarter of 1993 by reporting the effect of SFAS 109 as a cumulative effect of a change in accounting principle and not restating prior periods. The effect of SFAS 109 recorded in January 1993 decreased net income as a non-cash, non-recurring cumulative effect of a change in accounting principle by an amount totaling $776,888. It also reduced paid-in capital by an amount totaling $823,152. This amount was charged directly against equity because it reflects the tax effect of SFAS 109 as it related to the gain on sale of assets to affiliates of the Company's largest stockholder in December 1991, which was also recorded directly to equity.

                  The federal income tax provisions  for  the years ended
             December 31, 1994 and 1993 consist of the following:
                                                        1994           1993
          Provision before tax rate change and
            extraordinary items                    $9,178,023      $6,671,872
          Additional provision due to tax rate
            change (see below)                             __         113,433
          Provision before extraordinary item       9,178,023       6,785,305
          Income tax benefit from extraordinary
            loss on early retirement of debt               __        (130,700)
               Total Income Tax Provision          $9,178,023      $6,654,605

                  The  federal income tax provisions for the  six  months
             ended June 30, 1995 and 1994 were $5,632,815 and $4,949,632, respectively.

                  The Revenue  Reconciliation  Act  of  1993  raised  the
             Corporate Income Tax Rate from 34% to 35%, retroactively to January 1, 1993. In accordance with the requirements of SFAS 109, the deferred income tax assets and liabilities were adjusted accordingly, resulting in a charge against income in the amount of $113,433.

                  The   following   schedule   reconciles  the  Company's
             effective tax rate to the statutory rate for the year ended December 31:


                                                  1994       1993      1992
              Statutory rate                      35.0 %     35.0%      34.0%
              Depreciation on premium allocated
                in Rio Partnership exchange        0.5 %      0.7%       1.2%
              Disallowance for tax purposes of
                certain meals, travel and
                entertainment expenses             1.2 %      0.4%        --
              Other                              ( 0.2)%       --         --
                Effective Rate                    36.5 %     36.1%      35.2%


                  For  the  six  months  ended  June 30, a reconciliation
             between the statutory rate and effective rate is as follows:

                                                      1995      1994
                                                        (Unaudited)
                   Statutory rate                     35.0%      35.0%
                   Depreciation on premium allocated
                     in Rio Partnership exchange       0.4%       0.4%

                   Disallowance for tax purposes of
                     certain meals, travel and
                     entertainment expenses            1.7%       1.1%
                   Other                               0.3%     (0.4)%
                     Effective Rate                   37.4%      36.1%


                  During  1994,  the  Company  utilized   all   remaining
             alternative minimum tax credit carryforwards.

                  The  Company's  deferred  tax  assets (liabilities)  at
             June 30, 1995 consisted of the following:

                                               CURRENT       NON-CURRENT
                                                    (Unaudited)
                   Depreciation and
                     amortization                     --     $(8,933,156)
                   Deferred employee benefit    $391,927              --
                   Bad debt expense              224,339              --
                   Other deferred tax assets,
                     net                          34,231         101,083
                                                $650,497     $(8,832,073)



                  The  Company's  deferred  tax assets  (liabilities)  at
             December 31, 1994 consisted of the following:

                                               CURRENT       NON-CURRENT
                   Depreciation and
                     amortization                     --     $(7,613,359)
                   Deferred employee benefit    $391,927              --
                   Bad debt expense              136,105              --
                   Other deferred tax assets,
                     net                          34,231         101,082
                                                $562,263     $(7,512,277)



                  The  Company's  deferred tax  assets  (liabilities)  at
             December 31, 1993 consisted of the following:

                                            CURRENT          NON-CURRENT
   Depreciation and amortization                 --         $(6,231,735)


   Alternative Minimum Tax ("AMT")
     credit carryforwards                $  868,160                  --

   Partnership syndication fees                  --             234,779

   Deferred employee benefit                373,273                  --

   Bad debt expense                         132,777                  --

   Other deferred tax assets, net            28,982             177,780

                                         $1,403,192         $(5,819,176)

                  The current portion  of  the Company's net deferred tax
             assets is included on the Consolidated Balance Sheet under the heading "Prepaid Expenses and Other Current Assets."

                  The Company has determined that it is probable that the
             full amount of the tax benefit from the deferred tax assets will be realized and therefore, has not recorded a valuation allowance to reduce the carrying value of the deferred tax assets.

                  Prior to  1993,  the Company accounted for income taxes
             in accordance with APB 11. The provision for income taxes for the year ended December 31, 1992 is as follows:

                                                                    1992

                  Provision before extraordinary item           $(2,995,628)
                  Extraordinary credit carryforward of
                    prior years' loss                               793,511

                  Net provision                                 $(2,202,117)



             8.   COMMITMENTS AND CONTINGENCIES

                  In  connection  with  the  bank  loan  agreements,  the
             Company has entered into agreements with certain key stockholders, directors and executive officers to facilitate borrowings by the Company. These individuals personally guaranteed the previous bank loan made to Rio Properties in exchange for compensation of $1,250,000 upon the satisfaction of certain terms and conditions. The first potential payment obligation of the Company of $250,000 commenced with the fiscal year ended December 31, 1990 and continued to December 31, 1994, with a two-year extension provision. No amounts were due or paid arising out of the years ended December 31, 1990 or 1991. The Company made $250,000 payments in each of the three years ended December 31, 1994, 1993, and 1992. The Company has not made any payments during the six months ended June 30, 1995 but has accrued $125,000 at June 30, 1995 and anticipates paying the entire balance on or before December 31, 1996. Because the personal guaranties under the former bank loan have been replaced under the Rio Bank Loan with provisions that trigger events of default should the Company's Chief Executive Officer voluntarily allow his stockholdings in the Company to fall below 10% or that of another holder or if the Company's Chief Executive Officer or Chief Operating Officer cease for a period of 30 consecutive days to hold their respective executive officer positions, the agreement with the guarantors has been amended to terminate the guarantor payments in the event that said events of default are triggered by voluntary act of the respective guarantors.

                  Effective  January 1, 1991, Rio Properties maintains an
             employee profit sharing plan for all employees who have accredited service. Contributions to the plan are discretionary and cannot exceed amounts permitted under the Internal Revenue Code. Contributions of $110,999, $101,429, $215,039, $109,701, and $69,113 have been authorized and charged to income for the six months ended June 30, 1995 and 1994 and for the years ended December 31, 1994, 1993, and 1992, respectively.

                  In  the  normal  course  of  business,  the  Company is
             involved with various negotiations and legal matters. In addition, Rio Properties is a potential defendant in various personal injury allegations. Management is of the opinion that the effect of these matters is not material to the consolidated financial statements.


             9.   STOCKHOLDERS' EQUITY

                  COMMON STOCK

                  During the six  months ended June 30, 1995, the Company
             issued 108,700 shares of Common Stock at exercise prices ranging from $3.00 per share to $14.25 per share pursuant to options previously granted under the Company's NSOP (see below).

                  During  the  fourth  quarter  of  1994,  the  Board  of
             Directors authorized the Company to make discretionary repurchases of up to 2 million shares of its Common Stock from time to time in the open market or otherwise. During the six months ended June 30, 1995, the Company repurchased 138,500 shares of its Common Stock at a total cost of $1.6 million. These shares of Common Stock were retired.

                  During  1994,  the  Company  issued  223,550  shares of
             Common Stock at exercise prices ranging from $3.00 per share to $15.625 per share pursuant to options previously granted under the Company's NSOP (see below).

                  On  November 24,  1993,  the  Company  sold in a public
             offering 2,300,000 shares of Common Stock at a net price per share of $13.60. The proceeds from the sale were received in November 1993.

                  During  1993,  the  Company  issued 247,000  shares  of
             Common Stock at exercise prices ranging from $3.00 per share to $6.00 per share pursuant to options previously granted under the Company's NSOP (see below).

                  On  November 24,  1992,  the  Company  sold in a public
             offering 3,737,500 shares of Common Stock at a net price per share of $7.98. The proceeds from the sale were received in December 1992.

                  On  August 15, 1992, the Company issued 463,641  shares
             of Common Stock to the partners in the Rio Partnership in exchange for 4.25% of the Rio Partnership (Note 3).

                  During 1992, the Company issued 55,400 shares of Common
             Stock at exercise prices ranging from $3.00 per share to $5.00 per share pursuant to options previously granted under the Company's NSOP (see below).

                  STOCK OPTIONS

                  Key  officers and employees are eligible to participate
             in the Company's NSOP. As of June 30, 1995, 2,637,500 shares were available for issuance pursuant to options granted under the NSOP and 2,588,500 options had been granted at exercise prices ranging from $3.00 to $15.625 per share. As of June 30, 1995, 614,650 options had been exercised and 247,300 options had been forfeited, resulting in 1,726,550 options outstanding.

                  The  NSOP  will terminate July 8, 1997, subject to  the
             right of the Board of Directors to terminate the NSOP prior thereto.

                  On May 16, 1995, the Company's stockholders amended the
             1991 Directors' Stock Option Plan under which options to purchase up to 200,000 shares of Common Stock may be granted to non-employee directors. The option exercise price is 100% of the fair market value of the Common Stock on the date of grant. As of June 30, 1995, 108,000 options had been granted at exercise prices ranging from $3.00 per share to $16.625 per share. As of June 30, 1995, 20,000 options had been exercised and 2,000 options had been forfeited, resulting in 86,000 options outstanding.

                  STOCK EXCHANGE RIGHTS

                  On September 28, 1990,  MRHC issued 6,638,214 shares of
             preferred stock (the "Stock Exchange Rights") in exchange for 60.85 Rio Partnership Units. These Stock Exchange Rights permitted the exchange for the Company Common Stock on a one-for-one basis after March 28, 1991, and the Company could have required exchange any time on or after December 31, 1999. In connection with this transaction, the Company paid $13,681,286 of costs in excess of recorded minority interests for the Rio Partnership Units. All costs were allocated to assets based on fair market values; however, the costs in excess of recorded minority interests paid to related parties were not recorded. As of December 31, 1992, all 6,638,214 Stock Exchange Rights had been exchanged for the Company's Common Stock. The Company has reflected the cost of the issuance of the Stock Exchange Rights in its stockholders' equity.


             10.  RELATED PARTY TRANSACTIONS

                  The Company has contracted with  two  affiliates of the
             Company's largest stockholder for the design and construction of an addition of 144 suites (the "Phase IV Expansion") for a total of $18,848,258. As of June 30, 1995, the Company had capitalized $3,257,580 in connection with these contracts. As of June 30, 1995, $3,410,631 had been accrued in connection with these construction and design contracts.

                  The Company has contracted with two  affiliates  of the
             Company's largest stockholder for the design and construction of a 21-story hotel tower containing 549 suites (the "Phase III Expansion") for a total of $64,166,368. As of June 30, 1995, the Company had capitalized $56,484,126 in connection with these contracts. As of June 30, 1995,
             $642,071 had been accrued in connection with these construction and design contracts.

                  In 1993, the Company contracted  with two affiliates of
             the Company's largest stockholder for the design and construction of a 21-story hotel tower containing 437 suites (the "Phase II Expansion") and an expansion of the Rio's public area (the "Eastside Expansion"). The two contracts were in amounts not to exceed $57,557,093. Amounts capitalized in connection with these contracts totaled $50,193,919. As of December 31, 1993, $7,189,042 had been accrued in connection with these construction and design contracts. As of December 31, 1994, all amounts due in connection with these contracts had been capitalized and paid.

                  On  July 1,  1992, the Company entered  into  contracts
             with two affiliates of the Company's largest stockholder in an amount not to exceed $6,107,571 for the design and construction of an addition to the Rio's buffet restaurant, as well as expansion of casino space and addition of a lounge. As of December 31, 1992, $5,605,540 had been capitalized in connection with these contracts. As of December 31, 1992, $984,195 had been accrued in connection with these contracts. As of December 31, 1993, all amounts due in connection with these contracts had been capitalized and paid.

                  In December 1991, the Company  sold non-Rio real estate
             to an affiliate of the Company's largest stockholder. In April 1994, the affiliated entity sold the real estate to a non-related party. Pursuant to the terms of the sales agreement, the Company was entitled to a portion of the sales proceeds which equaled $966,510, net of expenses.

                  The Company entered into consulting contracts  with  an
             affiliated entity to provide real estate, financial and supervisory services through April 30, 1992. The contract was terminated three months early, on January 31, 1992, by mutual agreement of the parties. Revenues earned thereunder during the first six months of 1995 and 1994 and the years ended December 31, 1994, 1993, and 1992 were $0, $0, $0, $0, and $100,000, respectively.

                  The Company reimbursed an affiliate  of  the  Company's
             largest stockholder for certain expenses advanced on behalf of or supplied to the Company during the years ended December 31, 1993 and December 31, 1992 of approximately $162,425 and $121,000, respectively. Nominal amounts were paid by the Company to the affiliate for similar purposes during 1994 and the first six months of 1995. Such amounts were generally billed to the Company at the affiliate's cost.

                  Two director/officers  of  the  Company  are associated
             with affiliated entities which render various architectural and construction services for the Company. The Company paid these entities, in the aggregate, approximately $25,339,356, $17,205,720, $50,416,348, $44,567,088 and $5,669,743 during the first six months of 1995 and 1994 and the years ended December 31, 1994, 1993, and 1992, respectively, for their services.

                  Entities  in  which  a  director  of the Company is the
             principal stockholder and the executive officer received commissions from the Company totaling approximately $65,000, $60,000, $124,912, $90,325 and $79,000 for the first six months of 1995 and 1994 and the years ended December 31, 1994, 1993, and 1992, respectively, arising out of the acquisition of various insurance coverage by the Company.

                  The Company  believes  that  the transactions described
             above are on terms at least as favorable as would have been obtained from non-related parties.


             11.  MARCOR RESORTS, L.P. V (THE RIO PARTNERSHIP)

                  During  the  year  ended February 28, 1989,  a  limited
             partnership (known as MarCor Resorts, L.P. V, a Nevada limited partnership) was formed. Until its merger into Rio Properties on August 15, 1992, the Rio Partnership was included in the consolidated financial statements of the Company. The Company obtained a 34.4% general partnership interest in the Rio Partnership in exchange for land, cash and certain other assets with a collective value of $13,760,000. The exchange resulted in a deferred gain to the Company of $1,608,274. Subsequently, the Company acquired an additional 0.5% limited partnership interest.

                  On September 28, 1990, MarCor Rio Holding Corp.  issued
             6,638,214 stock exchange rights in exchange for 60.85 Rio Partnership Units, increasing the Company's total investment in the Rio Partnership to 95.75%. As a result of this transaction, certain related party rules came into effect, thereby requiring the reversal of the deferred gain of $1,608,274 recorded upon initial capitalization of the partnership.

                  On August 15, 1992, the Rio Partnership merged with Rio
             Properties (Note 3), resulting in the Company owning 100% of the net assets formerly held by the Rio Partnership. As a result of the merger, the Rio Partnership ceased to exist.

             12.  DEBT GUARANTEE

                  Summarized financial  information is provided below for
             Rio Properties, Inc. (the "Guarantor"), the Company's principal operating subsidiary, as sole guarantor to the Company's $100,000,000 10 5/8% Senior Subordinated Notes Due 2005. The Senior Subordinated Notes are unconditionally guaranteed by the Guarantor and are subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company's subsidiaries.


                                              SIX MONTHS ENDED
                                                 JUNE 30,                            FOR THE YEAR ENDED DECEMBER 31,
                                          1995              1994               1994              1993             1992
                                       (UNAUDITED)       (UNAUDITED)


             Current Assets             $ 30,004,746      $ 72,311,313       $ 85,120,465      $ 62,303,414    $ 46,360,823
             Non-Current Assets          227,410,835       156,687,156        199,788,372       138,644,090      87,337,089
             Current Liabilities          27,462,973        20,891,194         44,662,313        29,292,301      10,660,847
             Non-Current Liabilities      90,189,391        85,165,228        110,146,869        56,875,753      50,906,000
             Revenues                     91,784,455        70,217,144        146,299,304       109,981,585      82,475,164
             Operating Profit             17,753,071        13,566,308         25,726,349        20,265,334      13,008,251
             Income before income
               taxes                      15,073,420        12,761,362         23,925,361        18,107,197       9,394,460
             Net Income                    9,601,860         8,085,105         15,174,014        10,745,469       8,940,543


                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


             ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 78.751 of Chapter 78 of the Nevada Revised Statutes and Article XII of the Company's Articles of
             Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

                  The Company's Articles of Incorporation and Bylaws also
             provide that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or part director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company presently has directors' and officers' liability insurance in effect.


             ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                     (A)  EXHIBITS

                      Exhibit
             NUMBER        DESCRIPTION

             1.01 Purchase Agreement dated July 18, 1995 by Rio Hotel & Casino, Inc. and confirmed and accepted by Salomon Brothers Inc. for itself and on behalf of Montgomery Securities is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 8-K dated July 18, 1995, Item 7, Exhibit 4.1.

             4.01 Amended and Restated Articles of Incorporation of Rio Hotel & Casino, Inc. filed July 19, 1994, are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-Q for the Quarter Ended June 30, 1994, Part II, Item 6(a), Exhibit 4.01.

             4.02 Amended and Restated Bylaws of Rio Hotel & Casino, Inc., certified March 3, 1993, are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1992,
                    Part IV, Item 14, Exhibit 4.02.

             4.03 Specimen common stock certificate for the common stock of Rio Hotel & Casino, Inc. is incorporated herein by reference from the Company's Registration Statement on Form S-3 filed on August 24, 1992, File No. 33-51092,
                    Part II, Item 16, Exhibit 4.01.

             4.04 Agreement and Plan of Exchange by and between Rio Hotel & Casino, Inc., a Nevada corporation, and Rio Properties, Inc., a Nevada corporation, dated August 14, 1992, is incorporated herein by reference from the Company's Registration Statement on Form S-3 filed on August 24, 1992, File No. 33-51092, Part II, Item 16, Exhibit 2.01.

             4.05 Form of Subscription and Exchange Agreement between Rio Properties, Inc., MarCor Resorts, Inc., and subscriber is incorporated herein by reference from the Company's Registration Statement on Form S-3 filed on August 24, 1992, File No. 33-51092, Part II, Item 16, Exhibit 2.02.

             4.06 Rio Hotel & Casino, Inc. Non-Statutory Stock Option Plan, as amended September 5, 1991, as amended February 28, 1992 (to reflect change in Company name) and as amended June 22, 1993, is incorporated herein by reference from the Company's Registration Statement on Form S-8 filed on October 5, 1993, File No. 33-38752 , Part II, Item 8,
                    Exhibit 4.04.

             4.07 Rio Hotel & Casino, Inc. Directors' Stock Option Plan As Amended February 28, 1992 (to reflect change in Company name only) is incorporated herein by reference from the Company's (SEC File No. 2- 88147) Report on Form 10-K for the Year Ended December 31, 1991, Part IV, Item 14(c),
                    Exhibit 4.07.

             4.08 Rio Suite Hotel & Casino Employee Retirement Savings Plan Trust Agreement dated February 11, 1991; First Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated March 20, 1992, effective April 1, 1992; Second Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated March 20, 1992, effective April 1, 1992; Third Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated December 14, 1992, effective August 15, 1992, and Rio Suite Hotel & Casino Employee Retirement Savings Plan, Participant Loan Program dated March 19, 1992 are incorporated herein by reference from the Company's Registration Statement on Form S-8, filed January 8, 1993, File No. 33-56860, Part II, Item 8, Exhibit 4.11; Rio Suite Hotel & Casino Employment Retirement Savings Plan dated February 21, 1991 is incorporated herein by reference from the Company's Registration Statement on Form S-8, Amendment No. 1, filed February 3, 1993, File No. 33-56860, Part II, Item 8, Exhibit 4.11; Fourth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated April 30, 1993, effective July 1, 1993; Fifth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated August 17, 1993, effective July 1, 1993; Sixth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated October 27, 1993, effective October 25, 1993; Seventh Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan Trust Agreement dated and effective December 16, 1993; and Eighth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated May 3, 1994, effective May 1, 1994 are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-Q for the Quarter Ended June 30, 1994, Part II, Item 6(a), Exhibit 4.03; Ninth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated August 26, 1994, effective August 25, 1994; Tenth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated and effective January 1, 1995; and Eleventh Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated and effective January 12, 1995 are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 4.08.

             4.09 Rio Hotel & Casino, Inc. 1995 Long-Term Incentive Plan, as adopted January 16, 1995 is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1994,
                    Part IV, Item 14(c), Exhibit 4.09.

             4.10 Credit Agreement among Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, as Lenders, and Rio Properties, Inc., as Borrower, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America National Trust and Savings Association, in the amount of $9,692,307.70 dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America Nevada, in the amount of $3,230,769.23, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of Societe Generale, in the amount of $6,461,538.46, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of NBD Bank, N.A., in the amount of $6,461,538.46, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of First Security Bank of Idaho, N.A., in the amount of $6,461,538.46, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of First Interstate Bank of Nevada, N.A., in the amount of $6,461,538.46, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of U.S. Bank of Nevada, in the amount of $3,230,769.23, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America National Trust and Savings Association, in the amount of $5,307,692.30 dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America Nevada, in the amount of $1,769,230.77, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of First

                    Interstate Bank of Nevada, N.A., in the amount of $3,538,461.54, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of First Security Bank of Idaho, N.A., in the amount of $3,538,461.54, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of NBD Bank, N.A., in the amount of $3,538,461.54, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of Societe Generale, in the amount of $3,538,461.54, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of U.S. Bank of Nevada, in the amount of $1,769,230.77, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America National Trust and Savings Association, in the amount of $15,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America Nevada, in the amount of $5,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of First Interstate Bank of Nevada, N.A., in the amount of $10,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of First Interstate Bank of Idaho, N.A., in the amount of $10,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of NBD Bank, N.A., in the amount of $10,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of Societe Generale, in the amount of $10,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of U.S. Bank of Nevada, in the amount of $5,000,000, dated July 15, 1993; Security Agreement executed by Rio Properties, Inc., as Debtor, in favor of Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, as Secured Party, dated July 15, 1993; Construction Deed of Trust With Assignment of Rents and Fixture Filing among Rio Properties, Inc., as Trustor, Equitable Deed Company, as Trustee, and Bank of America National Trust and Savings Association, as agent for itself and the other financial institutions, as Beneficiary, dated July 15, 1993; Unsecured Indemnity Agreement executed by Rio Properties, Inc., as Indemnitor, in favor of Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, dated July 15, 1993; Guaranty executed by Rio Hotel & Casino, Inc., as Guarantor, in favor of Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, as Guaranteed Parties, dated July 15, 1993; and, Parent Guarantor Security Agreement by Rio Hotel & Casino, Inc., as Debtor, in favor of Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, as Secured Party, dated July 15, 1993 are incorporated by reference from the Company's (SEC File No. 2-88147) Report on Form 8-K dated July 15, 1993, Item 7(c), Exhibit 28.01; First Amendment to Credit Agreement dated as of October 25, 1993 and Second Amendment and Waiver to Credit Agreement dated as of November 8, 1993 among Rio Properties, Inc., Bank of America National Trust and Savings Association, Bank of America Nevada, First Interstate Bank of Nevada, First Security Bank of Idaho, N.A., NBD Bank, N.A., Societe Generale, and U.S. Bank of Nevada are incorporated by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 4.09.

             4.11 Third Amendment to Credit Agreement dated as of April 15, 1994 among Rio Properties, Inc., Bank of America National Trust and Savings Association, as Agent and as a Bank, Bank of America, Nevada, First Interstate Bank of Nevada, First Security Bank of Idaho, N.A, NBD Bank, N.A., Societe Generale, and U.S. Bank of Nevada; Memorandum of Amendments to Credit Agreement and Amendment to Construction Deed of Trust with Assignment of Rents and Fixture Filing dated as of May 9, 1994 by Rio Properties, Inc. and Bank of America National Trust and Savings Association are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-Q for the Quarter Ended June 30, 1994, Part II, Item 6(a), Exhibit No. 4.02; and Fourth Amendment to Credit Agreement among Rio Properties, Inc., as Borrower, and Bank of America National Trust and Savings Association, First Interstate Bank of Nevada, First Security Bank of Idaho, N.A., NBD Bank, N.A., Societe Generale, Bank of America, Nevada, U.S. Bank of Nevada, Bank of Scotland and Midlantic Bank, N.A., as Lenders; and Second Memorandum of Amendment to Credit Agreement and Amendment to Construction Deed of Trust with Assignment of Rents and Fixture Filing between Borrower and Bank of America National Trust and Savings Association, as agent for Lenders, dated December 16, 1994 are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 8-K dated December 16, 1994, Item 7(c),
                    Exhibit 10.01; Fifth Amendment to Credit Agreement dated as of March 20, 1995, among Rio Properties, Inc., Bank of America National Trust and Savings Association, as Agent and as a Bank, First Interstate Bank of Nevada, First

                    Security Bank of Idaho, N.A., NBD Bank, N.A., Societe Generale, Bank of America Nevada, U.S. Bank of Nevada, Bank of Scotland and Midlantic Bank, N.A., as Banks, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.09; Sixth Amendment to Credit Agreement dated as of July 31, 1995 among Rio Properties, Inc., Bank of America National Trust and Savings Association, as Agent and as a Bank, and First Interstate Bank of Nevada, First Security Bank of Idaho, N.A., NBD Bank, Societe Generale, Bank of America Nevada, U.S. Bank of Nevada, Bank of Scotland, Midlantic Bank, N.A., and Bank of Hawaii, as Banks, to be filed by amendment.

             4.12 Indenture dated as of July 21, 1995, among Rio Hotel & Casino, Inc., Rio Properties, Inc. and IBJ Schroder Bank & Trust Company for the Company's 10 5/8% Senior Subordinated Notes Due 2005 is incorporated herein by reference in the Company's (SEC File No. 0-13760) Report on Form 8-K dated July 18, 1995, Item 7, Exhibit 4.3.

             4.13 Registration Agreement dated July 18, 1995 by Rio Hotel & Casino, Inc. and accepted July 18, 1995 by Salomon Brothers Inc. and Montgomery Securities is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 8-K dated July 18, 1995, Item 7,
                    Exhibit 4.2.

             4.14 Form of Letter of Transmittal to IBJ Schroder Bank & Trust Company as Exchange Agent for exchange of 10 5/8% Senior Subordinated Notes Due 2005.

             5.01 Opinion and Consent of Kummer Kaempfer Bonner & Renshaw as to the legality of securities being registered, to be filed by amendment.

             10.01 Agreement by and among MarCor Resorts Inc., Marnell Corrao, Inc., Marnell Corrao Associates, Inc., MarCor Partnership, The Anthony A. Marnell II Revocable Living Trust dated June 16, 1982, Anthony A. Marnell II, Sandra
                    J. Marnell, Barrett Family Revocable Living Trust dated December 18, 1981, James A. Barrett, Jr. and Maureen M. Barrett dated February 22, 1989, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.01; First Amendment to Agreement dated October 25, 1993 by and among Rio Hotel & Casino, Inc., and Marnell Corrao, Inc., Marnell Corrao Associates, Inc., MarCor Partnership, Anthony A. Marnell II, Barrett Family Revocable Living Trust dated December 18, 1981, James A. Barrett, Jr. and Maureen M. Barrett incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 10.01

             10.02 Agreement of Purchase and Sale by and among MarCor Resorts, Inc., MarCor Resort Properties, Inc., MarCor Development Company, Inc., MarCor Resorts, L.P.V and
                    Focus 2000, Inc., entered into December 30, 1991; Agreement to Assume and Hold Harmless Note entered into by and among MarCor Development Company, Inc. and Focus 2000, Inc. on December 30, 1991; are incorporated herein by reference from the Company's (SEC File No. 2-88147) Report on Form 8-K dated December 30, 1991, Item 7(c),
                    Exhibit 2.01.

             10.03 Completion Guaranty dated November 20, 1992, by and among Rio Properties, Inc. and Marnell Corrao, Inc., Marnell Corrao Associates, Inc., MarCor Partnership, Focus 2000, Inc., The Anthony A. Marnell II Revocable Living Trust dated June 16, 1982, Anthony A. Marnell II, Barrett Family Revocable Living Trust dated December 18, 1981, and James A. Barrett, Jr. and Maureen M. Barrett, husband and wife, collectively as Guarantors is incorporated herein by reference from the Company's Registration Statement on Form S-2, Pre-Effective Amendment No. 2, filed November 23, 1992, File No. 33-53758, Part II, Item 16, Exhibit 10.13.

             10.04 Memorandum of Understanding dated as of June 30, 1992, by and among MarCor Resorts, L.P. V, Focus 2000, Inc., and Anthony A. Marnell II and James A. Barrett, Jr. is incorporated herein by reference from the Company's Registration Statement on Form S-2, Pre-Effective Amendment No. 2, filed November 23, 1992, File No. 33-53758, Part II, Item 16, Exhibit 10.14.

             10.05 Interest Rate and Currency Exchange Agreement dated as of July 28, 1993 between Rio Properties, Inc. and Bank of America National Trust and Savings Association is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 10.11.

             10.06 Architectural Agreement entered into as of February 25, 1994 between Rio Hotel & Casino, Inc., as Owner, and Anthony A. Marnell II, Chartered, as Architect, is incorporated herein by reference from the Company's (SEC File No. 0-13760), Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 10.12.

             10.07 Building Contract entered into as of February 25, 1994 between Marnell Corrao Associates, Inc., as General Contractor, and Rio Properties, Inc., as Owner, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 10.13.

             10.08 Architectural Agreement entered into as of February 9, 1995 between Rio Hotel & Casino, Inc., as Owner, and Anthony A. Marnell, Chartered, as Architect, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.08.

             10.09 Building Contract entered into as of February 27, 1995 between Marnell Corrao Associates, Inc., as General Contractor, and Rio Properties, Inc., as Owner, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.09.

             10.10 Real Estate Purchase and Sale Agreement entered into as of January 25, 1995 between Focus 2000, Inc., as Seller, and Rio Properties, Inc., as Buyer, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.10.

             10.11 Exchange Agreement entered into as of January 6, 1995 between Allied Building Materials, Cinderlane, Inc., and Rio Hotel & Casino, Inc. is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.11.

             10.12 Letter Agreement regarding Rate Cap Transaction dated August 11, 1994 between Bank of America National Trust and Savings Association and Rio Properties, Inc. is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.12.

             12.01  Computation of Ratios of Earnings to Fixed Charges.

             21.01  List of the Company's subsidiaries.

             23.01 Consent of Kummer Kaempfer Bonner & Renshaw is contained in Exhibit 5.01

             23.02  Consent of Arthur Andersen LLP.

             24.01 Power of Attorney concerning Rio Hotel & Casino, Inc. is included on p. II-8.

             24.02 Power of Attorney concerning Rio Properties, Inc. is included on p. II -9.

             25.01  Statement of Eligibility of Trustee on Form T-1.

                     (B)  FINANCIAL STATEMENT SCHEDULES

                       Included   in   Part   II   of  this  Registration
                       Statement:

                       Schedule III - Condensed Financial Information of Registrant

                       Other Schedules are omitted because of the absence of conditions under which they are required or because the required information is given in the financial statements or notes thereto.

             ITEM 22.  UNDERTAKINGS

                  The undersigned registrants hereby undertake:

                  Insofar as indemnification for liability arising  under
             the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  The undersigned registrants hereby undertake that:

                   (1) For purposes of determining  any  liability  under
                  the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                   (2) For the purpose of determining any liability under
                  the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned registrants hereby  undertake that, for
             purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned registrants hereby undertake to respond
             to  requests  for   information   that  is  incorporated  by
             reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  The undersigned registrants hereby undertake to deliver
             or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on August 24, 1995.

                                        RIO HOTEL & CASINO, INC.



                                        /s/ James A. Barrett, Jr.
                                        James A. Barrett, Jr.
                                        President, Chief Operating Officer
                                        and Director

          The undersigned Directors and Officers of Rio Hotel & Casino, Inc. hereby appoint James A. Barrett, Jr. or Harlan D. Braaten as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                   TITLE                DATE



              /s/ Anthony A. Marnell II     Chairman of the       August 8, 1995
              Anthony A. Marnell II          Board of
                                             Directors and
                                             Chief Executive
                                             Officer
                                             (Principal
                                             Executive
                                             Officer)


              /s/ James A. Barrett, Jr.     President, Chief     August 24, 1995
              James A. Barrett, Jr.          Operating Officer
                                             and Director


              /s/ Harlan D. Braaten         Senior Vice          August 24, 1995
              Harlan D. Braaten              President,
                                             Treasurer and
                                             Chief Financial
                                             Officer
                                             (Principal
                                             Financial and
                                             Accounting
                                             Officer)


              /s/ John A. Stuart            Director             August 24, 1995
              John A. Stuart


              /s/ Thomas Y. Hartley         Director             August 24, 1995
              Thomas Y. Hartley


              /s/ Peter M. Thomas           Director             August 24, 1995
              Peter M. Thomas

                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on August 24, 1995.

                                        RIO PROPERTIES, INC.



                                        /s/ James A. Barrett, Jr.
                                        James A. Barrett, Jr.
                                        President, Chief Operating Officer
                                        and Director

          The undersigned Directors and Officers of Rio Properties, Inc. hereby appoint James A. Barrett, Jr. or Harlan D. Braaten as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
                 SIGNATURE                     TITLE                 DATE



           /s/ Anthony A. Marnell II      Chairman of the        August 24, 1995
           Anthony A. Marnell II           Board of Directors
                                           and (Principal
                                           Executive Officer)


           /s/ James A. Barrett, Jr.      President and          August 24, 1995
           James A. Barrett, Jr.           Director


           /s/ Harlan D. Braaten          Senior Vice            August 15, 1995
           Harlan D. Braaten               President,
                                           Treasurer and Chief
                                           Financial Officer
                                           (Principal
                                           Financial and
                                           Accounting Officer)


           /s/ John A. Stuart             Director               August 24, 1995
           John A. Stuart


           /s/ Thomas Y. Hartley          Director               August 24, 1995
           Thomas Y. Hartley


           /s/ Peter M. Thomas            Director               August 24, 1995
           Peter M. Thomas

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE



          To the Board of Directors of Rio Hotel & Casino, Inc.:


          We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Rio Hotel & Casino, Inc., included elsewhere in this Registration Statement and have issued our report thereon dated January 25, 1995. Our report on the consolidated financial statements includes an explanatory paragraph with respect to the change in the method of accounting for income taxes discussed in Note 7 to the consolidated financial statements. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The financial statement schedule listed in
          Item 21b is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                             ARTHUR ANDERSEN LLP


          Las Vegas, Nevada
          January 25, 1995

                                    SCHEDULE III


                    CONDENSED FINANCIAL INFORMATION OF REGISTRANT


          RIO HOTEL & CASINO, INC. - BALANCE SHEETS
                                                               DECEMBER 31
                                                           1994            1993
                            ASSETS
          Current assets:
            Cash and cash equivalents                  $     35,635    $    229,442
            Accounts receivable from affiliates           3,214,304       1,151,300
               Total current assets                       3,249,939       1,380,742
          Other assets:
            Investments in subsidiaries                 153,227,263     137,834,206
            Other, net                                    1,938,022       1,051,890
                                                        155,165,285     138,886,096
                                                       $158,415,224    $140,266,838

             LIABILITIES AND STOCKHOLDERS' EQUITY
          Current liabilities:
            Accounts payable                           $         --    $     25,000
               Total current liabilities                         --          25,000
          Non-current liabilities due to subsidiaries    10,576,057      10,403,357
          Stockholders' equity
            Common Stock, $0.01 par value; 100,000,000
               shares authorized
               (1994); 50,000,000 shares authorized
               (1993); 21,371,346  (1994) and
               21,147,796 (1993) shares
               issued and outstanding                       213,714         211,478
            Additional paid-in capital                  117,214,582     115,182,541
            Retained earnings                            30,410,871      14,444,462
            Total stockholders' equity                  147,839,167     129,838,481
                                                       $158,415,224    $140,266,838

        RIO HOTEL & CASINO, INC. - STATEMENTS OF INCOME

                                            FOR THE YEAR ENDED DECEMBER 31,
                                         1994             1993            1992
      Revenues:
        Management and service fees  $        --       $        --      $  100,000
        Interest income                    2,537             6,724       1,269,379
        Other revenues                   966,510           393,537         943,601
        Subsidiary earnings           15,267,612        10,592,688       5,012,681
                                      16,236,659        10,992,949       7,325,661

      Costs and Expenses
        General and administrative       270,250           343,557         915,913
        Depreciation and
          amortization                        --                --           5,952
        Interest expense                      --                --           4,281
        Other income and expenses             --                --          91,616
                                         270,250           343,557       1,017,762
          Net income                 $15,966,409       $10,649,392      $6,307,899


          RIO HOTEL & CASINO, INC. - STATEMENTS OF CASH FLOWS

                                                YEAR ENDED DECEMBER 31,
                                          1994             1993           1992

      Cash flows from operating
        activities:
        Net Income                   $  15,966,409    $  10,649,392  $   6,307,899

        Adjustments to reconcile net
          income to net cash
          provided by (used in)
          operating activities:
        Earnings from subsidiary
          investments                  (15,267,612)     (10,592,688)    (5,012,681)
        Depreciation and
          amortization                          --               --          5,952
        Gain on sale of equipment,
          furniture and
          improvements                          --               --         (4,784)
        (Increase) decrease in
          assets:
        Receivables                         64,113          (79,821)       314,297
        Prepaid expenses and other
          current assets                        --           13,811         11,726
        Due to subsidiaries             (1,820,498)      (1,077,493)    (1,565,760)
        Other, net                              --            3,719         (3,578)
        Decrease in liabilities:
          Accounts payable-trade           (25,000)        (164,770)      (207,291)
          Accrued interest                      --               --           (553)
        Net cash (used in) operating
          activities                    (1,082,588)      (1,247,850)      (154,773)
      Cash flows from investing
        activities:
        Proceeds from sale of
          equipment, furniture and
          improvements                          --               --         90,975
        Investments in subsidiaries        (14,390)     (30,730,375)   (29,485,305)
        Net cash used in investing
          activities                       (14,390)     (30,730,375)   (29,394,330)
      Cash flows from financing
        activities:
        Net proceeds from common
          stock issuance                 1,022,700       32,506,200     30,252,138
        Common stock offerings cost       (119,629)        (456,821)      (457,160)
        Payments on notes and loans
          payable                               --               --        (62,107)
        Net cash provided by
          financing activities             903,171       32,049,379     29,732,871


        Net increase (decrease) in
          cash and cash
          equivalents                     (193,807)          71,154        183,768
        Cash and cash equivalents,
          beginning of period              229,442          158,288        (25,480)
        Cash and cash equivalents,
          end of period              $      35,635     $    229,442    $   158,288


                  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


                                          DECEMBER 31,       DECEMBER 31,     DECEMBER 31,
                                            1994                1993             1992

         Cash payments made for
          interest (net of amounts
          capitalized)                   $       --         $       --       $    4,834


          SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
                                     ACTIVITIES

          DECEMBER 31, 1994

             Tax benefit arising from the exercise of stock options granted under the NSOP totaled $886,132.


          DECEMBER 31, 1993

             Additional costs of issuing Common Stock financed through payables totaled $12,194.

             Costs of issuing Common Stock financed through payables totaled $163,801.

             Tax benefit arising from the exercise of stock options granted under the Company's NSOP totaled $1,120,823.

          Reduction of paid-in capital as a result of the implementation of SFAS 109 totaled $823,152. This amount was charged directly against equity because it reflects the tax effect of SFAS 109 as it related to the gain on sale of assets to affiliates of the Company's largest stockholder in December 1991, which was also recorded directly to equity (Note 10).


          DECEMBER 31, 1992

          During 1992, the Company exchanged 728,461 stock exchange rights for 728,461 shares of the Company's Common Stock. The transactions resulted in the following changes:

                          Common Stock                      $    (7,285)
                          Notes Receivable                    4,732,892
                          Due from Subsidiaries                 113,319
                          Investments in Subsidiaries        (4,732,892)
                          Additional Paid-In Capital         (3,766,653)
                          Stock exchange rights               3,660,619
                                                            $        --


          On August 14, 1992, the Company, through a subsidiary, acquired an additional 3.25% of the Rio Partnership in exchange for 354,549 shares of the Company's Common Stock. On August 15, 1992, the Rio Partnership was merged into a subsidiary of the Company, with an additional 109,092 shares of Common Stock of the Company issued for the remaining 1% interests in the Rio Partnership. The transactions resulted in the following changes:

                          Common Stock                      $     (4,636)
                          Additional Paid-In Capital          (3,124,941)
                          Due from Subsidiaries              (42,554,852)
                          Investments in Subsidiaries         45,684,429
                                                            $         --



               Costs of issuing Common Stock, financed through payables, totaled $91,750.

                                    EXHIBIT INDEX

          NUMBER  EXHIBIT DESCRIPTION

          1.01 Purchase Agreement dated July 18, 1995 by Rio Hotel & Casino, Inc. and confirmed and accepted by Salomon Brothers Inc. for itself and on behalf of Montgomery Securities is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 8-K dated July 18, 1995,
                  Item 7, Exhibit 4.1.

          4.01 Amended and Restated Articles of Incorporation of Rio Hotel & Casino, Inc. filed July 19, 1994, are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-Q for the Quarter Ended June 30, 1994, Part II, Item 6(a), Exhibit 4.01.

          4.02 Amended and Restated Bylaws of Rio Hotel & Casino, Inc., certified March 3, 1993, are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1992,
                  Part IV, Item 14, Exhibit 4.02.

          4.03 Specimen common stock certificate for the common stock of Rio Hotel & Casino, Inc. is incorporated herein by reference from the Company's
                  Registration Statement on Form S-3 filed on August 24, 1992, File No. 33-51092, Part II,
                  Item 16, Exhibit 4.01.

          4.04 Agreement and Plan of Exchange by and between Rio Hotel & Casino, Inc., a Nevada corporation, and Rio Properties, Inc., a Nevada corporation, dated August 14, 1992, is incorporated herein by reference from the Company's Registration Statement on Form S-3 filed on August 24, 1992, File No. 33-51092, Part II, Item 16,
                  Exhibit 2.01.

          4.05 Form of Subscription and Exchange Agreement between Rio Properties, Inc., MarCor Resorts, Inc., and subscriber is incorporated herein by reference from the Company's Registration Statement on Form S-3 filed on August 24, 1992, File No. 33-51092, Part II, Item 16,
                  Exhibit 2.02.

          4.06 Rio Hotel & Casino, Inc. Non-Statutory Stock Option Plan, as amended September 5, 1991, as amended February 28, 1992 (to reflect change in Company name) and as amended June 22, 1993, is incorporated herein by reference from the
                  Company's Registration Statement on Form S-8 filed on October 5, 1993, File No. 33-38752 ,
                  Part II, Item 8, Exhibit 4.04.

          4.07 Rio Hotel & Casino, Inc. Directors' Stock Option Plan As Amended February 28, 1992 (to reflect change in Company name only) is incorporated herein by reference from the Company's (SEC File No. 2- 88147) Report on Form 10-K for the Year Ended December 31, 1991, Part IV, Item 14(c),
                  Exhibit 4.07.

          4.08 Rio Suite Hotel & Casino Employee Retirement Savings Plan Trust Agreement dated February 11, 1991; First Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated March 20, 1992, effective April 1, 1992; Second Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated March 20, 1992, effective April 1, 1992; Third Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated December 14, 1992, effective August 15, 1992, and Rio Suite Hotel & Casino Employee Retirement Savings Plan, Participant Loan Program dated March 19, 1992 are incorporated herein by reference from the Company's Registration Statement on Form S-8, filed January 8, 1993, File No. 33-56860, Part II, Item 8, Exhibit 4.11; Rio Suite Hotel & Casino Employment Retirement Savings Plan dated February 21, 1991 is incorporated herein by reference from the Company's Registration Statement on Form S-8, Amendment No. 1, filed February 3, 1993, File No. 33-56860, Part II,
                  Item 8, Exhibit 4.11; Fourth Amendment to the Rio

                  Suite Hotel & Casino Employee Retirement Savings Plan dated April 30, 1993, effective July 1, 1993; Fifth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated August 17, 1993, effective July 1, 1993; Sixth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated October 27, 1993, effective October 25, 1993; Seventh Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan Trust Agreement dated and effective December 16, 1993; and Eighth Amendment to the Rio Suite Hotel & Casino
                  Employee Retirement Savings Plan dated May 3, 1994, effective May 1, 1994 are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-Q for the Quarter Ended June 30, 1994, Part II, Item 6(a), Exhibit 4.03; Ninth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated August 26, 1994, effective August 25, 1994; Tenth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated and effective January 1, 1995; and Eleventh Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated and effective January 12, 1995 are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 4.08.

          4.09 Rio Hotel & Casino, Inc. 1995 Long-Term Incentive Plan, as adopted January 16, 1995 is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c),
                  Exhibit 4.09.

          4.10 Credit Agreement among Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, as Lenders, and Rio Properties, Inc., as Borrower, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America National Trust and Savings Association, in the amount of $9,692,307.70 dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America Nevada, in the amount of $3,230,769.23, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of Societe Generale, in the amount of $6,461,538.46, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of NBD Bank, N.A., in the amount of
                  $6,461,538.46,  dated  July 15, 1993; Line A Note
                  executed by Rio Properties, Inc., as Borrower, in favor of First Security Bank of Idaho, N.A., in the amount of $6,461,538.46, dated July 15, 1993;
                  Line A Note executed by Rio Properties, Inc., as Borrower, in favor of First Interstate Bank of Nevada, N.A., in the amount of $6,461,538.46, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of U.S. Bank of Nevada, in the amount of $3,230,769.23, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America National Trust and Savings Association, in the amount of $5,307,692.30 dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America Nevada, in the amount of $1,769,230.77, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of First Interstate Bank of Nevada, N.A., in the amount of $3,538,461.54, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of First Security
                  Bank of Idaho, N.A., in the amount of $3,538,461.54, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of NBD Bank, N.A., in the amount of
                  $3,538,461.54,  dated  July 15, 1993; Line B Note
                  executed by Rio Properties, Inc., as Borrower, in favor of Societe Generale, in the amount of $3,538,461.54, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of U.S. Bank of Nevada, in the amount of $1,769,230.77, dated July 15, 1993; Revolving
                  Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America National Trust and Savings Association, in the amount of $15,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America Nevada, in the amount of $5,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of First Interstate Bank of Nevada, N.A., in the amount of $10,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of First Interstate Bank of Idaho, N.A., in the amount of

                  $10,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of NBD Bank, N.A., in the amount of $10,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of Societe Generale, in the amount of $10,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of U.S. Bank of Nevada, in the amount of $5,000,000, dated July 15, 1993; Security
                  Agreement executed by Rio Properties, Inc., as Debtor, in favor of Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, as Secured Party, dated July 15, 1993; Construction Deed of Trust With Assignment of Rents and Fixture Filing among Rio Properties, Inc., as Trustor, Equitable Deed Company, as Trustee, and Bank of America National Trust and Savings Association, as agent for itself and the other financial institutions, as Beneficiary, dated July 15, 1993; Unsecured Indemnity Agreement executed by Rio Properties, Inc., as Indemnitor, in favor of Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, dated July 15, 1993; Guaranty executed by Rio Hotel & Casino, Inc., as Guarantor, in favor of Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, as Guaranteed Parties, dated July 15, 1993; and, Parent Guarantor Security Agreement by Rio Hotel & Casino, Inc., as Debtor, in favor of Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, as Secured Party, dated July 15, Party, dated July 15, 1993 are incorporated by reference from the Company's (SEC File No. 2-88147) Report on Form 8-K dated July 15, 1993,
                  Item 7(c), Exhibit 28.01; First Amendment to Credit Agreement dated as of October 25, 1993 and Second Amendment and Waiver to Credit Agreement dated as of November 8, 1993 among Rio Properties, Inc., Bank of America National Trust and Savings Association, Bank of America Nevada, First Interstate Bank of Nevada, First Security Bank of Idaho, N.A., NBD Bank, N.A., Societe Generale, and U.S. Bank of Nevada are incorporated by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 4.09.


          4.11 Third Amendment to Credit Agreement dated as of April 15, 1994 among Rio Properties, Inc., Bank of America National Trust and Savings Association, as Agent and as a Bank, Bank of America, Nevada, First Interstate Bank of Nevada, First Security Bank of Idaho, N.A, NBD Bank, N.A., Societe Generale, and U.S. Bank of Nevada; Memorandum of Amendments to Credit Agreement and Amendment to Construction Deed of Trust with Assignment of Rents and Fixture Filing dated as of May 9, 1994 by Rio Properties, Inc. and Bank of America National Trust and Savings Association are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-Q for the Quarter Ended June 30, 1994, Part II, Item 6(a), Exhibit No. 4.02; and Fourth
                  Amendment to Credit Agreement among Rio Properties, Inc., as Borrower, and Bank of America National Trust and Savings Association, First Interstate Bank of Nevada, First Security Bank of Idaho, N.A., NBD Bank, N.A., Societe Generale, Bank of America, Nevada, U.S. Bank of Nevada, Bank of Scotland and Midlantic Bank, N.A., as Lenders; and Second Memorandum of Amendment to Credit Agreement and Amendment to Construction Deed of Trust with Assignment of Rents and Fixture Filing between Borrower and Bank of America National Trust and Savings Association, as agent for Lenders, dated December 16, 1994 are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 8-K dated December 16, 1994, Item 7(c),
                  Exhibit 10.01; Fifth Amendment to Credit Agreement dated as of March 20, 1995, among Rio Properties, Inc., Bank of America National Trust and Savings Association, as Agent and as a Bank, First Interstate Bank of Nevada, First Security Bank of Idaho, N.A., NBD Bank, N.A., Societe Generale, Bank of America Nevada, U.S. Bank of Nevada, Bank of Scotland and Midlantic Bank, N.A., as Banks, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.09; Sixth Amendment to Credit Agreement dated as of July 31, 1995 among Rio Properties, Inc., Bank of America National Trust and Savings Association, as Agent and as a Bank, and First Interstate Bank of Nevada, First Security Bank of

                  Idaho, N.A., NBD Bank, Societe Generale, Bank of America Nevada, U.S. Bank of Nevada, Bank of
                  Scotland, Midlantic Bank, N.A., and Bank of Hawaii, as Banks, to be filed by amendment.

          4.12 Indenture dated as of July 21, 1995, among Rio Hotel & Casino, Inc., Rio Properties, Inc. and IBJ Schroder Bank & Trust Company for the Company's 10 5/8% Senior Subordinated Notes Due 2005 is incorporated herein by reference in the Company's (SEC File No. 0-13760) Report on Form 8-K dated July 18, 1995, Item 7, Exhibit 4.3.

          4.13 Registration Agreement dated July 18, 1995 by Rio Hotel & Casino, Inc. and accepted July 18, 1995 by Salomon Brothers Inc. and Montgomery Securities is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 8-K dated July 18, 1995, Item 7, Exhibit 4.2.

          4.14 Form of Letter of Transmittal to IBJ Schroder 122 Bank & Trust Company as Exchange Agent for exchange of 10 5/8% Senior Subordinated Notes Due 2005.

          5.01 Opinion and Consent of Kummer Kaempfer Bonner & Renshaw as to the legality of securities being registered, to be filed by amendment.

          10.01 Agreement by and among MarCor Resorts Inc., Marnell Corrao, Inc., Marnell Corrao Associates, Inc., MarCor Partnership, The Anthony A. Marnell II Revocable Living Trust dated June 16, 1982, Anthony A. Marnell II, Sandra J. Marnell, Barrett Family Revocable Living Trust dated December 18, 1981, James A. Barrett, Jr. and Maureen M. Barrett dated February 22, 1989, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.01; First Amendment to Agreement dated October 25, 1993 by and among Rio Hotel & Casino, Inc., and Marnell Corrao, Inc., Marnell Corrao Associates, Inc., MarCor Partnership, Anthony A. Marnell II, Barrett Family Revocable Living Trust dated December 18, 1981, James A. Barrett, Jr. and Maureen M. Barrett incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 10.01

          10.02 Agreement of Purchase and Sale by and among MarCor Resorts, Inc., MarCor Resort Properties, Inc., MarCor Development Company, Inc., MarCor Resorts, L.P.V and Focus 2000, Inc., entered into December 30, 1991; Agreement to Assume and Hold Harmless Note entered into by and among MarCor Development Company, Inc. and Focus 2000, Inc. on December 30, 1991; are incorporated herein by reference from the Company's (SEC File No. 2-
                  88147) Report on Form 8-K dated December 30, 1991, Item 7(c), Exhibit 2.01.

          10.03 Completion Guaranty dated November 20, 1992, by and among Rio Properties, Inc. and Marnell Corrao, Inc., Marnell Corrao Associates, Inc., MarCor Partnership, Focus 2000, Inc., The Anthony
                  A. Marnell II Revocable Living Trust dated June 16, 1982, Anthony A. Marnell II, Barrett Family Revocable Living Trust dated December 18, 1981, and James A. Barrett, Jr. and Maureen M. Barrett, husband and wife, collectively as Guarantors is incorporated herein by reference from the Company's Registration Statement on Form S-2, Pre-Effective Amendment No. 2, filed November 23, 1992, File No. 33-53758, Part II, Item 16,
                  Exhibit 10.13.

          10.04 Memorandum of Understanding dated as of June 30, 1992, by and among MarCor Resorts, L.P. V, Focus 2000, Inc., and Anthony A. Marnell II and James
                  A. Barrett, Jr. is incorporated herein by reference from the Company's Registration Statement on Form S-2, Pre-Effective Amendment No. 2, filed November 23, 1992, File No. 33-53758, Part II, Item 16, Exhibit 10.14.

          10.05 Interest Rate and Currency Exchange Agreement dated as of July 28, 1993 between Rio Properties, Inc. and Bank of America National Trust and Savings Association is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 10.11.

          10.06 Architectural Agreement entered into as of February 25, 1994 between Rio Hotel & Casino, Inc., as Owner, and Anthony A. Marnell II, Chartered, as Architect, is incorporated herein by reference from the Company's (SEC File No. 0-13760), Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 10.12.

          10.07 Building Contract entered into as of February 25, 1994 between Marnell Corrao Associates, Inc., as General Contractor, and Rio Properties, Inc., as Owner, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1993,
                  Part IV, Item 14(c), Exhibit 10.13.

          10.08 Architectural Agreement entered into as of February 9, 1995 between Rio Hotel & Casino, Inc., as Owner, and Anthony A. Marnell, Chartered, as Architect, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c),
                  Exhibit 10.08.

          10.09 Building Contract entered into as of February 27, 1995 between Marnell Corrao Associates, Inc., as General Contractor, and Rio Properties, Inc., as Owner, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.09.

          10.10 Real Estate Purchase and Sale Agreement entered into as of January 25, 1995 between Focus 2000, Inc., as Seller, and Rio Properties, Inc., as Buyer, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.10.

          10.11 Exchange Agreement entered into as of January 6, 1995 between Allied Building Materials, Cinderlane, Inc., and Rio Hotel & Casino, Inc. is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994,
                  Part IV, Item 14(c), Exhibit 10.11.

          10.12 Letter Agreement regarding Rate Cap Transaction dated August 11, 1994 between Bank of America National Trust and Savings Association and Rio Properties, Inc. is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c),
                  Exhibit 10.12.

          12.01   Computation   of  Ratios  of  Earnings  to  Fixed  133
                  Charges.

          21.01   List of the Company's subsidiaries.                135

          23.01 Consent of Kummer Kaempfer Bonner & Renshaw is contained in Exhibit 5.01

          23.02   Consent of Arthur Andersen LLP.                    137

          24.01 Power of Attorney concerning Rio Hotel & Casino, Inc. is included on p. II-8.

          24.02 Power of Attorney concerning Rio Properties, Inc. is included on p. II-9.

          25.01   Statement of Eligibility of Trustee on Form T-1.   139